UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended:

December 31, 2024

ARRIVED HOMES 3, LLC
(Exact name of issuer as specified in its charter)

Delaware	92-1716073
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

1700 Westlake Ave North, Suite 200

Seattle, WA 98109

(Full mailing address of principal executive offices)

(814)-277-4833
(Issuer’s telephone number, including area code)

www.arrived.com
(Issuer’s website)

Arrived Series Haven; Arrived Series Chilhowee; Arrived Series Sheezy; Arrived Series Cristalino; Arrived Series Hermanos; Arrived Series Bowling; Arrived Series Emelina; Arrived Series Caden; Arrived Series Camellia; Arrived Series Palmore; Arrived Series Brookwood; Arrived Series Lithonia; Arrived Series Haverhill; Arrived Series Woodwind; Arrived Series Aspen; Arrived Series Thomas; Arrived Series Bennett; Arrived Series Benny; Arrived Series Montgomery; Arrived Series Summerglen; Arrived Series Portsmouth; Arrived Series Westhaven; Arrived Series Cordero; Arrived Series Wheeler; Arrived Series Watson; Arrived Series Holmes; Arrived Series Hamblen; Arrived Series Ethan; Arrived Series Helmerich; Arrived Series Claremore; Arrived Series Bryant; Arrived Series Hancock; Arrived Series Wynde; Arrived Series Haikey; Arrived Series Arkoma; Arrived Series Gordon; Arrived Series Lucas; Arrived Series Woodland; Arrived Series Macomber; Arrived Series Meridian; Arrived Series Pongo; Arrived Series Perdita; Arrived Series Bean; Arrived Series Ellie; Arrived Series Antares; Arrived Series Bluebell; Arrived Series Aramis; Arrived Series Barclay; Arrived Series Athos; Arrived Series Bradford; Arrived Series Caterpillar; Arrived Series Liberty; Arrived Series Mallard; Arrived Series Riverwood; Arrived Series Roanoke; Arrived Series Zane; Arrived Series Sherwood; Arrived Series Tansel; Arrived Series Tytus; Arrived Series Williamson; Arrived Series Arya; Arrived Series Sansa; Arrived Series Marcy; Arrived Series Hedgecrest; Arrived Series Haybridge; Arrived Series Layla; Arrived Series Lola; Arrived Series Ratliff; Arrived Series Collinison; Arrived Series Hardman; Arrived Series Pebblestone; Arrived Series Keystone; Arrived Series Northbrook; Arrived Series Rachel; Arrived Series Frances; Arrived Series Ross; Arrived Series Northridge; Arrived Series Wyndhurst; Arrived Series Vanzant; Arrived Series Glenncrest; Arrived Series Oakland; Arrived Series Laurel; Arrived Series Phoebe; Arrived Series Johnson; Arrived Series Sedgefield; Arrived Series Robinson; Arrived Series Seneca; Arrived Series Adams; Arrived Series Bayne; Arrived Series Boxwood; Arrived Series Langley; Arrived Series Misty; Arrived Series Metallo; Arrived Series Presidio; Arrived Series Spangler; Arrived Series Tomlinson

(Title of each class of securities issued pursuant to Regulation A)

i

CAUTIONARY STATEMENT REGARDING Forward-Looking StatementS

The information contained in this Annual Report on Form 1-K (this “Form 1-K”) includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company, the manager, each series of our company and the Arrived Homes platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express the manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Form 1-K are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither our company nor the manager can guarantee future performance, or that future developments affecting our company, the manager or the Arrived platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are detailed under the headings “Summary – Summary Risk Factors” and “Risk Factors” in our latest offering circular (the “Offering Circular”) filed by the company with the Securities and Exchange Commission (the “Commission”), which may be accessed here and may be amended, and in our subsequent reports and offering statements filed from time to time with the Commission. Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ii

MARKET AND OTHER INDUSTRY DATA

This Form 1-K includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates’ experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this Form 1-K, and we believe our estimates to be accurate as of the date of this Form 1-K or such other date stated herein. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this Form 1-K, and estimates and beliefs based on that data, may not be reliable.

iii

Item 1. Description of Business

Company Overview – Our Mission

Arrived Homes 3, LLC, a Delaware series limited liability company, was formed in January 2023 to permit public investment in specific single-family rental homes. We believe people should have the freedom to move to pursue new opportunities in their lives while still having access to the wealth creation that long-term home ownership and real estate investment can provide. To support this idea, we are building what we believe to be a new model for home ownership and real estate investment that doesn’t lock people into a single home or city. We believe in passive income, conservative debt, freedom to move, diversification, and aligned incentives.

Arrived is a marketplace for investing in homes. We buy single family homes, lease them, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes, they can invest in real estate without needing to apply for mortgages or take on personal debt, and they can move to new homes or cities and continue holding their Arrived investments without having to worry about selling homes they’re invested in.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the homes that we acquire. We analyze every home investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived rents the homes we acquire to tenants who can also invest through the same process as any other member of the Arrived platform, becoming part owners of the homes they’re living in at that time. By investing together, we align incentives towards creating value for everyone.

Our Series LLC Structure

Each single family rental home that we acquire will be owned by a separate series of our company that we will establish to acquire that home.  Each series may hold the specific property that it acquires in a wholly-owned subsidiary, which would be a limited liability company organized under laws of the state in which the series property is located.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.  We intend for each series to elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial public offering of interests of such series.

Our company’s core business is the identification, acquisition, marketing and management of individual single family rental homes for the benefit of our investors. Each series is intended to own a single property.

Investment Objectives

Our investment objectives are:

●	Consistent cash flow;

●	Long term capital appreciation with moderate leverage;

●	Favorable tax treatment of REIT income and long term capital gains; and

●	Capital preservation.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Our Investment Criteria

Our home acquisition investments are evaluated against the following primary characteristics:

●	Capitalization rates greater than 5%. For this purpose, the capitalization rate reflects a series property’s annual rental income minus property management fees, local real estate taxes, property insurance, maintenance expenses, and marketing incentives, divided by the purchase price of the property;

●	Homes with a minimum of three (3) bedroom and two (2) bathrooms;

●	Homes less than 30 years old;

●	Homes with a price range of $200,000 - $400,000 and a repair/improvement budget requirement of less than 20% of the home purchase price; and

●	Neighborhoods with median incomes that exceed the metropolitan statistical area, or MSA, median.

Our Investment Process

Our investment process leverages our network of renter demand, experienced team members, and data analysis to make our investment decisions:

●	Sourcing: Arrived will use an in-house acquisition team (using industry leading analysis and screening tools) in collaboration with local real estate professionals to find and source investment opportunities. The opportunities may include individual homes listed on the MLS, bulk rental home portfolios, BFR (built-for-rent) communities, and off-market deals sourced by our staff and from leads generated from our member network.

●	Due Diligence: Arrived evaluates potential investments against our stated investment criteria. Once a geographic market is selected, our due diligence will focus on the sub-market and the property itself. Value analysis will include projected rental rates and home values, relying on a combination of first-party data, automated valuation models, or AVMs, and third party independent appraisals. Property level analysis will look at standard risk factors including condition of title, structural defects in the home, environmental issues, and other hazards such as floods and earthquakes.

●	Investment Committee: Once our acquisition team recommends a home purchase, the investment committee will convene to review due diligence materials and issue a go/no-go decision.

●	Home Purchase: A home will be purchased either by the manager or an affiliate of the manager and then resold to a particular series or purchased directly by a series from a third-party seller, in accordance with the acquisition mechanics set forth below. Following acquisition of a property by a series, the property will be renovated, to the extent necessary, and then leased to a quality tenant on a 12-24 month lease. If a series property is renovated prior to the closing of the relevant series offering, the funds required for renovations will be forwarded to the series by the manager and repaid out of offering proceeds.

●	Ongoing Management: Arrived will partner with one or more third party independent property management firms in each of our markets. Arrived will place an initial tenant in a home from our member network and will assist with future tenant placements. The property management firm will maintain books and records, inspect each home and ensure that it is properly maintained, handle maintenance requests, and be responsible for landlord/tenant compliance. We intend that our preferred property management firms will utilize modern tech-enabled property management platforms with digital payment and communication features.

Our Manager

Our company is managed by Arrived Fund Manager, LLC, a Delaware limited liability company and managing member of our company, which we refer to herein as the “manager.” Pursuant to the terms of our operating agreement, the manager will provide certain management and advisory services to us and to each of our series and their subsidiaries, if any, as well as a management team and appropriate support personnel.  The manager is a wholly owned subsidiary of our sponsor, Arrived Holdings, Inc., a Delaware corporation, which is an asset management company that operates a web-based investment platform, the Arrived platform, used by our company for the offer and sale of interests in the series of our company.

The nature of business to be conducted or promoted by us must at all times be to engage in any lawful act or activity for which LLCs may be organized under the Delaware Limited Liability Company Act.

Investment Strategy – Our Market Opportunity

Our investment strategy is to acquire, invest in, manage, operate, selectively leverage and sell single family homes located in vibrant, growing cities across America. We believe that these markets offer investors a blend of attractive capitalization rates and a strong prospect for long term property value appreciation.

Market Selection

We intend to focus our business efforts on the top 100 MSAs (metropolitan statistical areas with populations greater than 500,000) which exhibit the following characteristics:

●	Sufficient inventory to make it feasible to achieve scale in the local market (100 – 500 homes);

●	Job and income growth forecasts of 3% or greater;

●	Affordability with gross rent multiplier below 12. For this purpose, a gross rent multiplier (GRM) is the ratio of the price of the single family home purchased to its annual rental income before accounting for expenses such as property taxes, insurance, and utilities; GRM is the number of years the property would take to pay for itself in gross received rent;

●	Large university and skilled workforce;

●	Popular with millennials; and

●	Favorable competitive landscape with respect to other institutional single family residence buyers.

We focus on acquiring properties we believe (1) are likely to generate stable cash flows in the long term and (2) have significant possibilities for long-term capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines.

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of the manager, including present and future real estate investment offerings sponsored by affiliates of the manager.

Investments in Real Property

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of the manager. In addition, we may purchase properties and lease them back to the sellers of such properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge such characterization. If any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the manager;

●	auditable financial statements covering recent operations of properties having operating histories; and

●	title and liability insurance policies.

We may seek to enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. The terms and conditions of any apartment lease that we enter into with our residents may vary substantially; however, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for residential properties. Such standardized leases generally have terms of one year or less. All prospective residents for our residential properties will be required to submit a credit application.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate. For example, certain losses are not insurable and may only be insured subject to limitations. Insurance coverage may also vary based on the specific property, geography and market covered. Our insurance coverage generally varies based on replacement cost (estimated with a cost to square foot analysis based on the market and finish level). Although we also maintain an “all-perils policy” (with some standard exclusions) for each series property which seeks to provide insurance coverage for the properties at their full value, there is no guarantee that such coverage will actually be sufficient or cover all costs and damages in the case of any loss.

Leverage Policy

We may employ leverage to enhance total returns to our investors through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost effective basis. To the extent leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. The manager may from time to time modify our leverage policy in its discretion. However, it is our policy to not borrow more than 69% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by the manager. To the extent a series does not employ leverage to fund the initial purchase of an asset, the series may subsequently determine to obtain financing for the asset in accordance with this leverage policy. In such case, unless the financing (or any other refinancing) proceeds are needed, in the manager’s discretion, to fund the operations of an asset or reserves, the manager may determine to distribute all or a portion of such proceeds to investors.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in the offering circular as it may be amended to include new series offerings. In each such offering circular, information relating to the series property being offered, such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase, will be disclosed.

It is not anticipated that a series will own any assets other than its series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any.  Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state in which the series property is located.

A series may acquire its property either from an unaffiliated third party or from an affiliate of the manager. For a detailed description of our acquisition methods, please refer to our latest offering circular, filed with the Securities and Exchange Commission on January 30, 2025, which may be accessed here.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets. The manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment. The manager will monitor the overall credit risk and levels of provision for loss.

Interest Rate Risk Management. We will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means the manager will seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets.

Equity Capital Policies. Under the operating agreement, we have the authority to issue an unlimited number of additional interests or other securities. After your purchase in any series offering, the manager may elect to: (i) sell additional securities in future private offerings, or (ii) issue additional securities in public offerings. To the extent we issue additional equity interests after your purchase in an offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your interests.

Additional Borrowings. We expect each series may seek, as applicable, to finance or refinance any outstanding indebtedness with an additional mortgage or other debt financing, including with either an affiliate or a third party. We expect that any third-party mortgage and/or other debt instruments that a series, or the Company on behalf of a series, enters into in connection with a financing or refinancing of a property will be secured by a security interest in the title of such property and any other assets of the series.

Disposition Policies

We intend to hold and manage the properties we acquire for a period of five to seven years. As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The manager may determine that it is in the best interests of shareholders to sell a property earlier than five years or to hold a property for more than seven years. Additionally, any sale of a property will be subject to lessee rights and we would attempt to time property sales with lessee rights in mind, either by timing sales with anticipated lease terminations or by assigning an existing lease to the property buyer where allowed under applicable laws.

When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Following the sale of a property, the manager will distribute the proceeds of such sale, net of the property disposition fee as described below, to the interest holders of the applicable series (after payment of any accrued liabilities or debt on the property or of the series at that time).

Property Disposition Fee

Upon the disposition and sale of a series property, each series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee charged to a series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference as income.

Description of the Property Management Agreement

The Company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the underlying property of each series pursuant to a series specific property management agreement.

The services provided by the property manager will include:

●	Collecting rent and maintaining books and records;

●	Ensuring compliance with local landlord/tenant and other applicable laws;

●	Routine property maintenance and responding to tenant maintenance requests;

●	Handling tenant on-boarding (move-in) and move-out; and

●	Investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the property manager deems necessary to ensure the proper performance of its obligations under the property management agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, bookkeepers and accountants and any and all persons acting in any other capacity deemed by the property manager necessary or desirable for the performance of any of the services under the property management agreement.

Each property management agreement will terminate on the earlier of: (i) the manager’s discretion to terminate a property management agreement at pre-determined renewal periods or by paying a termination fee, (ii) after the date on which the relevant series property has been liquidated and the obligations connected to the series property (including contingent obligations) have been terminated, (iii) the removal of the manager as managing member of our company and thus of all series (if the property manager is the manager), (iv) upon notice by one party to the other party of a party’s material breach of a property management agreement or (v) such other date as agreed between the parties to the property management agreement.

Each series will indemnify the property manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which it becomes subject by virtue of serving as property manager under the respective property management agreements with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Currently, we intend to enter into a property management agreement on behalf of each series with an affiliate of the manager or a third-party property management company. We reserve the right to change property managers at any time.

Property Management Fee

The company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the property of each series pursuant to a property management agreement. The fee arrangements for each property management company are set forth below:

Marketplace Homes

As compensation for the services provided by the property manager, each series will be charged a property management fee of $70 on a monthly basis and paid to the property manager pursuant to the property management agreement.

Streetlane (formerly Great Jones)

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to eight percent (8%) of all rents and fees as remitted to the series or a minimum property management fee of $99 on a monthly basis and paid to the property manager pursuant to the property management agreement. As of October 2023, all properties formerly managed by Great Jones are now managed by Streetlane as a result of a merger between Streetlane and Great Jones. All property management agreements between the relevant series and Great Jones remain in full force and effect.

Mynd Property Management

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to six percent (6%) of all rents and fees as remitted to the series or a minimum property management fee of $84 on a monthly basis and paid to the property manager pursuant to the property management agreement.

The property manager for each Series is specified in the latest Offering Circular under "The Series Properties Being Offered.”

Liquidity Platform

Overview of PPEX ATS Platform

The Company and its affiliates intend to enter into an arrangement with NCPS and its affiliates to facilitate secondary transactions in interests issued by the Company on the PPEX ATS. The PPEX ATS is owned and operated by NCPS. The arrangement with NCPS will be established to provide a venue for secondary trading of series interests and is designed to provide investors with an efficient means to buy and sell series interests in secondary transactions. The manager will enter into a brokerage agreement and a license agreement with the Executing Broker pursuant to which, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the operating agreement, the Executing Broker is engaged to execute all resale transactions in interests based on the matching of orders on the PPEX ATS. The Executing Broker is a registered broker-dealer member of the PPEX ATS. NCPS is a broker-dealer registered with the Commission and a member of FINRA and SIPC. Neither the company nor the manager matches any orders or executes or settles any transfer of interests with respect to secondary trading on the PPEX ATS. The manager may elect not to transmit to the Executing Broker or the PPEX ATS any order information submitted by users who have not previously purchased securities issued by the company or its affiliates pursuant to Regulation A.

Secondary trades of series interests matched on the PPEX ATS are intended to comply with Blue Sky laws either through a manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.

Process for Secondary Transactions

During specific trading windows, which we expect to occur quarterly and announce at least a week in advance of such trading window, isolated non-issuer transactions in interests of one or more series may be effected during trading hours established by NCPS as operator of the PPEX ATS (“Market Hours”) in accordance with the following process. Investors can submit bid and ask quotes through the user interface provided by the Arrived platform during a trading window. The Arrived platform immediately and automatically routes the quotes (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of the PPEX ATS, to the PPEX ATS, which is owned and operated by NCPS, a registered broker-dealer. The PPEX ATS then matches orders in accordance with the rules established by the PPEX ATS, but no matching of buyers and sellers will occur other than during Market Hours in a trading window. Bid and ask quotes submitted during a trading window and Market Hours may be immediately matched by the PPEX ATS, while bid and ask quotes submitted during a trading window, but outside of Market Hours are eligible to match only upon the next commencement of Market Hours. To the extent that any bid or ask quote that does not result in a match still exists at the end of a trading window, such quote will be cancelled at the end of the relevant trading window.

Once matched by the PPEX ATS, orders are executed by the Executing Broker. When a trade is executed, the Executing Broker transmits the applicable information (including the number of interests and price at which they are being sold or purchased) to the Arrived platform, where it is displayed to the relevant investor. During Market Hours in a particular trading window, the Arrived platform periodically sends instructions regarding the transfer of funds for executed trades via the Executing Broker to Modern Treasury, Inc., the third-party holder of investor funds (“Modern Treasury”), which then effectuates the funds transfer between the buyer and seller. After Market Hours end, the Executing Broker provides instructions regarding any transfers of interests between investor accounts to the transfer agent, which transfers the interests accordingly. The clearing process, which includes the transfer of funds and interests, will be completed within one to two days following the conclusion of the relevant trading window. Neither the Arrived platform nor the Executing Broker clears or settles trades.

User Interface and Role of the Platform

The Arrived platform serves merely as the user interface for the purpose of enabling secondary market trading in interests. On the Arrived platform, investors input the details of any orders to buy or sell interests in secondary transactions (including the number of interests subject to the offer to buy or sell, as the case may be, and the price, if any, at which such offer is being made), and the orders then are routed (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of the PPEX ATS, to the PPEX ATS. The manager may elect not to transmit to the Executing Broker or the PPEX ATS any order information submitted by users who have not previously purchased securities issued by the company or its affiliates pursuant to Regulation A. For clarity, because the Executing Broker is (i) a registered broker-dealer and a member of the PPEX ATS and (ii) licensed to use the Arrived platform to access and transmit order information entered onto the Arrived platform by Investors, such order information is automatically routed from the Arrived platform to both the Executing Broker and the PPEX ATS simultaneously. After the Executing Broker has executed a trade, information about the matched orders and executed trade is then communicated by the Executing Broker to the buyer and seller using the Arrived platform’s user interface. The PPEX ATS accepts orders transmitted from the Arrived platform only because the Executing Broker (which is a member of the PPEX ATS) is licensed to use the Arrived platform’s technology to transmit order information.

For the avoidance of doubt, the decision whether to engage in secondary market trading is left solely to the individual investors. Neither the company nor any of its affiliates acts as a broker or dealer, and none of them provide investors any direction or recommendation as to the purchase or sale of any interests in secondary market transactions. In addition, neither the Executing Broker nor NCPS makes any direction or recommendation as to the purchase or sale of any interests.

The Arrived platform acts as a user interface to receive information from, and deliver and display information to, investors and the registered broker-dealers. None of the company the manager or Arrived Holdings, Inc. will receive any compensation for its role in the trading procedure unless and until it, or one of its affiliates, registers as a broker-dealer. The manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of interests.

Agreements Relating to Secondary Trading on the PPEX ATS

The company intends to enter into an agreement (the “PPEX ATS Company Agreement”) with NCPS, pursuant to which NCPS will review the company’s and series’ governing documents, offering materials and regulatory filings so that the PPEX ATS may serve as an available venue for the potential resale transactions in interests to be conducted in accordance with the process described above. The PPEX ATS provides a matching platform for the Executing Broker as a broker-dealer member of the PPEX ATS to submit bid and ask quotes to purchase or sell interests on behalf of, and as directed by, investors.

 The manager intends to enter into a Software and Services License Agreement with NCIT, the parent company of NCPS. Under this agreement, the Arrived platform’s technology is connected via an application programming interface to the PPEX ATS to facilitate the routing of information from the Arrived platform as a user interface to the PPEX ATS as described above.

The company also intends to enter into an agreement with the Executing Broker (the “Secondary Brokerage Agreement”), separate and apart from the Broker Dealer Agreement. Pursuant to the Secondary Brokerage Agreement, the Executing Broker will perform certain services in support of the secondary trading of interests on the PPEX ATS and will ultimately be responsible for the execution of secondary trades of interests. As compensation, the Executing Broker will receive up to 5% of the gross proceeds received related to each transaction (2.5% from the buyer and 2.5% from the seller involved in such transaction). The manager may, from time to time and at its sole discretion, opt to pay the compensation earned by the Executing Broker in connection with its services related to the PPEX ATS.

Asset Management Fee

Each series will pay the manager an annual asset management fee equal to six tenths of a percent (0.6%) of the purchase price of the series property for that series. This fee will be paid out of the net operating rental income of a series on a quarterly basis.

Operating Expenses

Each series of our company will be responsible for the following costs and expenses attributable to the activities of our company related to such series (we refer to these as Operating Expenses):

●	any and all fees, costs and expenses incurred in connection with the management of a series property, including Home Ownership Association (HOA) fees, income taxes, marketing, security and maintenance;

●	any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for interest in a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

●	any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the manager or a property manager, in connection with the series property;

●	any withholding or transfer taxes imposed on our company or a series or any of the members as a result of its or their earnings, investments or withdrawals;

●	any governmental fees imposed on the capital of our company or a series or incurred in connection with compliance with applicable regulatory requirements;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or a property manager in connection with the affairs of our company or a series;

●	the fees and expenses of any administrator, if any, engaged to provide administrative services to our company or a series;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the manager in connection with a series;

●	the cost of the audit of our company’s annual financial statements and the preparation of its tax returns and circulation of reports to investors;

●	the cost of any audit of a series annual financial statements and the fees, costs and expenses incurred in connection with making of any tax filings on behalf of a series and circulation of reports to investors;

●	any indemnification payments to be made pursuant to the requirements of the operating agreement;

●	the fees and expenses of our company’s or a series’ counsel in connection with advice directly relating to our company’s or a series’ legal affairs;

●	the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the manager in connection with the operations of our company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the manager in its reasonable discretion.

The manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures.

If the Operating Expenses exceed the amount of revenues generated from a series property and cannot be covered by any Operating Expense reserves on the balance sheet of such series property, the manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in the such series in order to cover such additional amounts.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from series properties and any indemnification payments made by the manager will be allocated among the various series interests in accordance with the manager’s allocation policy set forth below. The allocation policy requires the manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series.  If, however, an item is not allocable to a specific series but to our company in general, it will be allocated pro rata based on the value of the series properties or the number of properties, as reasonably determined by the manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific series property)
Revenue	Each of the series will have monthly rental income from the series property.	Allocable directly to the applicable series property

Acquisition Expenses	Appraisal and valuation fees (if incurred pre-closing)	Allocable directly to the applicable series property
	Appraisal and valuation fees (if incurred post-closing)	Allocable directly to the applicable series property
	Pre-purchase inspection	Allocable directly to the applicable series property
	Closing Costs	Allocable directly to the applicable series property
	Interest expense, if any, when an underlying series property is purchased by a series through a loan prior to the closing of a series offering	Allocable directly to the applicable series property

Offering Expenses	Legal expenses related to the preparation of regulatory paperwork (offering materials) for a series	Not allocable; to be borne by the manager
	Audit and accounting work related to the regulatory paperwork or a series	Allocable directly to the applicable series property
	Compliance work including diligence related to the preparation of a series	Not allocable; to be borne by the manager
	Insurance of a series property as at time of acquisition	Allocable directly to the applicable series property
	Broker fees other than cash commissions (e.g., expense reimbursement) Brokerage fee payable per filing of a Form 1-A Post-Qualification Amendment ($1,000 per 1-A POS)	Not allocable; to be borne by the manager Allocable directly to the applicable series
	Preparation of marketing materials	Not allocable; to be borne by the manager

Operating Expense	Property management fees	Allocable directly to the applicable series property
	Asset management fees	Allocable directly to the applicable series property
	Audit and accounting work related to the regulatory paperwork of a Series	Allocable pro rata to the number of series properties
	Security (e.g., surveillance and patrols)	Allocable pro rata to the value of each series property
	Insurance	Allocable directly to the applicable series property
	Maintenance	Allocable directly to the applicable series property
	Property marketing or lease concessions, including special offers and terms	Allocable directly to the applicable series property
	Property disposition fee	Allocable directly to the applicable series property
	Interest expense, if any, when a series property holds any type of term loan or line of credit	Allocable directly to the applicable series property
	Audit, accounting and bookkeeping related to the reporting requirements of a series	Allocable pro rata to the number of series properties

Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata to the value of each series property

Notwithstanding the foregoing, the manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the investors.

The Arrived Platform

Arrived Holdings, Inc., the sole member of Arrived Fund Manager, LLC, our manager, owns and operates a web-based and mobile accessible investment platform, the Arrived platform. Through the use of the Arrived platform, investors can browse and screen the investments offered by each of our series, now existing or to be formed by our company in the future, and electronically sign legal documents to purchase series interests.

Competition

There are a number of established and emerging competitors in the real estate investment platform market. The market is fragmented, rapidly evolving, competitive, and with relatively low barriers to entry. We consider our competitive differentiators in our market to be:

●	our focus on the single-family residential rental market;

●	the ability for users to select which rental properties they would like to invest in;

●	consistent rental income with use of moderate amounts of leverage;

●	our unique investment strategy and approach to market selection;

●	lower minimum investment amounts; and

●	favorable tax treatment associated with REIT elections.

We face competition primarily from other real estate investment platform companies such as Roofstock, Inc., Fundrise LLC, and Compound Projects, LLC, as well as a range of emerging new entrants. In order to compete, we work tirelessly to innovate and improve our products, while at the same time preserving our unique culture and approach.

Conflicts of Interest

Conflicts of interest may exist or could arise in the future with the manager and its affiliates and our officers and/or directors who are also officers and/or directors of the manager. Conflicts may include, without limitation:

●	Each of our executive officers will also serve as an officer of other the manager and its affiliated entities. As a result, these persons will have a conflict of interest with respect to our agreements and arrangements with the manager and/or affiliates of the manager, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. The manager is not required to make available any particular individual personnel to us.

●	Our executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the manager will dedicate to the management of our business. Accordingly, we may compete with manager and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by the manager or one of its affiliates, which we refer to collectively as the manager-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

●	Some or all of the series will acquire their properties from the manager or from an affiliate of the manager. Prior to a sale to a series, the manager will acquire a property, repair and improve the property, and seek to place a tenant in the property. The manager will then resell the property to a series at a value determined by the manager or affiliate of the manager, which may reflect a premium over the manager’s investment in the property. Accordingly, because the manager will be an interested party with respect to a sale of a property that it owns to a series, the manager’s interests in such a sale may not be aligned with the interests of the series or its investors. There can be no assurance that a property purchase price that a series will pay to the manager will be comparable to that which a series might pay to an unaffiliated third party property seller.

●	The manager may in the future form or sponsor additional manager-sponsored vehicles, which could have overlapping investment objectives. To the extent we have sufficient capital to acquire a property that the manager has determined to be suitable for us, that property will be allocated to us.

●	The manager does not assume any responsibility beyond the duties specified in the operating agreement and will not be responsible for any action of our board of directors in following or declining to follow the manager’s advice or recommendations. The manager’s liability is limited under the operating agreement and we have agreed to reimburse, indemnify and hold harmless the manager and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the manager’s duties under the operating agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the manager would not be liable.

Employees

Our company does not have any employees. All of the officers and directors of our company are employees of the manager.

Legal Proceedings

None of our company, any series, the manager, or any director or executive officer of our company or the manager is presently subject to any material legal proceedings.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation

Overview

Arrived Homes 3, LLC, a Delaware series limited liability company, was formed in January 2023 to permit public investment in individual residential properties. We believe people should have access to the wealth creation that real estate investment can provide. We believe in passive income, conservative debt, diversification, and aligned incentives.

Arrived is a marketplace for investing in real estate. We buy residential properties, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes and they can invest in real estate without needing to apply for mortgages or take on personal debt.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the residential properties that we acquire. We analyze every property investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived arranges for a property manager to operate the properties as single-family rentals for tenants who can also invest through the same process as any other member of the Arrived Platform, becoming part owners of the homes they’re staying in at that time. By investing together, we align incentives towards creating value for everyone.

Since its formation in January 2023, our company has been engaged primarily in acquiring properties for its series offerings, developing the financial, offering and other materials to facilitate fundraising, and taking the steps necessary to effectuate the series offerings and the management of the associated series properties. As of December 31, 2024, our company has acquired 82 properties.

Emerging Growth Company

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Distributions

In order to qualify as a REIT, a series must distribute annually to investors at least 90% of its REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain), and to avoid federal income and excise taxes on retained taxable income and gains it must distribute 100% of such income and gains annually. Our manager may authorize distributions in excess of those required for us to maintain our REIT status and/or avoid such taxes on retained taxable income and gains depending on our financial condition and such other factors as our manager deems relevant.

Our company expects the manager to make distributions of any free cash flow on a monthly or other periodic basis as determined by the manager. However, the manager may change the timing of distributions in its sole discretion. Investors will be required to update their personal information on a regular basis to make sure they receive all allocated distributions. We will utilize a “mobile wallet” feature for payment of distributions (the “Arrived Homes Wallet”). The Arrived Homes Wallet will be used to allow investors to pay for subscriptions, receive distributions and reinvest distributions.

Valuation Policies

Following the six-month introductory period, at the end of each quarterly period, our manager’s internal accountants and asset management team will calculate a net asset value (“NAV”) per interest for each series using a process that reflects, among other matters,

●	an estimated value of the series property, as determined by the manager’s asset management team, including related liabilities, based upon (a) information from publicly available sources related to (i) market rents, comparable sales information and interest rates and (ii) with respect to debt, default rates and discount rates, and (b) in certain instances, reports regarding the underlying real estate provided by an independent valuation expert or automated valuation models;

●	the price of liquid assets for which third party market quotes are available;

●	accruals of our periodic distributions on interests in the series; and

●	estimated accruals of the revenues, fees and expenses of the series where we will (a) amortize the brokerage fee, offering expenses and sourcing fee over five years and (b) include accrued fees and operating expenses, accrued distributions payable, accrued management fees and any inter-company loans extended to the series by our manager.

Such determinations may include subjective judgments by the manager regarding the applicability of certain inputs to market rents and comparable sales information. While we do look at capitalization rates to help us to determine whether or not to acquire a property (see “Description of Business - Our Investment Criteria” in our latest Offering Circular), we do not utilize a capitalization rate approach in determining NAV, because given the nature of the series properties as primary residences, we do not believe that the value of a series’ primary asset can be determined based solely on the series’ rental revenues as the resale value of such asset will be decided independently of the success of such rental revenues.

Note, however, that the determination of the NAV for the interests of each series is not based on, nor intended to comply with, fair value standards under U.S. GAAP, and such NAV may not be indicative of the price that we would receive for our assets at current market conditions. In instances where we determine that an appraisal of the series property is necessary, including, but not limited to, instances where the manager is unsure of its ability on its own to accurately determine the estimated value of such series property, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising residential real estate assets, to act as our independent valuation expert. The independent valuation expert is not responsible for, nor for preparing, our NAV per interest. See “Description of the Securities Being Offered⸺Valuation Policies” in our latest Offering Circular for more details about the NAV and how it will be calculated, including the subsection “NAV Estimates Determination and Valuation Methodology” for additional information regarding our manager’s NAV valuation methodology.

Critical Accounting Policies

Our accounting policies will conform with GAAP. The preparation of financial statements in conformity with GAAP will require us to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. We intend to make these estimates and assumptions in an appropriate manner and in a way that accurately reflects our financial condition. We will continually test and evaluate our estimates and assumptions using our historical knowledge of the business, as well as other factors, to ensure that they are reasonable for reporting purposes. However, actual results may differ from our estimates and assumptions.

We believe our critical accounting policies govern the significant judgments and estimates used in the preparation of our financial statements. Please refer to Note 2, Summary of Significant Accounting Policies, included in the financial statements, for a more thorough discussion of our accounting policies and procedures.

Operating Results

Revenues

Revenues are generated at the series level and are derived from leases on the series property. All revenues generated by each series during the year ended December 31, 2024 and the period January 4, 2023 (date of inception) through December 31, 2023 are listed in the table below. Such amounts are based on the audited financial statements of the company and each series included in this Annual Report on Form 1-K:

Rental Income
Series Name	December 31, 2024	December 31, 2023
Adams	$(559)	$-
Antares	23,340	4,603
Aramis	24,540	1,091
Arkoma	19,140	11,474
Arya	16,740	605
Aspen	17,776	1,264
Athos	25,140	8,380
Barclay	23,586	14,004
Bayne	72	-
Bean	25,740	1,144
Bennett	20,340	9,951
Benny	21,184	4,667
Bluebell	25,440	11,377
Bowling	17,953	14,661
Boxwood	-	-
Bradford	22,686	6,976
Brookwood	22,440	8,544
Bryant	25,140	13,338
Caden	17,313	14,125
Camellia	21,540	15,803
Caterpillar	21,540	4,111
Chilhowee	19,000	24,242
Claremore	11,334	9,738
Collinison	24,860	1,625
Cordero	24,540	13,974
Cristalino	26,214	5,071
Ellie	8,362	-
Emelina	20,940	15,930
Ethan	17,700	8,821
Frances	23,163	-
Glenncrest	23,741	-
Gordon	22,740	7,327
Haikey	20,574	10,789
Hamblen	25,140	16,692
Hancock	23,870	6,953
Hardman	29,940	2,578
Haven	13,820	11,393
Haverhill	24,819	2,758
Haybridge	22,626	-
Hedgecrest	18,554	-

Helmerich	19,306	11,526
Hermanos	16,270	20,785
Holmes	16,740	11,160
Johnson	13,185	-
Keystone	25,322	-
Langley	114	-
Laurel	24,710	-
Layla	24,845	-
Liberty	21,787	12,886
Lithonia	17,689	-
Lola	25,440	919
Lucas	24,540	13,497
Macomber	26,005	10,230
Mallard	20,940	12,328
Marcy	15,692	-
Meridian	22,245	8,396
Metallo	-	-
Misty	1,403	-
Montgomery	16,624	-
Northbrook	17,055	-
Northridge	10,679	-
Oakland	20,129	-
Palmore	17,040	11,533
Pebblestone	24,394	-
Perdita	23,452	6,783
Phoebe	18,240	-
Pongo	24,577	8,799
Portsmouth	21,540	13,434
Presidio	-	-
Rachel	18,315	-
Ratliff	21,200	1,625
Riverwood	24,528	7,276
Roanoke	32,239	10,759
Robinson	3,799	-
Ross	27,531	-
Sansa	16,740	2,465
Sedgefield	16,766	-
Seneca	4,065	-
Sheezy	21,840	20,020
Sherwood	16,740	5,303
Spangler	-	-
Summerglen	20,122	11,470
Tansel	28,740	6,197
Thomas	21,390	13,742
Tomlinson	-	-
Tytus	24,540	9,271
Vanzant	24,022	-
Watson	16,740	8,091
Westhaven	18,979	12,053
Wheeler	19,788	12,288
Williamson	26,640	12,013
Woodland	15,540	7,813
Woodwind	20,327	11,865
Wynde	23,640	10,966
Wyndhurst	23,142	-
Zane	15,300	8,403
	$1,805,660	$597,902

Operating Expenses

The company incurred the following operating expenses during the year ended December 31, 2024 and the period January 4, 2023 (date of inception) through December 31, 2023. The operating expenses incurred prior to the closing of an offering related to any of the series are being paid by our manager and are reimbursed by such series out of the gross offering proceeds upon closing of the relevant series offering. Such operating expenses include real estate taxes, property insurance, Home Ownership Association (HOA) fees, legal fees, other professional fees, depreciation, and repair and maintenance costs.

Upon closing, each individual series becomes responsible to fund its own operating expenses. The following table summarizes the total operating expenses by series as of December 31, 2024 and 2023. Such amounts are based on the audited financial statements of the company and each series included in this Annual Report on Form 1-K:

Operating Expenses
	December 31, 2024			December 31, 2023
Series Name	Operating Expenses	Depreciation	Total Expenses	Operating Expenses	Depreciation	Total Expenses
Adams	$7,544	$-	$7,544	$-	$-	$-
Antares	10,338	8,514	18,851	18,049	4,257	22,306
Aramis	13,342	8,246	21,588	18,049	4,123	22,172
Arkoma	6,860	6,489	13,349	10,205	3,786	13,991
Arya	21,869	4,933	26,802	14,368	411	14,779
Aspen	15,238	7,358	22,596	11,418	4,905	16,323
Athos	21,888	9,155	31,043	17,054	4,188	21,243
Barclay	11,125	8,416	19,541	8,837	4,909	13,746
Bayne	5,318	-	5,318	-	-	-
Bean	12,755	8,057	20,813	10,793	1,343	12,136
Bennett	8,493	5,820	14,313	12,561	3,880	16,441
Benny	11,919	7,006	18,925	14,981	4,671	19,652
Bluebell	12,729	8,215	20,945	12,415	4,108	16,523
Bowling	7,443	5,724	13,167	11,590	4,293	15,883
Boxwood	2,762	-	2,762	-	-	-
Bradford	9,306	8,361	17,667	11,223	4,877	16,100
Brookwood	10,331	7,707	18,038	14,349	5,138	19,487
Bryant	14,739	8,784	23,523	17,208	5,033	22,241
Caden	19,153	6,875	26,028	20,897	5,156	26,053
Camellia	12,614	9,622	22,236	10,532	6,415	16,947
Caterpillar	15,256	8,248	23,504	19,577	4,124	23,701
Chilhowee	12,714	8,941	21,655	17,061	8,196	25,257
Claremore	20,068	6,464	26,532	10,806	3,771	14,577
Collinison	11,689	8,303	19,992	9,520	-	9,520
Cordero	12,313	7,720	20,034	21,434	4,568	26,002
Cristalino	22,796	8,450	31,246	33,866	6,338	40,203
Ellie	11,336	7,897	19,232	9,803	1,316	11,119
Emelina	9,860	8,243	18,103	20,566	6,066	26,632
Ethan	12,484	7,279	19,763	21,748	3,617	25,365
Frances	10,682	7,035	17,717	3,299	-	3,299
Glenncrest	11,161	7,982	19,143	2,974	-	2,974
Gordon	10,072	7,024	17,097	15,153	4,098	19,250
Haikey	11,171	6,735	17,906	11,610	3,368	14,977
Hamblen	6,772	7,053	13,826	22,748	4,702	27,450
Hancock	10,887	8,454	19,340	16,724	4,845	21,569
Hardman	13,004	10,652	23,656	9,942	-	9,942
Haven	9,471	5,098	14,570	18,882	3,824	22,705
Haverhill	10,290	6,449	16,740	18,016	4,299	22,315
Haybridge	12,079	9,862	21,941	7,415	822	8,237
Hedgecrest	14,192	9,862	24,053	7,346	822	8,168

Helmerich	8,486	6,925	15,411	11,562	4,039	15,602
Hermanos	17,028	11,828	28,856	20,368	9,122	29,489
Holmes	4,973	4,839	9,812	12,112	3,226	15,337
Johnson	14,483	3,759	18,242	-	-	-
Keystone	13,600	8,771	22,371	6,169	-	6,169
Langley	9,918	-	9,918	-	-	-
Laurel	16,617	7,718	24,335	-	-	-
Layla	14,987	8,906	23,893	8,243	-	8,243
Liberty	17,468	9,716	27,184	14,607	4,865	19,472
Lithonia	26,680	9,389	36,069	13,642	5,185	18,827
Lola	9,723	8,288	18,011	9,043	-	9,043
Lucas	16,994	8,140	25,134	16,117	4,087	20,204
Macomber	17,840	8,571	26,411	17,526	4,201	21,727
Mallard	12,419	5,724	18,142	13,140	3,339	16,479
Marcy	7,201	4,933	12,134	11,288	411	11,699
Meridian	11,094	8,697	19,791	17,873	4,240	22,113
Metallo	6,023	-	6,023	-	-	-
Misty	8,297	-	8,297	-	-	-
Montgomery	16,133	7,441	23,574	16,567	3,752	20,319
Northbrook	12,428	7,744	20,172	6,516	-	6,516
Northridge	14,367	6,481	20,848	2,896	-	2,896
Oakland	12,917	8,444	21,361	3,678	704	4,381
Palmore	9,853	6,911	16,764	16,147	4,368	20,515
Pebblestone	12,145	8,510	20,655	6,269	-	6,269
Perdita	10,120	9,121	19,241	11,523	5,320	16,844
Phoebe	13,098	7,000	20,098	3,721	-	3,721
Pongo	11,008	9,121	20,129	9,725	5,320	15,045
Portsmouth	10,119	5,864	15,983	20,024	3,910	23,933
Presidio	13,782	-	13,782	-	-	-
Rachel	12,582	7,943	20,526	4,006	-	4,006
Ratliff	12,835	8,789	21,624	9,924	732	10,656
Riverwood	11,757	10,040	21,797	24,250	5,321	29,570
Roanoke	13,440	9,207	22,647	17,006	4,604	21,609
Robinson	8,156	735	8,891	-	-	-
Ross	13,125	9,164	22,290	4,182	-	4,182
Sansa	4,906	4,933	9,839	11,796	411	12,207
Sedgefield	16,115	6,020	22,135	-	-	-
Seneca	8,324	1,352	9,676	-	-	-
Sheezy	11,205	6,430	17,635	13,240	5,895	19,134
Sherwood	4,666	4,796	9,463	21,518	2,798	24,316
Spangler	7,144	-	7,144	-	-	-
Summerglen	7,762	6,661	14,423	16,609	4,441	21,049
Tansel	13,937	8,951	22,889	29,456	5,222	34,678
Thomas	8,859	6,030	14,889	13,540	4,020	17,560
Tomlinson	2,459	-	2,459	-	-	-
Tytus	10,469	7,158	17,628	13,239	4,176	17,415
Vanzant	18,342	8,914	27,255	6,552	-	6,552
Watson	3,397	4,839	8,235	12,644	3,226	15,869
Westhaven	18,890	7,017	25,907	14,511	4,678	19,189
Wheeler	6,579	5,729	12,308	11,112	3,819	14,931
Williamson	9,714	7,880	17,594	12,234	3,940	16,174
Woodland	6,312	5,853	12,165	16,225	3,293	19,519
Woodwind	13,585	7,008	20,594	16,021	4,672	20,693
Wynde	11,538	8,048	19,585	27,434	4,300	31,734
Wyndhurst	15,188	8,514	23,701	3,635	-	3,635
Zane	6,251	4,481	10,732	10,881	2,241	13,122
	$1,131,403	$646,366	$1,777,769	$1,111,791	$270,143	$1,381,933

Other Expenses (Income)

During the year ended December 31, 2024 and the period January 4, 2023 through December 31, 2023, some series incurred interest expenses, including bridge financing interest and amortization of loan fees. The following table summarizes the total of such expenses incurred by each series during the year ended December 31, 2024 and the period January 4, 2023 (date of inception) through December 31, 2023. Such amounts are based on the audited financial statements of the company and each series included in this Annual Report on Form 1-K:

OTHER EXPENSES (INCOME)
Series Name	December 31, 2024	December 31, 2023
Adams	$3,000	$-
Antares	-	-
Aramis	-	-
Arkoma	-	-
Arya	-	-
Aspen	-	-
Athos	-	-
Barclay	-	-
Bayne	2,876	-
Bean	-	-
Bennett	-	-
Benny	-	-
Bluebell	-	-
Bowling	-	3,041
Boxwood	2,695	-
Bradford	-	-
Brookwood	-	-
Bryant	-	-
Caden	15	3,939
Camellia	-	-
Caterpillar	-	-
Chilhowee	-	-
Claremore	-	-
Collinison	-	-
Cordero	-	-
Cristalino	46	5,861
Ellie	-	-
Emelina	-	-
Ethan	98	-
Frances	-	-
Glenncrest	6,314	-
Gordon	-	-
Haikey	-	-
Hamblen	-	-
Hancock	-	-
Hardman	-	-
Haven	-	2,832
Haverhill	-	-
Haybridge	-	-
Hedgecrest	-	-
Helmerich	-	-
Hermanos	-	-
Holmes	-	-
Johnson	2,993	-
Keystone	-	-
Langley	3,644	-
Laurel	7,746	-
Layla	-	-
Liberty	60	-
Lithonia	66	-

Lola	-	-
Lucas	-	-
Macomber	-	-
Mallard	-	-
Marcy	-	-
Meridian	-	-
Metallo	1,657	-
Misty	3,270	-
Montgomery	(6,969)	-
Northbrook	-	-
Northridge	-	-
Oakland	8,263	-
Palmore	-	-
Pebblestone	-	-
Perdita	-	-
Phoebe	6,011	-
Pongo	-	-
Portsmouth	-	-
Presidio	2,338	-
Rachel	-	-
Ratliff	-	-
Riverwood	-	-
Roanoke	-	-
Robinson	3,134	-
Ross	-	-
Sansa	-	-
Sedgefield	9,583	-
Seneca	2,743	-
Sheezy	-	-
Sherwood	-	-
Spangler	3,168	-
Summerglen	-	-
Tansel	-	-
Thomas	-	-
Tomlinson	2,368	-
Tytus	-	-
Vanzant	-	-
Watson	-	-
Westhaven	-	-
Wheeler	-	-
Williamson	-	-
Woodland	-	-
Woodwind	-	-
Wynde	-	-
Wyndhurst	-	-
Zane	-	-
	$65,117	$15,672

Liquidity and Capital Resources

From inception, our manager has financed the business activities of each series. Upon the first closing of a particular series offering, the manager is reimbursed out of the proceeds of the relevant offering. Until such time as the series have the capacity to generate cash flows from operations, our manager may cover any deficits through capital contributions, which may be reimbursed upon closing of the relevant offering.

Cash and Cash Equivalent Balances

Cash is held at the series level. The following table summarizes the cash and cash equivalents held by each series as of December 31, 2024 and 2023. Such amounts are based on the audited financial statements of the company and each series included in this Annual Report on Form 1-K:

Cash & Cash Equivalents
Series Name	December 31, 2024	December 31, 2023
Adams	$-	$-
Antares	12,203	16,454
Aramis	7,204	17,696
Arkoma	23,313	26,399
Arya	2,277	19,482
Aspen	3,249	9,587
Athos	9,313	22,229
Barclay	24,025	30,661
Bayne	-	-
Bean	11,429	17,617
Bennett	7,455	15,006
Benny	3,024	12,309
Bluebell	19,029	22,871
Bowling	5,720	15,852
Boxwood	-	-
Bradford	22,583	20,297
Brookwood	6,608	13,170
Bryant	8,432	11,462
Caden	1,152	10,861
Camellia	5,838	20,502
Caterpillar	11,778	19,632
Chilhowee	12,661	20,622
Claremore	-	17,900
Collinison	24,688	2,979
Cordero	14,543	19,302
Cristalino	6,894	7,769
Ellie	4,683	17,548
Emelina	3,176	5,191
Ethan	3,281	2,375
Frances	19,302	-
Glenncrest	18,053	-
Gordon	14,335	17,148
Haikey	10,753	18,832
Hamblen	13,581	14,963
Hancock	7,665	7,185
Hardman	18,728	20,323
Haven	2,123	8,774
Haverhill	6,658	4,238
Haybridge	18,262	25,648

Hedgecrest	16,561	25,648
Helmerich	15,946	18,024
Hermanos	6,549	20,497
Holmes	12,837	16,072
Johnson	23,239	-
Keystone	16,296	20,391
Langley	-	-
Laurel	24,838	-
Layla	14,604	25,430
Liberty	4,897	8,847
Lithonia	6,926	18,089
Lola	20,051	23,293
Lucas	15,168	14,661
Macomber	10,353	16,032
Mallard	11,162	22,147
Marcy	10,940	19,502
Meridian	4,306	14,399
Metallo	-	-
Misty	25,490	-
Montgomery	4,362	9,225
Northbrook	16,387	22,111
Northridge	19,278	-
Oakland	18,656	474
Palmore	4,155	20,957
Pebblestone	14,763	19,914
Perdita	20,002	20,883
Phoebe	17,909	-
Pongo	22,874	23,895
Portsmouth	8,984	15,915
Presidio	-	-
Rachel	17,393	-
Ratliff	14,030	24,017
Riverwood	7,240	10,050
Roanoke	22,621	22,821
Robinson	24,787	-
Ross	23,357	-
Sansa	13,296	19,502
Sedgefield	23,488	-
Seneca	23,414	-
Sheezy	14,858	18,930
Sherwood	8,977	16,955
Spangler	-	-
Summerglen	6,370	12,041
Tansel	6,633	18,170
Thomas	9,480	16,283
Tomlinson	-	-
Tytus	19,226	19,860
Vanzant	15,649	-
Watson	14,142	15,170
Westhaven	6,388	18,441
Wheeler	14,689	18,711
Williamson	20,047	22,367
Woodland	4,751	3,099
Woodwind	4,408	14,885
Wynde	4,051	4,736
Wyndhurst	22,986	-
Zane	15,987	18,061
	$1,129,818	$1,223,390

Plan of Operations

We intend to hold and manage the series properties for five to seven years during which time we will operate the series properties as single-family rental income properties. During this period, we intend to distribute any Free Cash Flow to investors.

As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, local regulatory changes, environmental and other factors that may reduce the desirability of single-family rentals in a particular market, and how operating history may impact the potential sales price. The manager may determine that it is in the best interests of members to sell a property earlier than five years or to hold a property for more than seven years.

We plan to launch a number of additional series and related offerings in the next twelve months.  As of the current date, we do not know how many series we will be offering. However, in any case, the aggregate dollar amount of all of the series interests that we will sell within the 12-month period will not exceed the maximum amount allowed under Regulation A. It is anticipated that the proceeds from any offerings closed during the next twelve months will be used to acquire additional properties.

Our Policies for Approving New Tenants

We intend to seek out tenants for our properties who are financially responsible and capable of paying their rent. We will conduct due diligence on prospective tenant applicants by (a) verifying their incomes, (b) running credit checks, (c) performing criminal background checks, and (d) requesting references from previous landlords. While we do not have specific standards for any of these items, we will use these screening methods to determine, prior to approving a lease, whether we believe a potential lessee is financially responsible.

Trend Information

Our results of operations are affected by a variety of factors, including conditions in the financial markets and the economic and political environments, particularly in the United States. Global economic conditions, including political environments, financial market performance, interest rates, credit spreads or other conditions beyond our control are unpredictable and could negatively affect the value of the series properties, our ability to acquire and manage single family rentals and the success of our current and future offerings. In addition to the aforementioned macroeconomic trends, we believe the following factors will influence our future performance:

-	Recent increases in interest rates may have a negative effect on the demand for our offerings due to the attractiveness of alternative investments.

-	The continuing increase in prices in the United States housing market may result in difficulties in sourcing properties and meeting demand for our offerings.

-	Continued increases in remote work arrangements may lead to greater rental activity in our target markets.

Recent Developments

Revenues

Revenues are generated at the series level and are derived from leases on the series property. All revenues generated by any series during the period January 1, 2025 through February 28, 2025 are listed below. For the avoidance of doubt, the below amounts are unaudited.

Rental Income
Series Name	February 28, 2025
Adams	$4,240
Antares	3,890
Aramis	3,859
Arkoma	3,190
Arya	2,790
Aspen	2,290
Athos	4,190
Barclay	3,990
Bayne	2,520
Bean	4,290
Bennett	3,390
Benny	3,590
Bluebell	4,240
Bowling	2,990
Boxwood	498
Bradford	3,840
Brookwood	3,740
Bryant	4,190
Caden	3,190
Camellia	3,590
Caterpillar	3,590
Chilhowee	4,790
Claremore	3,040
Collinison	4,190
Cordero	4,090
Cristalino	5,090
Ellie	2,220
Emelina	3,490
Ethan	2,950
Frances	4,040
Glenncrest	3,990
Gordon	3,790
Haikey	3,590
Hamblen	4,190
Hancock	4,760
Hardman	4,990
Haven	2,990
Haverhill	6,591
Haybridge	-
Hedgecrest	3,990

Helmerich	3,590
Hermanos	4,390
Holmes	2,790
Johnson	4,840
Keystone	4,590
Langley	5,090
Laurel	4,590
Layla	4,390
Liberty	3,890
Lithonia	3,990
Lola	4,240
Lucas	-
Macomber	4,440
Mallard	3,490
Marcy	2,690
Meridian	3,730
Metallo	-
Misty	5,190
Montgomery	3,290
Northbrook	3,790
Northridge	6,780
Oakland	4,440
Palmore	2,840
Pebblestone	4,590
Perdita	3,990
Phoebe	3,840
Pongo	4,190
Portsmouth	3,090
Presidio	372
Rachel	2,688
Ratliff	4,240
Riverwood	4,310
Roanoke	4,990
Robinson	4,690
Ross	4,640
Sansa	2,790
Sedgefield	6,060
Seneca	4,490
Sheezy	3,640
Sherwood	2,790
Spangler	-
Summerglen	1,795
Tansel	4,501
Thomas	3,590
Tomlinson	-
Tytus	4,090
Vanzant	4,490
Watson	2,790
Westhaven	3,840
Wheeler	3,298
Williamson	4,440
Woodland	2,590
Woodwind	-
Wynde	3,940
Wyndhurst	-
Zane	2,550
$339,261

Operating Expenses

The company incurred the following operating expenses during the period January 1, 2025 through February 28, 2025. The operating expenses incurred prior to the closing of an offering related to any of the series are being paid by our manager and are reimbursed by such series out of the gross offering proceeds upon closing of the relevant series offering. Such operating expenses include real estate taxes, property insurance, Home Ownership Association (HOA) fees, legal fees, other professional fees, depreciation, and repair and maintenance costs. Upon closing, each series becomes responsible for its own operating expenses.

During the period January 1, 2025 through February 28, 2025, at the close of the respective offerings for the series, each individual series became or will become, as applicable, responsible for its own operating expenses. The following table summarizes the total operating expenses incurred by each series during the period January 1, 2025 through February 28, 2025. For the avoidance of doubt, the below amounts are unaudited.

Operating Expenses
	February 28, 2025
Series Name	Operating Expenses	Depreciation	Total Expenses
Adams	$5,475	$1,399	$6,874
Antares	1,715	1,419	3,134
Aramis	2,157	1,374	3,531
Arkoma	1,573	1,082	2,655
Arya	1,531	822	2,353
Aspen	1,100	1,226	2,326
Athos	2,315	1,526	3,840
Barclay	1,541	1,403	2,943
Bayne	5,323	1,602	6,925
Bean	2,302	1,343	3,644
Bennett	1,422	970	2,392
Benny	2,830	1,168	3,997
Bluebell	1,692	1,369	3,061
Bowling	1,772	954	2,726
Boxwood	6,567	1,473	8,040
Bradford	1,522	1,393	2,916
Brookwood	1,524	1,285	2,808
Bryant	2,334	1,464	3,798
Caden	3,540	1,146	4,685
Camellia	1,688	1,604	3,292
Caterpillar	2,851	1,375	4,225
Chilhowee	1,955	1,490	3,445
Claremore	2,302	1,077	3,379
Collinison	8,455	1,384	9,839
Cordero	1,779	1,287	3,066
Cristalino	1,933	1,408	3,341
Ellie	9,484	1,316	10,801
Emelina	1,386	1,374	2,760
Ethan	2,000	1,382	3,383
Frances	2,443	1,279	3,722
Glenncrest	2,094	1,330	3,424
Gordon	2,180	1,171	3,351
Haikey	2,186	1,123	3,309
Hamblen	2,626	1,176	3,802
Hancock	1,945	1,409	3,354
Hardman	2,150	1,775	3,925
Haven	1,315	850	2,165
Haverhill	1,737	1,075	2,812

Haybridge	2,030	1,644	3,673
Hedgecrest	2,287	1,644	3,931
Helmerich	1,786	1,154	2,940
Hermanos	2,040	1,971	4,011
Holmes	1,344	806	2,150
Johnson	3,470	1,503	4,974
Keystone	2,874	1,595	4,468
Langley	8,769	1,520	10,289
Laurel	2,426	1,544	3,969
Layla	2,880	1,484	4,365
Liberty	2,190	1,848	4,039
Lithonia	2,350	1,654	4,004
Lola	3,043	1,381	4,424
Lucas	3,358	1,357	4,715
Macomber	2,313	1,429	3,741
Mallard	1,599	954	2,553
Marcy	1,718	822	2,540
Meridian	2,439	1,497	3,936
Metallo	4,954	668	5,622
Misty	3,022	1,574	4,596
Montgomery	1,700	1,391	3,091
Northbrook	2,153	1,291	3,444
Northridge	665	1,178	1,843
Oakland	1,739	1,407	3,146
Palmore	3,631	1,152	4,783
Pebblestone	2,628	1,547	4,175
Perdita	1,603	1,520	3,123
Phoebe	2,456	1,273	3,729
Pongo	1,615	1,520	3,135
Portsmouth	1,735	977	2,712
Presidio	6,393	1,096	7,488
Rachel	2,076	1,324	3,399
Ratliff	2,064	1,465	3,529
Riverwood	1,763	1,673	3,436
Roanoke	2,026	1,535	3,560
Robinson	2,693	1,470	4,163
Ross	2,597	1,527	4,125
Sansa	1,681	822	2,504
Sedgefield	2,428	1,338	3,766
Seneca	1,940	1,352	3,292
Sheezy	1,621	1,072	2,692
Sherwood	1,801	799	2,600
Spangler	6,228	1,957	8,186
Summerglen	2,190	1,110	3,300
Tansel	3,433	1,492	4,925
Thomas	1,289	1,005	2,294
Tomlinson	15,767	1,111	16,877
Tytus	1,690	1,193	2,883
Vanzant	2,373	1,621	3,994
Watson	1,364	806	2,171
Westhaven	2,314	1,169	3,483
Wheeler	1,540	955	2,495
Williamson	1,770	1,313	3,083
Woodland	1,326	976	2,302
Woodwind	3,987	1,168	5,155
Wynde	1,517	1,341	2,858
Wyndhurst	2,865	1,419	4,284
Zane	1,731	747	2,478
	$258,022	$125,465	$383,487

Other Expenses

During the period between January 1, 2025 and February 28, 2025, certain series incurred interest expenses. The following table summarizes the total of such expenses incurred by each series during the period between January 1, 2025 through February 28, 2025. For the avoidance of doubt, the below amounts are unaudited.

OTHER EXPENSES

Series Name	February 28, 2025
Adams	$540
Antares	-
Aramis	-
Arkoma	-
Arya	-
Aspen	-
Athos	-
Barclay	-
Bayne	2,260
Bean	-
Bennett	-
Benny	-
Bluebell	-
Bowling	-
Boxwood	3,080
Bradford	-
Brookwood	-
Bryant	-
Caden	-
Camellia	-
Caterpillar	-
Chilhowee	-
Claremore	-
Collinison	-
Cordero	-
Cristalino	-
Ellie	-
Emelina	-
Ethan	-
Frances	-
Glenncrest	-
Gordon	-
Haikey	-
Hamblen	-
Hancock	-
Hardman	-
Haven	-
Haverhill	-
Haybridge	-
Hedgecrest	-
Helmerich	-
Hermanos	-
Holmes	-
Johnson	-
Keystone	-
Langley	663
Laurel	-
Layla	-

Liberty	-
Lithonia	-
Lola	-
Lucas	-
Macomber	-
Mallard	-
Marcy	-
Meridian	-
Metallo	1,657
Misty	-
Montgomery	-
Northbrook	-
Northridge	-
Oakland	-
Palmore	-
Pebblestone	-
Perdita	-
Phoebe	-
Pongo	-
Portsmouth	-
Presidio	2,576
Rachel	-
Ratliff	-
Riverwood	-
Roanoke	-
Robinson	-
Ross	-
Sansa	-
Sedgefield	-
Seneca	-
Sheezy	-
Sherwood	-
Spangler	2,489
Summerglen	-
Tansel	-
Thomas	-
Tomlinson	2,852
Tytus	-
Vanzant	-
Watson	-
Westhaven	-
Wheeler	-
Williamson	-
Woodland	-
Woodwind	-
Wynde	-
Wyndhurst	-
Zane	-
$16,117

Cash and Cash Equivalent Balances

Cash is held at the series level. The following table summarizes the cash and cash equivalents held by series as of February 28, 2025. For the avoidance of doubt, the below amounts are unaudited.

Cash & Cash Equivalents
Series Name	February 28, 2025
Adams	$19,505
Antares	12,793
Aramis	7,961
Arkoma	21,806
Arya	3,678
Aspen	3,436
Athos	4,653
Barclay	24,149
Bayne	20,881
Bean	10,250
Bennett	8,118
Benny	3,529
Bluebell	19,962
Bowling	5,647
Boxwood	19,385
Bradford	23,053
Brookwood	7,172
Bryant	5,101
Caden	2,062
Camellia	6,512
Caterpillar	12,565
Chilhowee	10,823
Claremore	1,424
Collinison	14,421
Cordero	15,629
Cristalino	9,615
Ellie	4,330
Emelina	4,193
Ethan	3,996
Frances	16,891
Glenncrest	18,338
Gordon	14,417
Haikey	12,619
Hamblen	10,887

Hancock	3,420
Hardman	15,828
Haven	3,241
Haverhill	10,320
Haybridge	21,681
Hedgecrest	16,145
Helmerich	16,434
Hermanos	8,262
Holmes	12,044
Johnson	21,836
Keystone	12,188
Langley	14,429
Laurel	22,800
Layla	12,045
Liberty	3,724
Lithonia	8,254
Lola	16,712
Lucas	8,805
Macomber	7,176
Mallard	11,430
Marcy	9,858
Meridian	3,757
Metallo	20,351
Misty	26,101
Montgomery	5,247
Northbrook	13,421
Northridge	16,215
Oakland	16,825
Palmore	2,378
Pebblestone	11,984
Perdita	20,674
Phoebe	15,379
Pongo	23,576
Portsmouth	9,332
Presidio	13,580
Rachel	14,141
Ratliff	11,842
Riverwood	8,639
Roanoke	20,755
Robinson	28,400
Ross	20,116
Sansa	12,671
Sedgefield	31,600
Seneca	23,847
Sheezy	12,692
Sherwood	8,364
Spangler	26,457
Summerglen	7,098
Tansel	7,046
Thomas	9,515
Tomlinson	-
Tytus	16,226
Vanzant	13,578
Watson	13,440
Westhaven	4,421
Wheeler	14,893
Williamson	18,423
Woodland	5,029
Woodwind	6,035
Wynde	5,748
Wyndhurst	22,432
Zane	15,675
$1,214,341

Item 3. Directors AND Officers

General

The manager of our company is Arrived Fund Manager, LLC, a Delaware limited liability company. The manager has established a board of directors for our company, consisting of two members, Ryan Frazier and Kenneth Cason.

The nature of our business to be conducted or promoted by us must at all times be to engage in any lawful act or activity for which LLCs may be organized under the Delaware Limited Liability Company Act.

All of our directors and executive officers are employees of the manager. The executive offices of the manager are located at 1700 Westlake Avenue N, Suite 200, Seattle, WA 98109, and the telephone number of the manager’s executive offices is (814) 277-4833.

Executive Officers & Directors

The following table sets forth certain information with respect to each of the directors and executive officers of the manager:

Executive Officer	Age	Position Held with our Company(1) (2)	Position Held with the Manager
Ryan Frazier	36	Chief Executive Officer and Director	Chief Executive Officer, President and Director
Sue Korn	55	Chief Financial Officer	Chief Financial Officer
Kenneth Cason	38	Chief Technology Officer and Director	Chief Technology Officer and Director
Alejandro Chouza	44	Chief Operating Officer	Chief Operating Officer

(1)	The terms in office of Mr. Frazier, Mr. Cason, and Mr. Chouza began upon the organization of our company on January 4, 2023. Ms. Korn’s term in office began upon her appointment as CFO on January 11, 2024. The current executive officers and directors will serve in these capacities indefinitely, or until their successors are duly appointed or elected, as applicable.

(2)	The executive officers of the manager are currently devoting a significant amount of their working time to the operations of our company to satisfy their respective responsibilities to the management of our company. Our officers will be working on a part-time basis for our business and are expected to devote at least forty (40) hours per month to the operations and management of our company.

Biographical Information

Set forth below is biographical information of our executive officers and directors.

Ryan Frazier, our Chief Executive Officer and a director, has served as the Chief Executive Officer, President, and a director of Arrived Holdings, Inc. since its inception in February 2019 and as CEO and director of our company since its inception. In 2011, Mr. Frazier co-founded and was the CEO of DataRank, Inc., a social media listening platform used by Fortune 500 companies, including Procter & Gamble, Coca Cola, and The Clorox Company, to garner insights from their consumers. Mr. Frazier led DataRank through a merger with Simply Measured, Inc. in 2015, and again through a merger with Sprout Social, Inc. in 2017, after which he acted in the role of General Manager, leading the integration of the Simply Measured, Inc. and Sprout Social businesses in Sprout Social’s Seattle office. Mr. Frazier is an alumnus of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in International Business.

Sue Korn, our Chief Financial Officer, has served as the Chief Financial Officer of Arrived Holdings since January 2024. Ms. Korn began her career in equity research for diversified financial services companies at Kidder, Peabody in 1992, later moving to investment banking in Salomon Smith Barney’s Financial Institutions Group in 1997. She joined Providian Financial in 1998 where she oversaw planning and analysis, data management and reporting for a $33 billion credit card business. In 2011 she transitioned to FinTech, bringing her financial expertise to companies such as Prosper Marketplace (FP&A and back office operations), LendingClub (marketplace operations and treasury), Oportun (FP&A and accounting) and was co-founder/CFO/Head of Operations for online lender Vouch Financial. Ms. Korn graduated from Colby College with a B.A. in Philosophy/Math in 1991 and earned her M.B.A from Kellogg Graduate School of Management at Northwestern University in 1997 with majors in Finance, Management and Strategy and Organizational Behavior. She has held the Chartered Financial Analyst® designation since 1998.

Kenneth Cason, our Chief Technology Officer and a director, has served as the Chief Technology Officer and director of Arrived Holdings, Inc. since its inception in February 2019. Beginning in 2011, Mr. Cason served as the Co-Founder and Chief Technology Officer of DataRank, Inc. Mr. Cason worked extensively to help design and build large scale data collection, processing, and search systems. He remained employed with DataRank through two mergers; first with Simply Measured, Inc., in 2015, and then again with Sprout Social in 2017. During both mergers he worked to lead and integrate each company’s tech stack. Mr. Cason is an alumni of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in Computer Science and also received Associate degrees in Mathematics, Japanese and Chinese.

Alejandro Chouza, our Chief Operating Officer, has served as the Chief Operating Officer of Arrived Holdings, Inc. since its inception in February 2019. Mr. Chouza was previously the VP of Operations of Oyo Rooms beginning in May 2019. Prior to that, Mr. Chouza was the Regional General Manager of Uber Technologies, Inc., from September 2014 through May 2019, where he launched and managed operations in Mexico and the Northwest USA markets. Mr. Chouza graduated with a B.S. from Babson College and an M.B.A. from The Wharton School of the University of Pennsylvania.

There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

The Manager and the Operating Agreement

The manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

The manager will perform its duties and responsibilities pursuant to the operating agreement. The manager will maintain a contractual, as opposed to a fiduciary relationship, with us and our investors. Furthermore, we have agreed to limit the liability of the manager and to indemnify the manager against certain liabilities.

The operating agreement further provides that our manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series of interests or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the operating agreement provides that our manager will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.

Responsibilities of the Manager

The responsibilities of the manager include:

●	Investment Advisory, Origination and Acquisition Services such as approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	Offering Services such as the development of our series offerings, including the determination of their specific terms;

●	Management Services such as investigating, selecting, and, on our behalf, engaging and conducting business with such persons as the manager deems necessary to the proper performance of its obligations under the operating agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, property managers and any and all persons acting in any other capacity deemed by the manager necessary or desirable for the performance of any of the services under the operating agreement;

●	Accounting and Other Administrative Services such as maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual financial statements, and managing and performing the various administrative functions necessary for our day-to-day operations;

●	Investor Services such as managing communications with our investors, including answering phone calls, preparing and sending written and electronic reports and other communications;

●	Financing Services such as monitoring and overseeing the service of our debt facilities and other financings, if any; and

●	Disposition Services such as evaluating and approving potential asset dispositions, sales or liquidity transactions.

Manager Affiliates

Our manager controls eight affiliated entities also conducting offerings under Tier 2 of Regulation A:

Arrived Homes, LLC – Arrived Homes, LLC was formed on July 13, 2020 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes, LLC.

Arrived Homes II, LLC – Arrived Homes II, LLC was formed on February 2, 2022 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes II, LLC.

Arrived Homes 4, LLC – Arrived Homes 4, LLC was formed on July 28, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes 4, LLC.

Arrived Homes 5, LLC – Arrived Homes 5, LLC was formed on July 12, 2024 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes 5, LLC.

Arrived STR, LLC – Arrived STR, LLC was formed on July 11, 2022 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived STR, LLC.

Arrived STR 2, LLC – Arrived STR 2, LLC was formed on January 12, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived STR 2, LLC.

Arrived SFR Genesis Fund, LLC– Arrived SFR Genesis Fund, LLC was formed on May 1, 2023 as a Delaware limited liability company, to originate, invest in and manage a diversified portfolio of single family residential real estate properties.

Arrived Debt Fund, LLC – Arrived Debt Fund, LLC was formed on December 21, 2023 as a Delaware limited liability company to invest in and manage a diversified portfolio of residential real estate investments.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our company. Each of our executive officers, who are also executive officers of the manager, manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, services acquired properties and monitors the performance of these properties to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the manager, from the manager. We do not intend to pay any compensation to these individuals.

Compensation of the Manager

The manager will receive compensation and reimbursement for costs incurred relating to our series offerings (e.g., Offering Expenses and Acquisition Expenses). Neither the manager nor any of its affiliates will receive any selling commissions or dealer manager fees in connection with this or other series offerings. See “Management—Management Compensation” in our offering circular and Note 7, Related Party Transactions in our financial statements for further details.

Item 4. Security Ownership of Management and Certain Securityholders

Our company is managed by Arrived Fund Manager, LLC the manager, who will also be the manager of all of our series. The manager currently does not own, and at the closing of each series offering is not expected to own, any of the interests in any series.

No executive officers and directors beneficially own more than 10% of any series of our company. Additionally, no other security holders beneficially own more than 10% of any series of our company.

The manager or an affiliate of the manager may purchase interests in any series of our company on the same terms as offered to investors. No brokerage fee will be paid on any interests purchased by the manager or its affiliates. Additionally, the manager may acquire interests in any series of our company in the event that a promissory note issued to the manager in connection with the acquisition of a series property, if outstanding, is not repaid on or prior to its maturity date, at which point, the outstanding balance of the promissory note will be converted into series interests under the same terms as in the applicable series offering.

The address of Arrived Fund Manager, LLC. is 1700 Westlake Avenue N, Suite 200, Seattle, WA 98109.

Item 5. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN Transactions

Since our formation in January 2023, we have entered into a number of transactions in which we were a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets as of the date of formation, and in which any related person had a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”). See “The Series Properties Being Offered” section in our latest offering circular, which can be accessed here, for a description of the manager’s involvement in the purchase of properties on the relevant series’ behalf and the subsequent issuance of promissory notes by the series to the manager. See “Management—Management Compensation” section in our offering circular for a description of the fees paid to the manager. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with such transactions were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions. With respect to the additional series that will be offering their interests by way of this offering circular and other future series, their properties will be acquired in accordance with one of the acquisition methods discussed in the section titled “Description of Business⸺Acquisition Mechanics” in our offering circular. Therefore, the manager is expected to continue to receive interest income from loans to the multiple series.

Item 6. Other Information

None.

Item 7. Financial Statements

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PCAOB ID #03523)	F-2
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PCAOB ID #00536)	F-3
CONSOLIDATED AND CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 2024	F-4
CONSOLIDATED AND CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 2023	F-18
CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS) FOR THE YEAR ENDED DECEMBER 31, 2024	F-30
CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS) FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023	F-44
CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) FOR THE YEAR ENDED DECEMBER 31, 2024	F-56
CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT) FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023	F-70
CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2024	F-82
CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023	F-96
NOTES TO CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS	F-108

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Manager and Members of
Arrived Homes 3, LLC and its Series

Seattle, Washington

Opinion on the Consolidated and Consolidating Financial Statements

We have audited the accompanying consolidated and consolidating balance sheet of Arrived Homes 3, LLC and its Series (the Company) as of December 31, 2024, and the related consolidated and consolidating statements of comprehensive income (loss), changes in members’ equity (deficit), and cash flows for the year ended December 31, 2024, and the related notes (collectively referred to as the consolidated and consolidating financial statements). In our opinion, the consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated and consolidating financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated and consolidating financial statements, the Company’s lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated and consolidating financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated and consolidating financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated and consolidating financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated and consolidating financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated and consolidating financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Stephano Slack LLC

We have served as the Company’s auditor since 2024.

Wayne, Pennsylvania

April 30, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Manager and Members of
Arrived Homes 3, LLC and its Series

Seattle, Washington

Opinion on the Consolidated and Consolidating Financial Statements

We have audited the accompanying consolidated and consolidating balance sheet of Arrived Homes 3, LLC and its Series (the Company) as of December 31, 2023, and the related consolidated and consolidating statements of comprehensive income (loss), members’ equity (deficit), and cash flows for the period January 4, 2023 (date of inception) through December 31, 2023, and the related notes (collectively referred to as the consolidated and consolidating financial statements). In our opinion, the consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of their operations and their cash flows for the period January 4, 2023 (date of inception) through December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated and consolidating financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated and consolidating financial statements, the Company’s lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated and consolidating financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated and consolidating financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated and consolidating financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated and consolidating financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated and consolidating financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Company’s auditor from 2023 to 2024.

Blue Bell, Pennsylvania

April 29, 2024

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Adams	Antares	Aramis	Arkoma	Arya	Aspen	Athos
ASSETS
Current assets:
Cash	$-	$12,203	$7,204	$23,313	$2,277	$3,249	$9,313
Prepaid expenses	-	499	551	438	277	633	1,623
Due from related parties	-	-	-	-	-	-	-
Due from third party property manager	548	4,379	5,453	2,770	2,766	3,778	3,173
Total current assets	548	17,082	13,209	26,522	5,320	7,660	14,110
Property and equipment, net	306,829	299,395	289,989	227,671	175,531	257,527	285,361
Total assets	$307,377	$316,476	$303,197	$254,193	$180,851	$265,187	$299,471

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	4,871	3,092	2,964	3,796	2,375	2,399	8,074
Tenant deposits	2,345	2,395	3,790	1,595	1,395	1,795	4,190
Bridge financing, related party	288,000	-	-	-	-	-	-
Due to related parties	20,263	2,341	2,437	1,893	6,278	4,610	1,505
Total Current liabilities	315,479	7,828	9,191	7,284	10,048	8,804	13,770
Operational notes, related party	-	-	-	-	-	-	-
Total Liabilities	315,479	7,828	9,191	7,284	10,048	8,804	13,770
Members’ equity
Members’ capital	3,000	321,862	312,136	243,635	195,041	276,262	304,467
Retained earnings (accumulated deficit)	(11,102)	(13,214)	(18,129)	3,274	(24,237)	(19,879)	(18,766)
Total members’ equity	(8,102)	308,648	294,006	246,908	170,803	256,383	285,701
Total liabilities and members’ equity	$307,377	$316,476	$303,197	$254,193	$180,851	$265,187	$299,471

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Barclay	Bayne	Bean	Bennett	Benny	Bluebell	Bowling
ASSETS
Current assets:
Cash	$24,025	$-	$11,429	$7,455	$3,024	$19,029	$5,720
Prepaid expenses	465	-	450	507	1,892	541	1,116
Due from related parties	-	-	-	-	-	-	-
Due from third party property manager	1,925	-	4,206	3,192	3,586	4,258	2,016
Total current assets	26,415	-	16,085	11,154	8,503	23,828	8,851
Property and equipment, net	295,259	351,287	286,038	203,702	245,210	288,903	199,858
Total assets	$321,674	$351,287	$302,123	$214,856	$253,713	$312,731	$208,709

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	3,518	4,831	5,100	3,050	2,432	2,938	2,808
Tenant deposits	-	-	2,145	1,695	1,795	2,345	-
Bridge financing, related party	-	328,683	-	-	-	-	-
Due to related parties	2,453	25,894	2,425	1,666	2,796	2,449	2,159
Total Current liabilities	5,971	359,409	9,670	6,410	7,023	7,732	4,967
Operational notes, related party	-	-	-	-	-	-	-
Total Liabilities	5,971	359,409	9,670	6,410	7,023	7,732	4,967
Members’ equity
Members’ capital	311,399	-	298,518	208,908	259,416	305,649	203,219
Retained earnings (accumulated deficit)	4,304	(8,122)	(6,065)	(463)	(12,727)	(650)	524
Total members’ equity	315,703	(8,122)	292,453	208,445	246,690	304,999	203,742
Total liabilities and members’ equity	$321,674	$351,287	$302,123	$214,856	$253,713	$312,731	$208,709

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Boxwood	Bradford	Brookwood	Bryant	Caden	Camellia	Caterpillar
ASSETS
Current assets:
Cash	$-	$22,583	$6,608	$8,432	$1,152	$5,838	$11,778
Prepaid expenses	-	458	591	1,347	1,013	667	1,772
Due from related parties	-	-	-	-	-	-	-
Due from third party property manager	-	3,929	3,849	4,300	1,370	4,258	3,624
Total current assets	-	26,970	11,047	14,079	3,535	10,764	17,174
Property and equipment, net	324,350	293,425	269,761	273,609	240,044	253,710	290,043
Total assets	$324,350	$320,395	$280,808	$287,689	$243,580	$264,474	$307,216

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	5,161	3,288	2,668	8,257	1,533	2,720	2,251
Tenant deposits	-	2,145	1,795	2,095	2,393	1,795	1,795
Bridge financing, related party	308,000	-	-	-	-	-	-
Due to related parties	16,646	2,285	4,262	2,300	1,969	2,525	2,322
Total Current liabilities	329,807	7,718	8,725	12,652	5,895	7,039	6,368
Operational notes, related party	-	-	-	-	5,500	-	-
Total Liabilities	329,807	7,718	8,725	12,652	11,395	7,039	6,368
Members’ equity
Members’ capital	-	316,782	278,625	282,322	256,781	259,274	322,402
Retained earnings (accumulated deficit)	(5,457)	(4,105)	(6,542)	(7,286)	(24,596)	(1,840)	(21,554)
Total members’ equity	(5,457)	312,677	272,083	275,037	232,185	257,434	300,848
Total liabilities and members’ equity	$324,350	$320,395	$280,808	$287,689	$243,580	$264,474	$307,216

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Chilhowee	Claremore	Collinison	Cordero	Cristalino	Ellie	Emelina
ASSETS
Current assets:
Cash	$12,661	$-	$24,688	$14,543	$6,894	$4,683	$3,176
Prepaid expenses	1,185	790	414	501	944	482	687
Due from related parties	-	-	-	-	-	-	-
Due from third party property manager	2,355	2,097	558	4,390	5,553	2,092	3,878
Total current assets	16,200	2,887	25,660	19,434	13,391	7,257	7,741
Property and equipment, net	309,705	226,795	295,285	263,670	295,055	280,333	243,748
Total assets	$325,905	$229,682	$320,945	$283,104	$308,446	$287,590	$251,488

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	3,821	2,780	4,542	4,368	4,984	2,001	2,506
Tenant deposits	2,395	1,745	2,095	2,495	2,995	2,445	2,195
Bridge financing, related party	-	-	-	-	-	-	-
Due to related parties	3,595	2,138	1,694	2,616	3,480	2,467	4,744
Total Current liabilities	9,811	6,663	8,330	9,479	11,459	6,913	9,445
Operational notes, related party	-	-	-	-	16,800	-	-
Total Liabilities	9,811	6,663	8,330	9,479	28,259	6,913	9,445
Members’ equity
Members’ capital	319,764	243,056	315,642	281,147	326,259	302,667	249,907
Retained earnings (accumulated deficit)	(3,670)	(20,037)	(3,027)	(7,522)	(46,071)	(21,990)	(7,864)
Total members’ equity	316,094	223,019	312,615	273,626	280,188	280,678	242,043
Total liabilities and members’ equity	$325,905	$229,682	$320,945	$283,104	$308,446	$287,590	$251,488

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Ethan	Frances	Glenncrest	Gordon	Haikey	Hamblen	Hancock
ASSETS
Current assets:
Cash	$3,281	$19,302	$18,053	$14,335	$10,753	$13,581	$7,665
Prepaid expenses	483	376	418	552	738	1,038	570
Due from related parties	-	-	-	-	-	-	-
Due from third party property manager	2,378	4,154	5,781	3,815	3,511	4,184	4,837
Total current assets	6,142	23,833	24,252	18,702	15,002	18,803	13,071
Property and equipment, net	198,929	273,512	284,027	246,434	236,852	246,865	263,896
Total assets	$205,071	$297,345	$308,279	$265,137	$251,854	$265,668	$276,967

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	2,463	4,901	3,437	2,949	2,647	5,338	3,565
Tenant deposits	1,475	2,245	3,990	1,895	1,795	2,095	2,045
Bridge financing, related party	-	-	-	-	-	-	-
Due to related parties	2,320	1,851	100	2,076	2,129	2,581	6,373
Total Current liabilities	6,259	8,997	7,527	6,920	6,572	10,014	11,982
Operational notes, related party	13,000	-	-	-	-	-	-
Total Liabilities	19,259	8,997	7,527	6,920	6,572	10,014	11,982
Members’ equity
Members’ capital	204,516	286,202	305,441	264,497	246,803	255,098	275,072
Retained earnings (accumulated deficit)	(18,704)	2,146	(4,690)	(6,280)	(1,521)	556	(10,087)
Total members’ equity	185,812	288,348	300,751	258,217	245,282	255,655	264,985
Total liabilities and members’ equity	$205,071	$297,345	$308,279	$265,137	$251,854	$265,668	$276,967

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Hardman	Haven	Haverhill	Haybridge	Hedgecrest	Helmerich	Hermanos
ASSETS
Current assets:
Cash	$18,728	$2,123	$6,658	$18,262	$16,561	$15,946	$6,549
Prepaid expenses	406	1,197	642	394	394	791	1,784
Due from related parties	-	-	-	-	-	-	-
Due from third party property manager	5,009	2,910	1,885	3,814	3,920	3,503	4,808
Total current assets	24,143	6,230	9,185	22,471	20,875	20,240	13,141
Property and equipment, net	379,906	178,006	225,720	350,910	350,910	242,946	306,328
Total assets	$404,049	$184,236	$234,905	$373,380	$371,785	$263,186	$319,468

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	6,713	2,388	1,518	1,280	2,928	3,168	4,584
Tenant deposits	2,495	1,495	1,745	-	1,995	2,095	3,293
Bridge financing, related party	-	-	-	-	-	-	-
Due to related parties	2,584	7,690	2,501	2,559	2,339	2,138	11,685
Total Current liabilities	11,792	11,573	5,764	3,840	7,262	7,402	19,561
Operational notes, related party	-	-	-	-	-	-	-
Total Liabilities	11,792	11,573	5,764	3,840	7,262	7,402	19,561
Members’ equity
Members’ capital	393,337	187,557	240,619	377,092	378,190	255,965	321,198
Retained earnings (accumulated deficit)	(1,080)	(14,893)	(11,477)	(7,552)	(13,668)	(181)	(21,291)
Total members’ equity	392,257	172,663	229,141	369,541	364,523	255,784	299,907
Total liabilities and members’ equity	$404,049	$184,236	$234,905	$373,380	$371,785	$263,186	$319,468

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Holmes	Johnson	Keystone	Langley	Laurel	Layla	Liberty
ASSETS
Current assets:
Cash	$12,837	$23,239	$16,296	$-	$24,838	$14,604	$4,897
Prepaid expenses	385	-	539	-	482	506	1,186
Due from related parties	-	-	-	-	-	-	-
Due from third party property manager	2,743	4,864	2,913	869	4,708	4,856	4,319
Total current assets	15,965	28,103	19,748	869	30,028	19,966	10,402
Property and equipment, net	169,346	325,823	341,063	334,512	330,775	317,642	259,206
Total assets	$185,311	$353,926	$360,811	$335,380	$360,803	$337,608	$269,608

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	3,102	5,609	6,396	5,524	5,854	5,282	6,111
Tenant deposits	1,395	2,645	2,295	2,995	2,295	2,695	2,395
Bridge financing, related party	-	-	-	318,000	-	-	-
Due to related parties	1,846	971	2,308	18,665	1,427	2,485	1,913
Total Current liabilities	6,343	9,224	10,999	345,185	9,576	10,462	10,420
Operational notes, related party	-	-	-	-	-	-	8,000
Total Liabilities	6,343	9,224	10,999	345,185	9,576	10,462	18,420
Members’ equity
Members’ capital	176,217	352,751	353,031	3,644	358,598	334,437	263,232
Retained earnings (accumulated deficit)	2,751	(8,050)	(3,219)	(13,448)	(7,371)	(7,291)	(12,043)
Total members’ equity	178,968	344,701	349,812	(9,804)	351,227	327,146	251,189
Total liabilities and members’ equity	$185,311	$353,926	$360,811	$335,380	$360,803	$337,608	$269,608

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy	Meridian
ASSETS
Current assets:
Cash	$6,926	$20,051	$15,168	$10,353	$11,162	$10,940	$4,306
Prepaid expenses	674	415	1,379	1,464	477	277	674
Due from related parties	-	-	-	-	-	-	-
Due from third party property manager	6,186	4,388	1,662	4,507	3,921	4,156	3,602
Total current assets	13,786	24,854	18,209	16,324	15,560	15,373	8,581
Property and equipment, net	281,343	295,617	250,315	269,405	200,803	175,531	262,135
Total assets	$295,129	$320,471	$268,524	$285,729	$216,363	$190,904	$270,716

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	2,379	4,945	7,547	8,153	3,100	3,166	3,127
Tenant deposits	3,990	2,345	-	2,445	2,195	2,690	1,850
Bridge financing, related party	-	-	-	-	-	-	-
Due to related parties	3,000	2,307	2,100	1,519	1,544	1,335	2,146
Total Current liabilities	9,369	9,598	9,647	12,118	6,839	7,192	7,123
Operational notes, related party	24,300	-	-	-	-	-	-
Total Liabilities	33,669	9,598	9,647	12,118	6,839	7,192	7,123
Members’ equity
Members’ capital	298,733	311,569	266,178	285,515	210,878	191,853	274,857
Retained earnings (accumulated deficit)	(37,273)	(696)	(7,301)	(11,903)	(1,354)	(8,141)	(11,264)
Total members’ equity	261,460	310,873	258,877	273,612	209,524	183,713	263,593
Total liabilities and members’ equity	$295,129	$320,471	$268,524	$285,729	$216,363	$190,904	$270,716

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Metallo	Misty	Montgomery	Northbrook	Northridge	Oakland	Palmore
ASSETS
Current assets:
Cash	$-	$25,490	$4,362	$16,387	$19,278	$18,656	$4,155
Prepaid expenses	-	-	489	376	390	439	1,520
Due from related parties	-	-	-	-	-	-	-
Due from third party property manager	-	5,493	3,557	4,005	2,002	4,273	1,545
Total current assets	-	30,983	8,408	20,768	21,671	23,367	7,220
Property and equipment, net	295,182	345,992	208,784	276,193	255,431	300,462	197,852
Total assets	$295,182	$376,975	$217,192	$296,961	$277,101	$323,829	$205,072

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	7,777	1,884	2,263	6,945	2,928	4,847	2,654
Tenant deposits	-	5,190	2,468	1,895	2,543	2,445	1,645
Bridge financing, related party	284,000	-	-	-	-	-	-
Due to related parties	9,429	1,539	2,264	1,855	1,479	1,136	3,743
Total Current liabilities	301,205	8,612	6,995	10,695	6,950	8,428	8,042
Operational notes, related party	-	-	10,700	-	-	-	-
Total Liabilities	301,205	8,612	17,695	10,695	6,950	8,428	8,042
Members’ equity
Members’ capital	1,657	378,527	219,798	295,899	283,217	329,278	205,736
Retained earnings (accumulated deficit)	(7,680)	(10,164)	(20,300)	(9,633)	(13,066)	(13,877)	(8,706)
Total members’ equity	(6,023)	368,363	199,498	286,266	270,152	315,401	197,030
Total liabilities and members’ equity	$295,182	$376,975	$217,192	$296,961	$277,101	$323,829	$205,072

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Pebblestone	Perdita	Phoebe	Pongo	Portsmouth	Presidio	Rachel
ASSETS
Current assets:
Cash	$14,763	$20,002	$17,909	$22,874	$8,984	$-	$17,393
Prepaid expenses	539	516	414	516	454	-	414
Due from related parties	-	-	-	-	-	-	-
Due from third party property manager	4,926	3,920	4,008	5,168	4,386	-	4,663
Total current assets	20,228	24,438	22,331	28,557	13,824	-	22,469
Property and equipment, net	330,898	319,987	272,028	319,987	205,252	241,325	283,311
Total assets	$351,127	$344,425	$294,359	$348,545	$219,076	$241,325	$305,781

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	6,424	3,322	5,516	3,438	3,688	6,735	4,777
Tenant deposits	2,795	1,995	2,145	3,143	2,693	-	3,093
Bridge financing, related party	-	-	-	-	-	229,000	-
Due to related parties	2,246	2,467	1,119	2,485	2,384	21,709	1,899
Total Current liabilities	11,465	7,784	8,780	9,065	8,764	257,445	9,769
Operational notes, related party	-	-	-	-	-	-	-
Total Liabilities	11,465	7,784	8,780	9,065	8,764	257,445	9,769
Members’ equity
Members’ capital	342,191	342,491	297,169	341,277	215,255	-	302,229
Retained earnings (accumulated deficit)	(2,529)	(5,849)	(11,590)	(1,798)	(4,943)	(16,120)	(6,217)
Total members’ equity	339,662	336,641	285,579	339,479	210,312	(16,120)	296,012
Total liabilities and members’ equity	$351,127	$344,425	$294,359	$348,545	$219,076	$241,325	$305,781

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Ratliff	Riverwood	Roanoke	Robinson	Ross	Sansa	Sedgefield
ASSETS
Current assets:
Cash	$14,030	$7,240	$22,621	$24,787	$23,357	$13,296	$23,488
Prepaid expenses	415	552	636	-	527	277	418
Due from related parties	-	-	-	3,128	-	-	6,955
Due from third party property manager	4,329	4,253	1,788	4,012	4,828	2,764	3,123
Total current assets	18,774	12,046	25,046	31,928	28,711	16,337	33,983
Property and equipment, net	312,724	284,990	323,781	322,775	326,857	175,531	290,451
Total assets	$331,498	$297,036	$348,826	$354,702	$355,568	$191,868	$324,434

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	4,750	2,887	3,343	4,094	5,694	2,901	3,242
Tenant deposits	2,345	1,995	2,495	2,345	2,545	1,395	3,243
Bridge financing, related party	-	-	-	-	-	-	-
Due to related parties	2,433	2,243	2,569	-	2,230	1,343	-
Total Current liabilities	9,529	7,125	8,407	6,439	10,469	5,639	6,485
Operational notes, related party	-	-	-	-	-	-	-
Total Liabilities	9,529	7,125	8,407	6,439	10,469	5,639	6,485
Members’ equity
Members’ capital	331,424	309,475	341,678	356,490	344,040	189,071	332,900
Retained earnings (accumulated deficit)	(9,455)	(19,564)	(1,259)	(8,226)	1,059	(2,842)	(14,952)
Total members’ equity	321,970	289,911	340,419	348,264	345,099	186,229	317,949
Total liabilities and members’ equity	$331,498	$297,036	$348,826	$354,702	$355,568	$191,868	$324,434

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Seneca	Sheezy	Sherwood	Spangler	Summerglen	Tansel	Thomas
ASSETS
Current assets:
Cash	$23,414	$14,858	$8,977	$-	$6,370	$6,633	$9,480
Prepaid expenses	-	531	340	-	820	1,080	489
Due from related parties	2	-	-	-	-	-	-
Due from third party property manager	3,692	3,690	2,742	-	3,211	4,676	3,789
Total current assets	27,107	19,079	12,059	-	10,402	12,389	13,757
Property and equipment, net	295,518	222,762	168,270	390,088	233,128	314,043	211,043
Total assets	$322,626	$241,841	$180,328	$390,088	$243,529	$326,432	$224,800

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	3,770	5,515	3,034	15,631	2,837	2,941	2,785
Tenant deposits	2,695	2,045	1,395	-	1,795	2,395	1,795
Bridge financing, related party	-	-	-	362,000	-	-	-
Due to related parties	-	2,583	1,396	22,769	2,223	4,607	3,000
Total Current liabilities	6,465	10,143	5,824	400,400	6,855	9,943	7,580
Operational notes, related party	-	-	-	-	-	-	-
Total Liabilities	6,465	10,143	5,824	400,400	6,855	9,943	7,580
Members’ equity
Members’ capital	324,515	226,607	186,239	-	240,554	339,118	214,538
Retained earnings (accumulated deficit)	(8,355)	5,091	(11,736)	(10,312)	(3,880)	(22,629)	2,682
Total members’ equity	316,161	231,698	174,504	(10,312)	236,674	316,489	217,221
Total liabilities and members’ equity	$322,626	$241,841	$180,328	$390,088	$243,529	$326,432	$224,800

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Tomlinson	Tytus	Vanzant	Watson	Westhaven	Wheeler	Williamson
ASSETS
Current assets:
Cash	$-	$19,226	$15,649	$14,142	$6,388	$14,689	$20,047
Prepaid expenses	-	437	357	385	502	476	542
Due from related parties	-	-	-	-	-	-	-
Due from third party property manager	-	4,281	4,847	2,739	565	3,232	5,790
Total current assets	-	23,945	20,853	17,266	7,455	18,397	26,379
Property and equipment, net	244,500	251,134	347,252	169,346	245,580	200,499	277,119
Total assets	$244,500	$275,078	$368,104	$186,612	$253,035	$218,895	$303,498

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	4,523	6,810	5,775	3,083	5,070	2,970	3,131
Tenant deposits	-	2,495	2,695	1,395	2,145	1,649	3,543
Bridge financing, related party	232,000	-	-	-	-	-	-
Due to related parties	12,804	2,010	2,349	1,846	2,601	2,047	2,228
Total Current liabilities	249,328	11,315	10,819	6,324	9,816	6,666	8,901
Operational notes, related party	-	-	-	-	-	-	-
Total Liabilities	249,328	11,315	10,819	6,324	9,816	6,666	8,901
Members’ equity
Members’ capital	-	264,995	367,071	179,562	257,282	207,393	289,712
Retained earnings (accumulated deficit)	(4,828)	(1,232)	(9,786)	726	(14,063)	4,837	4,885
Total members’ equity	(4,828)	263,763	357,285	180,288	243,218	212,230	294,597
Total liabilities and members’ equity	$244,500	$275,078	$368,104	$186,612	$253,035	$218,895	$303,498

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Woodland	Woodwind	Wynde	Wyndhurst	Zane	Consolidated
ASSETS
Current assets:
Cash	$4,751	$4,408	$4,051	$22,986	$15,987	$1,129,818
Prepaid expenses	382	535	570	461	362	55,245
Due from related parties	-	-	-	-	-	10,085
Due from third party property manager	2,163	3,172	4,838	344	2,462	321,782
Total current assets	7,296	8,115	9,459	23,792	18,811	1,516,931
Property and equipment, net	159,538	245,293	245,276	303,663	157,597	25,742,294
Total assets	$166,834	$253,408	$254,735	$327,455	$176,408	$27,259,224

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	2,651	1,518	2,622	1,750	2,742	$390,569
Tenant deposits	1,295	1,695	2,645	-	1,275	196,117
Bridge financing, related party	-	-	-	-	-	2,349,683
Due to related parties	1,751	4,436	8,331	1,868	1,205	371,332
Total Current liabilities	5,696	7,649	13,598	3,618	5,222	3,307,700
Operational notes, related party	-	-	-	-	-	78,300
Total Liabilities	5,696	7,649	13,598	3,618	5,222	3,386,000
Members’ equity
Members’ capital	169,469	254,853	257,851	328,032	171,337	24,710,152
Retained earnings (accumulated deficit)	(8,331)	(9,095)	(16,713)	(4,194)	(151)	(836,928)
Total members’ equity	161,138	245,758	241,137	323,837	171,186	23,873,224
Total liabilities and members’ equity	$166,834	$253,408	$254,735	$327,455	$176,408	$27,259,224

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Antares	Aramis	Arkoma	Arya	Aspen	Athos	Barclay
ASSETS
Current assets:
Cash	$16,454	$17,696	$26,399	$19,482	$9,587	$22,229	$30,661
Prepaid expenses	426	416	363	-	522	1,014	420
Due from (to) third party property manager	2,389	(8,482)	4,630	(9,011)	39	(4,252)	6,129
Total current assets	19,269	9,630	31,392	10,471	10,148	18,991	37,210
Due to (from) related parties	-	-	-	998	-	191	-
Property and equipment, net	307,908	298,235	234,160	180,464	264,885	294,516	303,675
Deposits	1,895	3,790	1,595	1,395	-	4,190	-
Total assets	$329,073	$311,654	$267,147	$193,329	$275,033	$317,888	$340,885

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$5,385	$1,725	$6,647	$2,227	$1,725	$9,149	$5,361
Accounts payable	-	-	-	-	-	-	32
Due to (from) related parties	1,894	184	3,105	-	1,870	-	6,017
Total Current liabilities	7,279	1,909	9,752	2,227	3,595	9,149	11,409
Tenant deposits	1,895	3,790	1,595	1,395	-	4,190	-
Total Liabilities	9,174	5,699	11,347	3,622	3,595	13,339	11,409
Members’ equity (deficit)
Members’ capital	337,601	327,037	258,317	203,882	286,498	317,411	329,217
Retained earnings (accumulated deficit)	(17,703)	(21,082)	(2,517)	(14,175)	(15,059)	(12,863)	258
Total members’ equity (deficit)	319,898	305,955	255,800	189,707	271,438	304,549	329,476
Total liabilities and members’ equity (deficit)	$329,073	$311,654	$267,147	$193,329	$275,033	$317,888	$340,885

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Bean	Bennett	Benny	Bluebell	Bowling	Bradford	Brookwood
ASSETS
Current assets:
Cash	$17,617	$15,006	$12,309	$22,871	$15,852	$20,297	$13,170
Prepaid expenses	-	431	1,503	445	1,049	418	553
Due from (to) third party property manager	(3,561)	1,385	2,305	6,086	7,957	5,619	2,049
Total current assets	14,056	16,822	16,117	29,402	24,859	26,335	15,772
Due to (from) related parties	930	-	-	-	-	1,642	-
Property and equipment, net	294,095	209,522	252,216	297,119	205,582	301,785	277,469
Deposits	2,145	1,695	1,795	2,095	1,869	1,895	1,795
Total assets	$311,226	$228,039	$270,129	$328,616	$232,309	$331,657	$295,035

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$3,685	$4,738	$6,395	$5,631	$4,403	$4,977	$5,015
Accounts payable	-	-	-	-	-	-	-
Due to (from) related parties	-	4,926	3,736	2,562	14,907	-	5,816
Total Current liabilities	3,685	9,664	10,131	8,193	19,310	4,977	10,830
Tenant deposits	2,145	1,695	1,795	2,095	1,869	1,895	1,795
Total Liabilities	5,830	11,359	11,926	10,288	21,179	6,872	12,625
Members’ equity (deficit)
Members’ capital	316,389	223,169	273,188	323,473	215,393	333,909	293,354
Retained earnings (accumulated deficit)	(10,992)	(6,490)	(14,985)	(5,146)	(4,262)	(9,124)	(10,943)
Total members’ equity (deficit)	305,397	216,679	258,203	318,328	211,130	324,785	282,410
Total liabilities and members’ equity (deficit)	$311,226	$228,039	$270,129	$328,616	$232,309	$331,657	$295,035

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Bryant	Caden	Camellia	Caterpillar	Chilhowee	Claremore	Collinison
ASSETS
Current assets:
Cash	$11,462	$10,861	$20,502	$19,632	$20,622	$17,900	$2,979
Prepaid expenses	984	929	586	979	1,011	587	-
Due from (to) third party property manager	6,065	4,846	(410)	546	9,467	6,225	(2,685)
Total current assets	18,511	16,636	20,678	21,158	31,100	24,713	294
Due to (from) related parties	-	-	-	-	-	-	19,911
Property and equipment, net	282,393	246,919	263,332	298,290	318,646	233,259	303,588
Deposits	2,049	1,695	1,795	1,795	2,495	2,543	2,095
Total assets	$302,953	$265,249	$285,805	$321,243	$352,241	$260,515	$325,887

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$10,376	$4,369	$5,422	$4,584	$9,804	$6,513	$2,091
Accounts payable	-	-	-	-	-	-	-
Due to (from) related parties	1,956	12,309	5,546	651	6,357	4,570	-
Total Current liabilities	12,332	16,678	10,968	5,235	16,162	11,083	2,091
Tenant deposits	2,049	1,695	1,795	1,795	2,495	2,543	2,095
Total Liabilities	14,381	18,373	12,763	7,030	18,657	13,625	4,186
Members’ equity (deficit)
Members’ capital	297,474	262,743	274,186	333,803	334,600	251,729	329,596
Retained earnings (accumulated deficit)	(8,903)	(15,866)	(1,144)	(19,590)	(1,015)	(4,839)	(7,895)
Total members’ equity (deficit)	288,572	246,877	273,042	314,213	333,585	246,890	321,701
Total liabilities and members’ equity (deficit)	$302,953	$265,249	$285,805	$321,243	$352,241	$260,515	$325,887

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Cordero	Cristalino	Ellie	Emelina	Ethan	Frances	Glenncrest
ASSETS
Current assets:
Cash	$19,302	$7,769	$17,548	$5,191	$2,375	$-	$-
Prepaid expenses	436	709	-	583	403	-	-
Due from (to) third party property manager	5,634	2,589	(3,395)	5,331	3,263	(1,012)	(299)
Total current assets	25,372	11,068	14,152	11,106	6,041	(1,012)	(299)
Due to (from) related parties	-	-	289	-	-	-	-
Property and equipment, net	271,391	303,505	288,230	251,990	197,507	280,547	292,009
Deposits	2,495	-	-	2,195	1,475	-	-
Total assets	$299,257	$314,573	$302,671	$265,291	$205,023	$279,535	$291,710

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$7,245	$2,871	$2,821	$4,339	$3,828	$1,725	$2,078
Accounts payable	-	-	-	-	-	-	-
Due to (from) related parties	2,362	18,154	-	8,397	4,438	280,820	292,606
Total Current liabilities	9,607	21,025	2,821	12,736	8,266	282,545	294,684
Tenant deposits	2,495	-	-	2,195	1,475	-	-
Total Liabilities	12,102	21,025	2,821	14,931	9,741	282,545	294,684
Members’ equity (deficit)
Members’ capital	299,184	334,541	310,969	261,061	211,827	289	-
Retained earnings (accumulated deficit)	(12,028)	(40,993)	(11,119)	(10,702)	(16,544)	(3,299)	(2,974)
Total members’ equity (deficit)	287,156	293,548	299,850	250,360	195,283	(3,010)	(2,974)
Total liabilities and members’ equity (deficit)	$299,257	$314,573	$302,671	$265,291	$205,023	$279,535	$291,710

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Gordon	Haikey	Hamblen	Hancock	Hardman	Haven	Haverhill
ASSETS
Current assets:
Cash	$17,148	$18,832	$14,963	$7,185	$20,323	$8,774	$4,238
Prepaid expenses	452	333	911	381	-	1,140	513
Due from (to) third party property manager	5,334	5,457	5,982	4,796	(2,634)	4,116	(109)
Total current assets	22,934	24,621	21,856	12,362	17,688	14,030	4,642
Due to (from) related parties	-	-	-	-	-	-	-
Property and equipment, net	253,459	243,587	253,919	272,350	390,558	183,104	232,169
Deposits	1,895	1,795	2,095	2,045	2,495	1,395	1,745
Total assets	$278,287	$270,004	$277,870	$286,757	$410,741	$198,530	$238,556

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$5,074	$6,500	$7,549	$4,932	$1,918	$3,900	$1,725
Accounts payable	-	-	-	-	-	-	-
Due to (from) related parties	2,580	4,503	5,450	4,665	103	13,666	4,241
Total Current liabilities	7,653	11,003	12,999	9,597	2,021	17,567	5,966
Tenant deposits	1,895	1,795	2,095	2,045	2,495	1,395	1,745
Total Liabilities	9,548	12,798	15,094	11,642	4,516	18,962	7,711
Members’ equity (deficit)
Members’ capital	280,662	261,394	273,534	289,731	413,590	193,712	250,402
Retained earnings (accumulated deficit)	(11,923)	(4,189)	(10,758)	(14,616)	(7,364)	(14,144)	(19,557)
Total members’ equity (deficit)	268,739	257,206	262,776	275,115	406,226	179,568	230,845
Total liabilities and members’ equity (deficit)	$278,287	$270,004	$277,870	$286,757	$410,741	$198,530	$238,556

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Haybridge	Hedgecrest	Helmerich	Hermanos	Holmes	Keystone	Layla
ASSETS
Current assets:
Cash	$25,648	$25,648	$18,024	$20,497	$16,072	$20,391	$25,430
Prepaid expenses	-	-	630	1,645	330	-	-
Due from (to) third party property manager	(2,314)	(2,245)	7,388	7,085	4,034	(1,340)	(3,124)
Total current assets	23,334	23,403	26,043	29,228	20,436	19,051	22,306
Due to (from) related parties	1,064	1,064	-	-	-	-	-
Property and equipment, net	360,771	360,771	249,871	318,156	174,185	349,835	326,548
Deposits	-	-	1,795	2,395	1,395	-	-
Total assets	$385,170	$385,239	$277,708	$349,779	$196,015	$368,886	$348,854

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$2,543	$2,543	$6,895	$6,281	$6,153	$1,725	$2,100
Accounts payable	-	-	-	-	-	-	-
Due to (from) related parties	-	-	1,498	24,763	3,592	638	538
Total Current liabilities	2,543	2,543	8,392	31,043	9,745	2,363	2,637
Tenant deposits	-	-	1,795	2,395	1,395	-	-
Total Liabilities	2,543	2,543	10,187	33,438	11,140	2,363	2,637
Members’ equity (deficit)
Members’ capital	390,863	390,863	271,597	325,045	189,053	372,691	354,460
Retained earnings (accumulated deficit)	(8,237)	(8,168)	(4,076)	(8,704)	(4,177)	(6,169)	(8,243)
Total members’ equity (deficit)	382,626	382,695	267,521	316,341	184,876	366,522	346,216
Total liabilities and members’ equity (deficit)	$385,170	$385,239	$277,708	$349,779	$196,015	$368,886	$348,854

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Liberty	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy
ASSETS
Current assets:
Cash	$8,847	$18,089	$23,293	$14,661	$16,032	$22,147	$19,502
Prepaid expenses	879	559	-	997	962	404	-
Due from (to) third party property manager	5,263	134	(3,040)	5,873	5,357	3,226	(6,535)
Total current assets	14,989	18,781	20,253	21,531	22,351	25,778	12,967
Due to (from) related parties	4,196	-	-	6,369	-	-	993
Property and equipment, net	255,173	279,987	303,905	258,455	277,976	206,527	180,464
Deposits	1,895	-	2,095	2,495	1,995	2,195	-
Total assets	$276,252	$298,769	$326,253	$288,850	$302,322	$234,499	$194,424

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$9,485	$5,042	$2,072	$10,842	$10,266	$5,240	$2,222
Accounts payable	-	-	-	-	-	-	-
Due to (from) related parties	-	5,046	587	-	929	5,395	-
Total Current liabilities	9,485	10,088	2,659	10,842	11,195	10,635	2,222
Tenant deposits	1,895	-	2,095	2,495	1,995	2,195	-
Total Liabilities	11,380	10,088	4,754	13,337	13,190	12,830	2,222
Members’ equity (deficit)
Members’ capital	271,459	307,508	329,623	282,220	300,629	225,821	203,902
Retained earnings (accumulated deficit)	(6,586)	(18,827)	(8,124)	(6,707)	(11,497)	(4,151)	(11,699)
Total members’ equity (deficit)	264,873	288,681	321,499	275,513	289,132	221,670	192,203
Total liabilities and members’ equity (deficit)	$276,252	$298,769	$326,253	$288,850	$302,322	$234,499	$194,424

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Meridian	Montgomery	Northbrook	Northridge	Oakland	Palmore	Pebblestone
ASSETS
Current assets:
Cash	$14,399	$9,225	$22,111	$-	$474	$20,957	$19,914
Prepaid expenses	519	408	-	-	-	1,461	-
Due from (to) third party property manager	4,436	(3,740)	(1,053)	(819)	(763)	(9,418)	(1,439)
Total current assets	19,354	5,893	21,058	(819)	(289)	13,001	18,475
Due to (from) related parties	-	-	-	-	-	-	-
Property and equipment, net	262,257	202,635	283,937	261,912	308,906	204,763	339,409
Deposits	1,850	-	-	-	-	1,645	-
Total assets	$283,461	$208,527	$304,995	$261,093	$308,617	$219,409	$357,883

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$5,196	$1,725	$2,068	$1,725	$2,169	$4,384	$1,725
Accounts payable	-	-	-	-	-	-	-
Due to (from) related parties	37	1,420	672	262,264	310,829	6,477	643
Total Current liabilities	5,233	3,145	2,740	263,989	312,998	10,861	2,368
Tenant deposits	1,850	-	-	-	-	1,645	-
Total Liabilities	7,083	3,145	2,740	263,989	312,998	12,506	2,368
Members’ equity (deficit)
Members’ capital	290,096	225,702	308,771	-	-	215,885	361,784
Retained earnings (accumulated deficit)	(13,717)	(20,319)	(6,516)	(2,896)	(4,381)	(8,982)	(6,269)
Total members’ equity (deficit)	276,379	205,383	302,255	(2,896)	(4,381)	206,903	355,515
Total liabilities and members’ equity (deficit)	$283,461	$208,527	$304,995	$261,093	$308,617	$219,409	$357,883

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Perdita	Phoebe	Pongo	Portsmouth	Rachel	Ratliff	Riverwood
ASSETS
Current assets:
Cash	$20,883	$-	$23,895	$15,915	$-	$24,017	$10,050
Prepaid expenses	451	-	451	371	-	-	402
Due from (to) third party property manager	5,062	(660)	6,599	2,628	(961)	(2,521)	2,209
Total current assets	26,396	(660)	30,945	18,914	(961)	21,496	12,661
Due to (from) related parties	-	-	-	-	-	-	-
Property and equipment, net	329,108	279,028	329,108	211,116	291,255	321,513	295,031
Deposits	1,995	-	3,143	2,693	-	2,095	1,995
Total assets	$357,499	$278,368	$363,196	$232,723	$290,294	$345,104	$309,687

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$5,255	$1,725	$5,644	$7,169	$2,051	$2,389	$5,236
Accounts payable	-	-	-	-	-	-	-
Due to (from) related parties	642	280,364	960	3,370	291,712	379	725
Total Current liabilities	5,897	282,089	6,604	10,539	293,764	2,767	5,961
Tenant deposits	1,995	-	3,143	2,693	-	2,095	1,995
Total Liabilities	7,892	282,089	9,747	13,231	293,764	4,862	7,956
Members’ equity (deficit)
Members’ capital	359,668	-	359,695	229,991	536	349,272	324,025
Retained earnings (accumulated deficit)	(10,061)	(3,721)	(6,246)	(10,500)	(4,006)	(9,031)	(22,294)
Total members’ equity (deficit)	349,607	(3,721)	353,449	219,491	(3,470)	340,241	301,731
Total liabilities and members’ equity (deficit)	$357,499	$278,368	$363,196	$232,723	$290,294	$345,104	$309,687

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Roanoke	Ross	Sansa	Sheezy	Sherwood	Summerglen	Tansel
ASSETS
Current assets:
Cash	$22,821	$-	$19,502	$18,930	$16,955	$12,041	$18,170
Prepaid expenses	457	-	-	434	284	674	806
Due from (to) third party property manager	4,065	(1,016)	(4,521)	5,385	(7,443)	6,228	(10,441)
Total current assets	27,343	(1,016)	14,980	24,749	9,796	18,943	8,535
Due to (from) related parties	-	-	941	-	1,385	-	3,030
Property and equipment, net	332,988	336,021	180,464	229,192	173,066	239,788	322,994
Deposits	2,495	-	-	2,045	1,395	1,795	2,395
Total assets	$362,825	$335,005	$196,386	$255,986	$185,641	$260,526	$336,955

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$8,634	$1,990	$4,646	$8,100	$5,372	$7,274	$5,957
Accounts payable	-	-	-	-	-	-	-
Due to (from) related parties	120	336,661	-	2,198	-	5,254	-
Total Current liabilities	8,755	338,651	4,646	10,298	5,372	12,528	5,957
Tenant deposits	2,495	-	-	2,045	1,395	1,795	2,395
Total Liabilities	11,250	338,651	4,646	12,343	6,767	14,323	8,352
Members’ equity (deficit)
Members’ capital	362,426	536	201,482	242,758	197,887	255,782	357,084
Retained earnings (accumulated deficit)	(10,850)	(4,182)	(9,743)	886	(19,013)	(9,579)	(28,481)
Total members’ equity (deficit)	351,576	(3,646)	191,739	243,643	178,874	246,203	328,603
Total liabilities and members’ equity (deficit)	$362,825	$335,005	$196,386	$255,986	$185,641	$260,526	$336,955

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Thomas	Tytus	Vanzant	Watson	Westhaven	Wheeler	Williamson
ASSETS
Current assets:
Cash	$16,283	$19,860	$-	$15,170	$18,441	$18,711	$22,367
Prepaid expenses	445	368	-	330	432	409	473
Due from (to) third party property manager	1,789	5,598	(4,477)	4,151	3,448	4,769	6,321
Total current assets	18,517	25,827	(4,477)	19,652	22,320	23,890	29,161
Due to (from) related parties	-	-	-	-	-	-	-
Property and equipment, net	217,073	258,292	356,166	174,185	252,596	206,227	284,999
Deposits	1,795	1,995	-	1,395	3,243	1,649	3,293
Total assets	$237,385	$286,114	$351,688	$195,231	$278,159	$231,766	$317,453

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$4,829	$9,050	$1,725	$5,736	$7,520	$4,980	$7,922
Accounts payable	-	-	-	-	-	-	-
Due to (from) related parties	5,124	924	356,515	3,263	4,455	5,140	2,569
Total Current liabilities	9,952	9,974	358,240	8,999	11,975	10,120	10,492
Tenant deposits	1,795	1,995	-	1,395	3,243	1,649	3,293
Total Liabilities	11,747	11,969	358,240	10,394	15,218	11,769	13,784
Members’ equity (deficit)
Members’ capital	229,456	282,289	-	192,616	270,078	222,641	307,829
Retained earnings (accumulated deficit)	(3,818)	(8,144)	(6,552)	(7,778)	(7,136)	(2,644)	(4,161)
Total members’ equity (deficit)	225,638	274,145	(6,552)	184,838	262,942	219,997	303,669
Total liabilities and members’ equity (deficit)	$237,385	$286,114	$351,688	$195,231	$278,159	$231,766	$317,453

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Woodland	Woodwind	Wynde	Wyndhurst	Zane	Consolidated
ASSETS
Current assets:
Cash	$3,099	$14,885	$4,736	$-	$18,061	$1,223,390
Prepaid expenses	316	506	411	-	295	35,608
Due from (to) third party property manager	3,865	1,582	5,976	(542)	3,732	120,179
Total current assets	7,280	16,973	11,124	(542)	22,087	1,379,176
Due to (from) related parties	995	-	-	-	-	43,999
Property and equipment, net	165,392	252,302	253,323	312,177	162,078	21,914,309
Deposits	1,295	1,695	1,895	-	1,275	121,579
Total assets	$174,961	$270,970	$266,342	$311,635	$185,441	$23,459,064

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$4,459	$5,026	$4,708	$2,248	$4,333	$393,105
Accounts payable	-	-	-	-	-	32
Due to (from) related parties	-	5,711	11,143	312,500	916	2,974,360
Total Current liabilities	4,459	10,737	15,851	314,748	5,249	3,367,497
Tenant deposits	1,295	1,695	1,895	-	1,275	121,579
Total Liabilities	5,754	12,432	17,746	314,748	6,524	3,489,076
Members’ equity (deficit)
Members’ capital	180,913	267,366	269,364	522	183,635	20,769,690
Retained earnings (accumulated deficit)	(11,706)	(8,828)	(20,768)	(3,635)	(4,719)	(799,703)
Total members’ equity (deficit)	169,207	258,538	248,596	(3,113)	178,916	19,969,988
Total liabilities and members’ equity (deficit)	$174,961	$270,970	$266,342	$311,635	$185,441	$23,459,064

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Adams	Antares	Aramis	Arkoma	Arya	Aspen	Athos
Rental income	$(559)	$23,340	$24,540	$19,140	$16,740	$17,776	$25,140

Operating expenses:
Depreciation	-	8,514	8,246	6,489	4,933	7,358	9,155
Insurance	91	1,332	1,338	1,219	662	1,166	4,824
Management fees	463	856	1,047	1,038	2,368	1,067	1,342
Management fees, related party	(115)	3,042	3,073	2,232	1,669	1,962	3,056
Repairs & maintenance	3,930	150	1,729	1,608	15,279	3,327	4,951
Property taxes	228	3,183	3,568	(1,340)	(243)	2,621	5,629
Other operating expenses	2,946	1,775	2,588	2,103	2,134	5,095	2,086
Total operating expenses	7,544	18,851	21,588	13,349	26,802	22,596	31,043

Income (loss) from operations	(8,102)	4,489	2,952	5,791	(10,062)	(4,820)	(5,903)

Other income (expense)
Interest expense	3,000	-	-	-	-	-	-
Other Income	-	-	-	-	-	-	-
Total other income (expense)	3,000	-	-	-	-	-	-

Net income (loss)	$(11,102)	$4,489	$2,952	$5,791	$(10,062)	$(4,820)	$(5,903)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Barclay	Bayne	Bean	Bennett	Benny	Bluebell	Bowling
Rental income	$23,586	$72	$25,740	$20,340	$21,184	$25,440	$17,953

Operating expenses:
Depreciation	8,416	-	8,057	5,820	7,006	8,215	5,724
Insurance	1,178	104	1,691	887	3,003	1,235	953
Management fees	964	252	1,100	1,322	859	850	1,199
Management fees, related party	3,042	6	3,122	1,575	2,385	3,145	1,485
Repairs & maintenance	559	2,515	2,254	1,336	-	-	-
Property taxes	2,482	16	1,373	1,474	3,666	5,632	1,628
Other operating expenses	2,899	2,426	3,216	1,899	2,007	1,867	2,178
Total operating expenses	19,541	5,318	20,813	14,313	18,925	20,945	13,167

Income (loss) from operations	4,046	(5,246)	4,927	6,027	2,258	4,495	4,786

Other income (expense)
Interest expense	-	2,876	-	-	-	-	-
Other Income	-	-	-	-	-	-	-
Total other income (expense)	-	2,876	-	-	-	-	-

Net income (loss)	$4,046	$(8,122)	$4,927	$6,027	$2,258	$4,495	$4,786

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Boxwood	Bradford	Brookwood	Bryant	Caden	Camellia	Caterpillar
Rental income	$-	$22,686	$22,440	$25,140	$17,313	$21,540	$21,540

Operating expenses:
Depreciation	-	8,361	7,707	8,784	6,875	9,622	8,248
Insurance	98	924	866	3,692	1,130	1,130	4,327
Management fees	5	840	1,459	874	2,596	1,580	1,460
Management fees, related party	-	2,957	2,020	2,851	1,405	1,674	2,213
Repairs & maintenance	45	-	505	-	10,126	3,276	-
Property taxes	61	2,507	3,657	5,488	1,348	3,354	4,581
Other operating expenses	2,555	2,078	1,824	1,835	2,548	1,601	2,675
Total operating expenses	2,762	17,667	18,038	23,523	26,028	22,236	23,504

Income (loss) from operations	(2,762)	5,019	4,402	1,617	(8,715)	(696)	(1,964)

Other income (expense)
Interest expense	2,695	-	-	-	15	-	-
Other Income	-	-	-	-	-	-	-
Total other income (expense)	2,695	-	-	-	15	-	-

Net income (loss)	$(5,457)	$5,019	$4,402	$1,617	$(8,730)	$(696)	$(1,964)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Chilhowee	Claremore	Collinison	Cordero	Cristalino	Ellie	Emelina
Rental income	$19,000	$11,334	$24,860	$24,540	$26,214	$8,362	$20,940

Operating expenses:
Depreciation	8,941	6,464	8,303	7,720	8,450	7,897	8,243
Insurance	1,880	2,088	1,099	936	1,796	1,805	1,216
Management fees	858	1,142	979	1,141	1,453	822	930
Management fees, related party	2,903	1,614	3,025	2,653	3,187	1,762	2,335
Repairs & maintenance	2,865	3,959	1,462	2,525	6,830	140	675
Property taxes	(1,329)	797	1,618	3,247	4,814	(700)	2,693
Other operating expenses	5,537	10,469	3,507	1,811	4,717	7,506	2,010
Total operating expenses	21,655	26,532	19,992	20,034	31,246	19,232	18,103

Income (loss) from operations	(2,655)	(15,198)	4,868	4,506	(5,033)	(10,870)	2,837

Other income (expense)
Interest expense	-	-	-	-	46	-	-
Other Income	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	46	-	-

Net income (loss)	$(2,655)	$(15,198)	$4,868	$4,506	$(5,078)	$(10,870)	$2,837

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Ethan	Frances	Glenncrest	Gordon	Haikey	Hamblen	Hancock
Rental income	$17,700	$23,163	$23,741	$22,740	$20,574	$25,140	$23,870

Operating expenses:
Depreciation	7,279	7,035	7,982	7,024	6,735	7,053	8,454
Insurance	974	1,086	1,096	1,092	2,534	713	1,507
Management fees	2,134	873	854	925	946	870	919
Management fees, related party	1,734	2,264	1,639	2,637	2,274	2,709	2,690
Repairs & maintenance	3,956	-	-	252	739	-	790
Property taxes	2,052	551	1,547	3,130	1,945	346	3,290
Other operating expenses	1,634	5,910	6,024	2,037	2,734	2,134	1,691
Total operating expenses	19,763	17,717	19,143	17,097	17,906	13,826	19,340

Income (loss) from operations	(2,063)	5,445	4,598	5,643	2,668	11,314	4,529

Other income (expense)
Interest expense	98	-	6,314	-	-	-	-
Other Income	-	-	-	-	-	-	-
Total other income (expense)	98	-	6,314	-	-	-	-

Net income (loss)	$(2,160)	$5,445	$(1,716)	$5,643	$2,668	$11,314	$4,529

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Hardman	Haven	Haverhill	Haybridge	Hedgecrest	Helmerich	Hermanos
Rental income	$29,940	$13,820	$24,819	$22,626	$18,554	$19,306	$16,270

Operating expenses:
Depreciation	10,652	5,098	6,449	9,862	9,862	6,925	11,828
Insurance	1,161	359	1,172	1,005	1,005	1,996	1,667
Management fees	944	946	1,588	824	1,051	897	1,056
Management fees, related party	3,880	1,516	1,805	3,270	2,944	2,231	2,602
Repairs & maintenance	843	2,457	605	980	3,510	-	2,274
Property taxes	3,549	856	3,465	2,088	2,068	884	4,680
Other operating expenses	2,628	3,338	1,655	3,912	3,614	2,478	4,750
Total operating expenses	23,656	14,570	16,740	21,941	24,053	15,411	28,856

Income (loss) from operations	6,284	(749)	8,080	685	(5,500)	3,895	(12,586)

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Other Income	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-

Net income (loss)	$6,284	$(749)	$8,080	$685	$(5,500)	$3,895	$(12,586)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Holmes	Johnson	Keystone	Langley	Laurel	Layla	Liberty
Rental income	$16,740	$13,185	$25,322	$114	$24,710	$24,845	$21,787

Operating expenses:
Depreciation	4,839	3,759	8,771	-	7,718	8,906	9,716
Insurance	932	587	1,494	101	1,606	1,304	3,220
Management fees	981	694	1,013	657	993	1,199	2,572
Management fees, related party	1,557	1,450	3,266	(61)	2,380	3,251	2,528
Repairs & maintenance	1,406	2,744	1,430	5,870	2,225	3,293	1,899
Property taxes	(1,430)	1,780	2,279	596	2,878	1,831	4,543
Other operating expenses	1,528	7,228	4,118	2,755	6,535	4,108	2,706
Total operating expenses	9,812	18,242	22,371	9,918	24,335	23,893	27,184

Income (loss) from operations	6,928	(5,057)	2,950	(9,804)	375	952	(5,397)

Other income (expense)
Interest expense	-	2,993	-	3,644	7,746	-	60
Other Income	-	-	-	-	-	-	-
Total other income (expense)	-	2,993	-	3,644	7,746	-	60

Net income (loss)	$6,928	$(8,050)	$2,950	$(13,448)	$(7,371)	$952	$(5,457)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy	Meridian
Rental income	$17,689	$25,440	$24,540	$26,005	$20,940	$15,692	$22,245

Operating expenses:
Depreciation	9,389	8,288	8,140	8,571	5,724	4,933	8,697
Insurance	1,209	1,101	4,640	4,249	988	662	1,474
Management fees	1,446	892	1,040	940	1,246	970	1,841
Management fees, related party	1,668	3,153	2,781	3,028	2,187	1,585	2,662
Repairs & maintenance	11,214	220	1,741	999	4,058	1,298	956
Property taxes	4,659	1,582	5,002	5,392	1,654	(238)	2,021
Other operating expenses	6,484	2,776	1,790	3,232	2,286	2,923	2,139
Total operating expenses	36,069	18,011	25,134	26,411	18,142	12,134	19,791

Income (loss) from operations	(18,380)	7,429	(594)	(406)	2,798	3,558	2,454

Other income (expense)
Interest expense	66	-	-	-	-	-	-
Other Income	-	-	-	-	-	-	-
Total other income (expense)	66	-	-	-	-	-	-

Net income (loss)	$(18,446)	$7,429	$(594)	$(406)	$2,798	$3,558	$2,454

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Metallo	Misty	Montgomery	Northbrook	Northridge	Oakland	Palmore
Rental income	$-	$1,403	$16,624	$17,055	$10,679	$20,129	$17,040

Operating expenses:
Depreciation	-	-	7,441	7,744	6,481	8,444	6,911
Insurance	-	104	1,014	1,006	1,485	1,062	2,032
Management fees	369	235	3,652	666	651	762	1,095
Management fees, related party	-	215	1,450	2,426	1,844	1,441	1,723
Repairs & maintenance	3,695	1,650	3,958	-	199	1,316	2,282
Property taxes	(25)	575	2,177	3,362	2,411	1,366	994
Other operating expenses	1,984	5,518	3,881	4,968	7,777	6,971	1,727
Total operating expenses	6,023	8,297	23,574	20,172	20,848	21,361	16,764

Income (loss) from operations	(6,023)	(6,894)	(6,949)	(3,117)	(10,170)	(1,232)	276

Other income (expense)
Interest expense	1,657	3,270	29	-	-	8,263	-
Other Income	-	-	(6,998)	-	-	-	-
Total other income (expense)	1,657	3,270	(6,969)	-	-	8,263	-

Net income (loss)	$(7,680)	$(10,164)	$19	$(3,117)	$(10,170)	$(9,496)	$276

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Pebblestone	Perdita	Phoebe	Pongo	Portsmouth	Presidio	Rachel
Rental income	$24,394	$23,452	$18,240	$24,577	$21,540	$-	$18,315

Operating expenses:
Depreciation	8,510	9,121	7,000	9,121	5,864	-	7,943
Insurance	1,481	1,093	1,526	1,093	1,122	73	1,087
Management fees	812	859	865	931	980	1,029	821
Management fees, related party	3,200	3,197	1,311	3,287	2,161	-	2,064
Repairs & maintenance	-	190	1,650	910	1,405	10,293	810
Property taxes	2,349	2,672	1,534	2,672	2,976	378	819
Other operating expenses	4,303	2,109	6,211	2,115	1,474	2,009	6,980
Total operating expenses	20,655	19,241	20,098	20,129	15,983	13,782	20,526

Income (loss) from operations	3,740	4,211	(1,858)	4,448	5,557	(13,782)	(2,211)

Other income (expense)
Interest expense	-	-	6,011	-	-	2,338	-
Other Income	-	-	-	-	-	-	-
Total other income (expense)	-	-	6,011	-	-	2,338	-

Net income (loss)	$3,740	$4,211	$(7,869)	$4,448	$5,557	$(16,120)	$(2,211)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Ratliff	Riverwood	Roanoke	Robinson	Ross	Sansa	Sedgefield
Rental income	$21,200	$24,528	$32,239	$3,799	$27,531	$16,740	$16,766

Operating expenses:
Depreciation	8,789	10,040	9,207	735	9,164	4,933	6,020
Insurance	1,021	1,377	1,602	194	1,353	662	1,018
Management fees	909	1,719	1,208	197	880	846	1,123
Management fees, related party	3,001	2,115	3,917	488	2,861	1,669	1,399
Repairs & maintenance	990	880	3,683	572	-	60	4,232
Property taxes	422	4,039	1,965	124	1,875	(243)	2,736
Other operating expenses	6,492	1,626	1,065	6,580	6,156	1,912	5,608
Total operating expenses	21,624	21,797	22,647	8,891	22,290	9,839	22,135

Income (loss) from operations	(424)	2,731	9,592	(5,092)	5,241	6,901	(5,369)

Other income (expense)
Interest expense	-	-	-	3,134	-	-	9,583
Other Income	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	3,134	-	-	9,583

Net income (loss)	$(424)	$2,731	$9,592	$(8,226)	$5,241	$6,901	$(14,952)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Seneca	Sheezy	Sherwood	Spangler	Summerglen	Tansel	Thomas
Rental income	$4,065	$21,840	$16,740	$-	$20,122	$28,740	$21,390

Operating expenses:
Depreciation	1,352	6,430	4,796	-	6,661	8,951	6,030
Insurance	265	1,025	939	115	1,883	2,844	762
Management fees	225	937	1,008	961	912	995	1,421
Management fees, related party	628	2,305	1,637	-	2,182	3,581	1,606
Repairs & maintenance	466	1,224	819	3,300	150	1,271	1,116
Property taxes	191	2,382	(1,260)	578	647	3,340	2,098
Other operating expenses	6,549	3,331	1,524	2,190	1,988	1,907	1,856
Total operating expenses	9,676	17,635	9,463	7,144	14,423	22,889	14,889

Income (loss) from operations	(5,612)	4,205	7,277	(7,144)	5,699	5,851	6,501

Other income (expense)
Interest expense	2,743	-	-	3,168	-	-	-
Other Income	-	-	-	-	-	-	-
Total other income (expense)	2,743	-	-	3,168	-	-	-

Net income (loss)	$(8,355)	$4,205	$7,277	$(10,312)	$5,699	$5,851	$6,501

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Tomlinson	Tytus	Vanzant	Watson	Westhaven	Wheeler	Williamson
Rental income	$-	$24,540	$24,022	$16,740	$18,979	$19,788	$26,640

Operating expenses:
Depreciation	-	7,158	8,914	4,839	7,017	5,729	7,880
Insurance	74	963	1,139	932	1,174	953	1,009
Management fees	27	879	1,322	840	1,661	840	840
Management fees, related party	-	2,813	2,749	1,557	2,278	1,991	3,144
Repairs & maintenance	274	386	6,260	-	7,101	-	-
Property taxes	251	3,796	1,003	(1,430)	4,839	1,628	2,882
Other operating expenses	1,833	1,632	5,868	1,498	1,836	1,167	1,839
Total operating expenses	2,459	17,628	27,255	8,235	25,907	12,308	17,594

Income (loss) from operations	(2,459)	6,912	(3,234)	8,505	(6,927)	7,480	9,046

Other income (expense)
Interest expense	2,368	-	-	-	-	-	-
Other Income	-	-	-	-	-	-	-
Total other income (expense)	2,368	-	-	-	-	-	-

Net income (loss)	$(4,828)	$6,912	$(3,234)	$8,505	$(6,927)	$7,480	$9,046

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Woodland	Woodwind	Wynde	Wyndhurst	Zane	Consolidated
Rental income	$15,540	$20,327	$23,640	$23,142	$15,300	$1,805,660

Operating expenses:
Depreciation	5,853	7,008	8,048	8,514	4,481	646,366
Insurance	839	769	1,462	1,686	1,040	124,881
Management fees	840	1,321	980	1,243	855	100,890
Management fees, related party	1,443	1,835	2,551	2,553	1,444	201,974
Repairs & maintenance	-	5,420	1,234	4,013	150	197,763
Property taxes	1,416	2,341	3,246	497	1,531	190,208
Other operating expenses	1,774	1,899	2,064	5,196	1,231	315,688
Total operating expenses	12,165	20,594	19,585	23,701	10,732	1,777,769

Income (loss) from operations	3,375	(267)	4,055	(559)	4,568	27,892

Other income (expense)
Interest expense	-	-	-	-	-	72,115
Other Income	-	-	-	-	-	(6,998)
Total other income (expense)	-	-	-	-	-	65,117

Net income (loss)	$3,375	$(267)	$4,055	$(559)	$4,568	$(37,225)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Antares	Aramis	Arkoma	Arya	Aspen	Athos	Barclay

Rental income	$4,603	$1,091	$11,474	$605	$1,264	$8,380	$14,004

Operating expenses:
Depreciation	4,257	4,123	3,786	411	4,905	4,188	4,909
Insurance	645	629	562	108	576	1,825	636
Management fees	967	875	646	814	287	1,272	499
Management fees, related party	313	317	595	90	1,230	680	917
Repairs & maintenance	7,577	8,196	858	7,435	518	4,084	467
Property taxes	2,067	2,246	1,738	330	2,074	2,285	781
Other operating expenses	6,479	5,786	5,807	5,591	6,734	6,908	5,537
Total operating expenses	22,306	22,172	13,991	14,779	16,323	21,243	13,746

Income (loss) from operations	(17,703)	(21,082)	(2,517)	(14,175)	(15,059)	(12,863)	258

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-

Net income (loss)	$(17,703)	$(21,082)	$(2,517)	$(14,175)	$(15,059)	$(12,863)	$258

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Bean	Bennett	Benny	Bluebell	Bowling	Bradford	Brookwood

Rental income	$1,144	$9,951	$4,667	$11,377	$14,661	$6,976	$8,544

Operating expenses:
Depreciation	1,343	3,880	4,671	4,108	4,293	4,877	5,138
Insurance	243	469	1,051	686	704	632	592
Management fees	380	591	321	521	1,141	361	511
Management fees, related party	314	1,253	1,311	790	1,410	583	1,525
Repairs & maintenance	3,100	3,564	2,774	1,006	300	1,285	3,339
Property taxes	805	1,080	2,057	3,651	730	2,279	2,739
Other operating expenses	5,950	5,605	7,468	5,762	7,306	6,083	5,642
Total operating expenses	12,136	16,441	19,652	16,523	15,883	16,100	19,487

Income (loss) from operations	(10,992)	(6,490)	(14,985)	(5,146)	(1,222)	(9,124)	(10,943)

Other income (expense)
Interest expense	-	-	-	-	3,041	-	-
Total other income (expense)	-	-	-	-	3,041	-	-

Net income (loss)	$(10,992)	$(6,490)	$(14,985)	$(5,146)	$(4,262)	$(9,124)	$(10,943)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Bryant	Caden	Camellia	Caterpillar	Chilhowee	Claremore	Collinison

Rental income	$13,338	$14,125	$15,803	$4,111	$24,242	$9,738	$1,625

Operating expenses:
Depreciation	5,033	5,156	6,415	4,124	8,196	3,771	-
Insurance	1,779	643	656	1,345	1,103	1,016	90
Management fees	1,191	1,484	1,063	386	1,247	390	342
Management fees, related party	1,697	1,820	1,397	437	2,789	1,266	60
Repairs & maintenance	1,535	8,896	-	5,559	3,619	189	2,715
Property taxes	3,971	251	1,101	3,326	3,549	1,741	293
Other operating expenses	7,037	7,802	6,317	8,523	4,754	6,204	6,021
Total operating expenses	22,241	26,053	16,947	23,701	25,257	14,577	9,520

Income (loss) from operations	(8,903)	(11,928)	(1,144)	(19,590)	(1,015)	(4,839)	(7,895)

Other income (expense)
Interest expense	-	3,939	-	-	-	-	-
Total other income (expense)	-	3,939	-	-	-	-	-

Net income (loss)	$(8,903)	$(15,866)	$(1,144)	$(19,590)	$(1,015)	$(4,839)	$(7,895)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Cordero	Cristalino	Ellie	Emelina	Ethan	Frances	Glenncrest

Rental income	$13,974	$5,071	$-	$15,930	$8,821	$-	$-

Operating expenses:
Depreciation	4,568	6,338	1,316	6,066	3,617	-	-
Insurance	551	204	228	643	515	-	87
Management fees	1,499	2,420	274	1,952	562	46	-
Management fees, related party	1,648	1,395	287	1,824	988	417	435
Repairs & maintenance	9,416	18,347	2,741	5,550	12,350	463	-
Property taxes	1,754	2,029	788	2,263	599	(376)	64
Other operating expenses	6,566	9,471	5,485	8,333	6,735	2,749	2,388
Total operating expenses	26,002	40,203	11,119	26,632	25,365	3,299	2,974

Income (loss) from operations	(12,028)	(35,132)	(11,119)	(10,702)	(16,544)	(3,299)	(2,974)

Other income (expense)
Interest expense	-	5,861	-	-	-	-	-
Total other income (expense)	-	5,861	-	-	-	-	-

Net income (loss)	$(12,028)	$(40,993)	$(11,119)	$(10,702)	$(16,544)	$(3,299)	$(2,974)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Gordon	Haikey	Hamblen	Hancock	Hardman	Haven	Haverhill

Rental income	$7,327	$10,789	$16,692	$6,953	$2,578	$11,393	$2,758

Operating expenses:
Depreciation	4,098	3,368	4,702	4,845	-	3,824	4,299
Insurance	551	665	538	577	83	575	512
Management fees	661	430	1,528	1,228	484	1,402	546
Management fees, related party	561	1,346	1,801	1,491	66	1,206	1,056
Repairs & maintenance	3,435	1,053	9,435	4,306	3,435	7,790	6,198
Property taxes	2,722	1,597	2,114	2,209	355	841	3,165
Other operating expenses	7,223	6,518	7,333	6,914	5,519	7,067	6,539
Total operating expenses	19,250	14,977	27,450	21,569	9,942	22,705	22,315

Income (loss) from operations	(11,923)	(4,189)	(10,758)	(14,616)	(7,364)	(11,313)	(19,557)

Other income (expense)
Interest expense	-	-	-	-	-	2,832	-
Total other income (expense)	-	-	-	-	-	2,832	-

Net income (loss)	$(11,923)	$(4,189)	$(10,758)	$(14,616)	$(7,364)	$(14,144)	$(19,557)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Haybridge	Hedgecrest	Helmerich	Hermanos	Holmes	Keystone	Layla

Rental income	$-	$-	$11,526	$20,785	$11,160	$-	$-

Operating expenses:
Depreciation	822	822	4,039	9,122	3,226	-	-
Insurance	216	216	1,093	651	440	-	97
Management fees	175	175	424	1,889	826	87	239
Management fees, related party	-	-	1,445	2,513	1,038	-	162
Repairs & maintenance	1,749	1,749	366	5,426	2,656	865	2,390
Property taxes	660	660	1,883	2,379	1,454	82	297
Other operating expenses	4,615	4,546	6,352	7,510	5,698	5,135	5,059
Total operating expenses	8,237	8,168	15,602	29,489	15,337	6,169	8,243

Income (loss) from operations	(8,237)	(8,168)	(4,076)	(8,704)	(4,177)	(6,169)	(8,243)

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-

Net income (loss)	$(8,237)	$(8,168)	$(4,076)	$(8,704)	$(4,177)	$(6,169)	$(8,243)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Liberty	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy

Rental income	$12,886	$-	$919	$13,497	$10,230	$12,328	$-

Operating expenses:
Depreciation	4,865	5,185	-	4,087	4,201	3,339	411
Insurance	1,585	598	90	1,819	1,736	550	108
Management fees	1,437	172	302	1,251	1,303	991	546
Management fees, related party	721	1,274	154	845	673	634	90
Repairs & maintenance	1,539	1,966	2,315	1,445	3,840	4,314	5,463
Property taxes	3,183	3,720	276	3,982	3,678	557	330
Other operating expenses	6,142	5,911	5,906	6,775	6,295	6,093	4,751
Total operating expenses	19,472	18,827	9,043	20,204	21,727	16,479	11,699

Income (loss) from operations	(6,586)	(18,827)	(8,124)	(6,707)	(11,497)	(4,151)	(11,699)

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-

Net income (loss)	$(6,586)	$(18,827)	$(8,124)	$(6,707)	$(11,497)	$(4,151)	$(11,699)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Meridian	Montgomery	Northbrook	Northridge	Oakland	Palmore	Pebblestone

Rental income	$8,396	$-	$-	$-	$-	$11,533	$-

Operating expenses:
Depreciation	4,240	3,752	-	-	704	4,368	-
Insurance	677	543	85	-	166	468	-
Management fees	991	737	44	17	-	2,028	83
Management fees, related party	727	1,263	-	-	461	1,205	-
Repairs & maintenance	7,814	3,430	438	169	55	5,330	825
Property taxes	480	693	564	-	563	286	83
Other operating expenses	7,185	9,901	5,385	2,710	2,433	6,830	5,278
Total operating expenses	22,113	20,319	6,516	2,896	4,381	20,515	6,269

Income (loss) from operations	(13,717)	(20,319)	(6,516)	(2,896)	(4,381)	(8,982)	(6,269)

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-

Net income (loss)	$(13,717)	$(20,319)	$(6,516)	$(2,896)	$(4,381)	$(8,982)	$(6,269)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Perdita	Phoebe	Pongo	Portsmouth	Rachel	Ratliff	Riverwood

Rental income	$6,783	$-	$8,799	$13,434	$-	$1,625	$7,276

Operating expenses:
Depreciation	5,320	-	5,320	3,910	-	732	5,321
Insurance	682	-	682	469	87	174	609
Management fees	415	60	380	1,444	41	279	329
Management fees, related party	595	414	686	1,473	433	220	541
Repairs & maintenance	3,486	600	1,685	8,844	410	1,965	12,320
Property taxes	764	16	764	1,757	265	585	3,893
Other operating expenses	5,581	2,631	5,527	6,036	2,771	6,702	6,558
Total operating expenses	16,844	3,721	15,045	23,933	4,006	10,656	29,570

Income (loss) from operations	(10,061)	(3,721)	(6,246)	(10,500)	(4,006)	(9,031)	(22,294)

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-

Net income (loss)	$(10,061)	$(3,721)	$(6,246)	$(10,500)	$(4,006)	$(9,031)	$(22,294)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Roanoke	Ross	Sansa	Sheezy	Sherwood	Summerglen	Tansel

Rental income	$10,759	$-	$2,465	$20,020	$5,303	$11,470	$6,197

Operating expenses:
Depreciation	4,604	-	411	5,895	2,798	4,441	5,222
Insurance	692	100	108	823	440	1,049	1,391
Management fees	940	46	630	1,009	1,433	487	1,833
Management fees, related party	776	500	147	1,997	249	1,617	542
Repairs & maintenance	5,198	460	4,898	2,257	11,053	4,708	14,434
Property taxes	2,414	305	330	2,540	1,283	1,996	2,197
Other operating expenses	6,986	2,771	5,683	4,614	7,059	6,752	9,059
Total operating expenses	21,609	4,182	12,207	19,134	24,316	21,049	34,678

Income (loss) from operations	(10,850)	(4,182)	(9,743)	886	(19,013)	(9,579)	(28,481)

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-

Net income (loss)	$(10,850)	$(4,182)	$(9,743)	$886	$(19,013)	$(9,579)	$(28,481)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Thomas	Tytus	Vanzant	Watson	Westhaven	Wheeler	Williamson

Rental income	$13,742	$9,271	$-	$8,091	$12,053	$12,288	$12,013

Operating expenses:
Depreciation	4,020	4,176	-	3,226	4,678	3,819	3,940
Insurance	484	559	-	440	468	547	600
Management fees	837	514	255	705	789	759	438
Management fees, related party	1,373	652	533	932	1,622	1,255	826
Repairs & maintenance	3,798	1,902	3,659	2,781	2,965	1,676	180
Property taxes	1,254	3,634	(233)	1,454	2,104	337	4,579
Other operating expenses	5,794	5,979	2,338	6,332	6,564	6,538	5,611
Total operating expenses	17,560	17,415	6,552	15,869	19,189	14,931	16,174

Income (loss) from operations	(3,818)	(8,144)	(6,552)	(7,778)	(7,136)	(2,644)	(4,161)

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-

Net income (loss)	$(3,818)	$(8,144)	$(6,552)	$(7,778)	$(7,136)	$(2,644)	$(4,161)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Woodland	Woodwind	Wynde	Wyndhurst	Zane	Consolidated

Rental income	$7,813	$11,865	$10,966	$-	$8,403	$597,902

Operating expenses:
Depreciation	3,293	4,672	4,300	-	2,241	270,143
Insurance	448	545	635	93	453	45,432
Management fees	1,881	775	2,584	-	694	61,589
Management fees, related party	295	1,487	1,457	467	334	69,942
Repairs & maintenance	6,093	5,346	15,504	240	2,735	324,876
Property taxes	301	2,261	760	285	305	121,178
Other operating expenses	7,208	5,607	6,495	2,549	6,361	488,773
Total operating expenses	19,519	20,693	31,734	3,635	13,122	1,381,933

Income (loss) from operations	(11,706)	(8,828)	(20,768)	(3,635)	(4,719)	(784,031)

Other income (expense)
Interest expense	-	-	-	-	-	15,672
Total other income (expense)	-	-	-	-	-	15,672

Net income (loss)	$(11,706)	$(8,828)	$(20,768)	$(3,635)	$(4,719)	$(799,703)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Adams	Antares	Aramis	Arkoma	Arya	Aspen	Athos

Balance at January 1, 2024	$-	$319,898	$305,955	$255,800	$189,707	$271,438	$304,549
Issuance of membership units, net of offering costs	-	-	650	-	-	-	762
Redemption of membership units	-	-	-	-	-	(100)	-
Deemed contribution from Manager	3,000	-	-	-	-	-	-
Distributions	-	(15,739)	(15,551)	(14,682)	(8,841)	(10,135)	(13,706)
Net income (loss)	(11,102)	4,489	2,952	5,791	(10,062)	(4,820)	(5,903)
Balance at December 31, 2024	$(8,102)	$308,648	$294,006	$246,908	$170,803	$256,383	$285,701

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Barclay	Bayne	Bean	Bennett	Benny	Bluebell	Bowling

Balance at January 1, 2024	$329,476	$-	$305,397	$216,679	$258,203	$318,328	$211,130
Issuance of membership units, net of offering costs	289	-	-	-	-	-	-
Redemption of membership units	-	-	-	-	(300)	-	-
Deemed contribution from Manager	-	-	-	-	-	-	-
Distributions	(18,107)	-	(17,871)	(14,261)	(13,472)	(17,824)	(12,174)
Net income (loss)	4,046	(8,122)	4,927	6,027	2,258	4,495	4,786
Balance at December 31, 2024	$315,703	$(8,122)	$292,453	$208,445	$246,690	$304,999	$203,742

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Boxwood	Bradford	Brookwood	Bryant	Caden	Camellia	Caterpillar

Balance at January 1, 2024	$-	$324,785	$282,410	$288,572	$246,877	$273,042	$314,213
Issuance of membership units, net of offering costs	-	-	-	-	-	-	-
Redemption of membership units	-	-	(300)	(300)	-	-	-
Deemed contribution from Manager	-	-	-	-	-	-	-
Distributions	-	(17,127)	(14,429)	(14,852)	(5,962)	(14,912)	(11,401)
Net income (loss)	(5,457)	5,019	4,402	1,617	(8,730)	(696)	(1,964)
Balance at December 31, 2024	$(5,457)	$312,677	$272,083	$275,037	$232,185	$257,434	$300,848

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Chilhowee	Claremore	Collinison	Cordero	Cristalino	Ellie	Emelina

Balance at January 1, 2024	$333,585	$246,890	$321,701	$287,156	$293,548	$299,850	$250,360
Issuance of membership units, net of offering costs	-	-	-	-	-	-	-
Redemption of membership units	-	(300)	-	-	(100)	-	-
Deemed contribution from Manager	-	-	-	-	-	-	-
Distributions	(14,836)	(8,373)	(13,954)	(18,036)	(8,182)	(8,302)	(11,154)
Net income (loss)	(2,655)	(15,198)	4,868	4,506	(5,078)	(10,870)	2,837
Balance at December 31, 2024	$316,094	$223,019	$312,615	$273,626	$280,188	$280,678	$242,043

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Ethan	Frances	Glenncrest	Gordon	Haikey	Hamblen	Hancock

Balance at January 1, 2024	$195,283	$(3,010)	$(2,974)	$268,739	$257,206	$262,776	$275,115
Issuance of membership units, net of offering costs	-	304,290	310,787	-	-	-	-
Redemption of membership units	-	-	-	-	-	(300)	(800)
Deemed contribution from Manager	-	-	5,510	-	-	-	-
Distributions	(7,310)	(18,377)	(10,856)	(16,165)	(14,591)	(18,136)	(13,859)
Net income (loss)	(2,160)	5,445	(1,716)	5,643	2,668	11,314	4,529
Balance at December 31, 2024	$185,812	$288,348	$300,751	$258,217	$245,282	$255,655	$264,985

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Hardman	Haven	Haverhill	Haybridge	Hedgecrest	Helmerich	Hermanos

Balance at January 1, 2024	$406,226	$179,568	$230,845	$382,626	$382,695	$267,521	$316,341
Issuance of membership units, net of offering costs	-	-	-	-	-	-	-
Redemption of membership units	-	-	-	-	-	-	-
Deemed contribution from Manager	-	-	-	-	-	-	-
Distributions	(20,252)	(6,156)	(9,784)	(13,771)	(12,673)	(15,632)	(3,847)
Net income (loss)	6,284	(749)	8,080	685	(5,500)	3,895	(12,586)
Balance at December 31, 2024	$392,257	$172,663	$229,141	$369,541	$364,523	$255,784	$299,907

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Holmes	Johnson	Keystone	Langley	Laurel	Layla	Liberty

Balance at January 1, 2024	$184,876	$-	$366,522	$-	$-	$346,216	$264,873
Issuance of membership units, net of offering costs	-	359,646	-	-	364,407	-	658
Redemption of membership units	-	-	-	-	-	-	-
Deemed contribution from Manager	-	2,165	-	3,644	6,988	-	-
Distributions	(12,836)	(9,060)	(19,661)	-	(12,796)	(20,022)	(8,885)
Net income (loss)	6,928	(8,050)	2,950	(13,448)	(7,371)	952	(5,457)
Balance at December 31, 2024	$178,968	$344,701	$349,812	$(9,804)	$351,227	$327,146	$251,189

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy	Meridian

Balance at January 1, 2024	$288,681	$321,499	$275,513	$289,132	$221,670	$192,203	$276,379
Issuance of membership units, net of offering costs	-	-	-	-	549	-	-
Redemption of membership units	(300)	-	-	-	-	-	-
Deemed contribution from Manager	3,192	-	-	-	-	-	-
Distributions	(11,667)	(18,054)	(16,041)	(15,114)	(15,492)	(12,048)	(15,239)
Net income (loss)	(18,446)	7,429	(594)	(406)	2,798	3,558	2,454
Balance at December 31, 2024	$261,460	$310,873	$258,877	$273,612	$209,524	$183,713	$263,593

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Metallo	Misty	Montgomery	Northbrook	Northridge	Oakland	Palmore

Balance at January 1, 2024	$-	$-	$205,383	$302,255	$(2,896)	$(4,381)	$206,903
Issuance of membership units, net of offering costs	-	377,301	-	-	295,804	333,402	-
Redemption of membership units	-	-	-	-	-	-	-
Deemed contribution from Manager	1,657	1,226	-	-	-	7,656	-
Distributions	-	-	(5,904)	(12,872)	(12,586)	(11,779)	(10,149)
Net income (loss)	(7,680)	(10,164)	19	(3,117)	(10,170)	(9,496)	276
Balance at December 31, 2024	$(6,023)	$368,363	$199,498	$286,266	$270,152	$315,401	$197,030

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Pebblestone	Perdita	Phoebe	Pongo	Portsmouth	Presidio	Rachel

Balance at January 1, 2024	$355,515	$349,607	$(3,721)	$353,449	$219,491	$-	$(3,470)
Issuance of membership units, net of offering costs	-	-	302,613	-	-	-	316,212
Redemption of membership units	-	-	-	-	(300)	-	-
Deemed contribution from Manager	-	-	5,246	-	-	-	-
Distributions	(19,593)	(17,178)	(10,690)	(18,418)	(14,436)	-	(14,519)
Net income (loss)	3,740	4,211	(7,869)	4,448	5,557	(16,120)	(2,211)
Balance at December 31, 2024	$339,662	$336,641	$285,579	$339,479	$210,312	$(16,120)	$296,012

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Ratliff	Riverwood	Roanoke	Robinson	Ross	Sansa	Sedgefield

Balance at January 1, 2024	$340,241	$301,731	$351,576	$-	$(3,646)	$191,739	$-
Issuance of membership units, net of offering costs	-	864	671	356,598	364,451	-	334,076
Redemption of membership units	-	-	-	-	-	-	-
Deemed contribution from Manager	-	-	-	1,471	-	-	7,917
Distributions	(17,848)	(15,414)	(21,419)	(1,579)	(20,947)	(12,411)	(9,092)
Net income (loss)	(424)	2,731	9,592	(8,226)	5,241	6,901	(14,952)
Balance at December 31, 2024	$321,970	$289,911	$340,419	$348,264	$345,099	$186,229	$317,949

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Seneca	Sheezy	Sherwood	Spangler	Summerglen	Tansel	Thomas

Balance at January 1, 2024	$-	$243,643	$178,874	$-	$246,203	$328,603	$225,638
Issuance of membership units, net of offering costs	325,931	-	-	-	-	-	-
Redemption of membership units	-	-	-	-	-	-	-
Deemed contribution from Manager	1,576	-	-	-	-	-	-
Distributions	(2,992)	(16,151)	(11,648)	-	(15,228)	(17,966)	(14,918)
Net income (loss)	(8,355)	4,205	7,277	(10,312)	5,699	5,851	6,501
Balance at December 31, 2024	$316,161	$231,698	$174,504	$(10,312)	$236,674	$316,489	$217,221

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Tomlinson	Tytus	Vanzant	Watson	Westhaven	Wheeler	Williamson

Balance at January 1, 2024	$-	$274,145	$(6,552)	$184,838	$262,942	$219,997	$303,669
Issuance of membership units, net of offering costs	-	699	384,745	-	-	-	465
Redemption of membership units	-	-	-	(300)	(300)	-	-
Deemed contribution from Manager	-	-	-	-	-	-	-
Distributions	-	(17,993)	(17,674)	(12,755)	(12,496)	(15,248)	(18,583)
Net income (loss)	(4,828)	6,912	(3,234)	8,505	(6,927)	7,480	9,046
Balance at December 31, 2024	$(4,828)	$263,763	$357,285	$180,288	$243,218	$212,230	$294,597

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Woodland	Woodwind	Wynde	Wyndhurst	Zane	Consolidated

Balance at January 1, 2024	$169,207	$258,538	$248,596	$(3,113)	$178,916	$19,969,988
Issuance of membership units, net of offering costs	-	-	-	339,809	-	5,075,676
Redemption of membership units	-	-	-	-	-	(3,700)
Deemed contribution from Manager	-	-	-	-	-	51,247
Distributions	(11,444)	(12,513)	(11,513)	(12,300)	(12,298)	(1,182,761)
Net income (loss)	3,375	(267)	4,055	(559)	4,568	(37,225)
Balance at December 31, 2024	$161,138	$245,758	$241,137	$323,837	$171,186	$23,873,224

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Antares	Aramis	Arkoma	Arya	Aspen	Athos	Barclay

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	338,767	325,737	262,196	203,882	290,592	317,232	336,299
Deemed contribution from Manager	2,494	1,300	(761)	-	-	3,958	(3,445)
Distributions	(3,660)	-	(3,118)	-	(4,094)	(3,779)	(3,636)
Net income (loss)	(17,703)	(21,082)	(2,517)	(14,175)	(15,059)	(12,863)	258
Balance at December 31, 2023	$319,898	$305,955	$255,800	$189,707	$271,438	$304,549	$329,476

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Bean	Bennett	Benny	Bluebell	Bowling	Bradford	Brookwood

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	315,457	231,957	281,819	328,666	224,923	334,496	303,880
Deemed contribution from Manager	931	-	520	(1,287)	(1,495)	2,665	-
Distributions	-	(8,788)	(9,151)	(3,906)	(8,035)	(3,252)	(10,527)
Net income (loss)	(10,992)	(6,490)	(14,985)	(5,146)	(4,262)	(9,124)	(10,943)
Balance at December 31, 2023	$305,397	$216,679	$258,203	$318,328	$211,130	$324,785	$282,410

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Bryant	Caden	Camellia	Caterpillar	Chilhowee	Claremore	Collinison

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	304,351	271,534	284,971	330,900	347,392	257,198	329,596
Deemed contribution from Manager	375	321	-	5,762	763	375	-
Distributions	(7,251)	(9,112)	(10,785)	(2,859)	(13,555)	(5,844)	-
Net income (loss)	(8,903)	(15,866)	(1,144)	(19,590)	(1,015)	(4,839)	(7,895)
Balance at December 31, 2023	$288,572	$246,877	$273,042	$314,213	$333,585	$246,890	$321,701

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Cordero	Cristalino	Ellie	Emelina	Ethan	Frances	Glenncrest

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	307,098	334,132	309,658	268,340	216,125	-	-
Deemed contribution from Manager	375	4,764	1,311	1,730	375	289	-
Distributions	(8,289)	(4,355)	-	(9,009)	(4,673)	-	-
Net income (loss)	(12,028)	(40,993)	(11,119)	(10,702)	(16,544)	(3,299)	(2,974)
Balance at December 31, 2023	$287,156	$293,548	$299,850	$250,360	$195,283	$(3,010)	$(2,974)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Gordon	Haikey	Hamblen	Hancock	Hardman	Haven	Haverhill

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	281,165	267,474	283,164	296,090	413,590	200,903	255,945
Deemed contribution from Manager	2,846	-	1,102	375	-	206	-
Distributions	(3,349)	(6,080)	(10,731)	(6,734)	-	(7,396)	(5,543)
Net income (loss)	(11,923)	(4,189)	(10,758)	(14,616)	(7,364)	(14,144)	(19,557)
Balance at December 31, 2023	$268,739	$257,206	$262,776	$275,115	$406,226	$179,568	$230,845

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Haybridge	Hedgecrest	Helmerich	Hermanos	Holmes	Keystone	Layla

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	390,838	390,838	277,529	334,936	196,322	372,691	354,460
Deemed contribution from Manager	25	25	375	1,366	375	-	-
Distributions	-	-	(6,307)	(11,257)	(7,644)	-	-
Net income (loss)	(8,237)	(8,168)	(4,076)	(8,704)	(4,177)	(6,169)	(8,243)
Balance at December 31, 2023	$382,626	$382,695	$267,521	$316,341	$184,876	$366,522	$346,216

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Liberty	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	275,433	306,290	329,623	279,063	302,176	232,088	203,902
Deemed contribution from Manager	(397)	11,172	-	7,084	2,052	(2,752)	-
Distributions	(3,578)	(9,954)	-	(3,927)	(3,599)	(3,515)	-
Net income (loss)	(6,586)	(18,827)	(8,124)	(6,707)	(11,497)	(4,151)	(11,699)
Balance at December 31, 2023	$264,873	$288,681	$321,499	$275,513	$289,132	$221,670	$192,203

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Meridian	Montgomery	Northbrook	Northridge	Oakland	Palmore	Pebblestone

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	291,625	228,273	308,771	-	-	223,658	361,784
Deemed contribution from Manager	1,942	399	-	-	-	(38)	-
Distributions	(3,471)	(2,969)	-	-	-	(7,735)	-
Net income (loss)	(13,717)	(20,319)	(6,516)	(2,896)	(4,381)	(8,982)	(6,269)
Balance at December 31, 2023	$276,379	$205,383	$302,255	$(2,896)	$(4,381)	$206,903	$355,515

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Perdita	Phoebe	Pongo	Portsmouth	Rachel	Ratliff	Riverwood

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	362,584	-	362,287	238,923	-	348,489	324,593
Deemed contribution from Manager	614	-	1,327	375	536	784	2,944
Distributions	(3,530)	-	(3,919)	(9,307)	-	-	(3,511)
Net income (loss)	(10,061)	(3,721)	(6,246)	(10,500)	(4,006)	(9,031)	(22,294)
Balance at December 31, 2023	$349,607	$(3,721)	$353,449	$219,491	$(3,470)	$340,241	$301,731

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Roanoke	Ross	Sansa	Sheezy	Sherwood	Summerglen	Tansel

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	366,492	-	203,902	251,518	198,895	264,954	356,037
Deemed contribution from Manager	694	536	-	2,134	1,352	865	5,279
Distributions	(4,760)	-	(2,419)	(10,894)	(2,360)	(10,037)	(4,232)
Net income (loss)	(10,850)	(4,182)	(9,743)	886	(19,013)	(9,579)	(28,481)
Balance at December 31, 2023	$351,576	$(3,646)	$191,739	$243,643	$178,874	$246,203	$328,603

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Thomas	Tytus	Vanzant	Watson	Westhaven	Wheeler	Williamson

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	238,767	284,003	-	196,922	280,637	231,529	310,534
Deemed contribution from Manager	-	1,977	-	375	375	375	1,664
Distributions	(9,311)	(3,691)	-	(4,681)	(10,934)	(9,264)	(4,368)
Net income (loss)	(3,818)	(8,144)	(6,552)	(7,778)	(7,136)	(2,644)	(4,161)
Balance at December 31, 2023	$225,638	$274,145	$(6,552)	$184,838	$262,942	$219,997	$303,669

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Woodland	Woodwind	Wynde	Wyndhurst	Zane	Consolidated

Balance at January 4, 2023	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	180,681	277,268	275,551	-	186,045	21,056,436
Deemed contribution from Manager	2,966	-	375	522	199	73,746
Distributions	(2,734)	(9,902)	(6,562)	-	(2,608)	(360,491)
Net income (loss)	(11,706)	(8,828)	(20,768)	(3,635)	(4,719)	(799,703)
Balance at December 31, 2023	$169,207	$258,538	$248,596	$(3,113)	$178,916	$19,969,988

The accompanying notes are an integral part of these consolidated and consolidating financial statements

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Adams	Antares	Aramis	Arkoma	Arya	Aspen	Athos
Cash Flows from Operating Activities:
Net income (loss)	$(11,102)	$4,489	$2,952	$5,791	$(10,062)	$(4,820)	$(5,903)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	-	8,514	8,246	6,489	4,933	7,358	9,155
Increase in assets
Prepaid expenses	-	(73)	(136)	(75)	(277)	(111)	(610)
Due (from) to third party property managers	(548)	(95)	(10,145)	3,455	(10,382)	(3,739)	(3,235)
Increase (decrease) in liabilities
Accrued expenses	4,871	(2,293)	1,239	(2,851)	148	674	(1,075)
Tenant deposits	2,345	500	-	-	-	1,795	-
Due to (from) related parties	4,434	447	2,903	(1,212)	7,276	2,740	2,459
Net cash provided by (used in) operating activities	-	11,488	5,059	11,597	(8,364)	3,897	791

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-
Net cash provided by (used in) investing activities	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	-	-	-	-
Redemption of membership units	-	-	-	-	-	(100)	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-
Distributions	-	(15,739)	(15,551)	(14,682)	(8,841)	(10,135)	(13,706)
Net cash provided by (used in) financing activities	-	(15,739)	(15,551)	(14,682)	(8,841)	(10,235)	(13,706)

Net change in cash	-	(4,251)	(10,492)	(3,085)	(17,205)	(6,338)	(12,916)
Cash at beginning of year	-	16,454	17,696	26,399	19,482	9,587	22,229
Cash at end of year	$-	$12,203	$7,204	$23,313	$2,277	$3,249	$9,313

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$3,000	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$304,000	$-	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$288,000	$-	$-	$-	$-	$-	$-
Deemed contribution from Manager for forgiveness of amounts due to Manager	$3,000	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Barclay	Bayne	Bean	Bennett	Benny	Bluebell	Bowling
Cash Flows from Operating Activities:
Net income (loss)	$4,046	$(8,122)	$4,927	$6,027	$2,258	$4,495	$4,786
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	8,416	-	8,057	5,820	7,006	8,215	5,724
Increase in assets
Prepaid expenses	(45)	-	(450)	(76)	(389)	(96)	(66)
Due (from) to third party property managers	4,204	-	(5,622)	(112)	514	3,923	7,810
Increase (decrease) in liabilities
Accrued expenses	(1,875)	4,831	1,415	(1,688)	(3,963)	(2,693)	(1,595)
Tenant deposits	-	-	-	-	-	250	(1,869)
Due to (from) related parties	(3,274)	3,291	3,355	(3,260)	(939)	(113)	(12,748)
Net cash provided by (used in) operating activities	11,471	-	11,683	6,711	4,487	13,982	2,042

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-
Net cash provided by (used in) investing activities	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	-	-	-	-
Redemption of membership units	-	-	-	-	(300)	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-
Distributions	(18,107)	-	(17,871)	(14,261)	(13,472)	(17,824)	(12,174)
Net cash provided by (used in) financing activities	(18,107)	-	(17,871)	(14,261)	(13,772)	(17,824)	(12,174)

Net change in cash	(6,636)	-	(6,188)	(7,550)	(9,285)	(3,842)	(10,133)
Cash at beginning of year	30,661	-	17,617	15,006	12,309	22,871	15,852
Cash at end of year	$24,025	$-	$11,429	$7,455	$3,024	$19,029	$5,720

Cash paid for income taxes	$294	$-	$625	$-	$425	$-	$-
Cash paid for interest expenses	$-	$2,876	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$347,625	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$-	$328,683	$-	$-	$-	$-	$-
Deemed contribution from Manager for forgiveness of amounts due to Manager	$-	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Boxwood	Bradford	Brookwood	Bryant	Caden	Camellia	Caterpillar
Cash Flows from Operating Activities:
Net income (loss)	$(5,457)	$5,019	$4,402	$1,617	$(8,730)	$(696)	$(1,964)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	-	8,361	7,707	8,784	6,875	9,622	8,248
Increase in assets
Prepaid expenses	-	(40)	(38)	(363)	(84)	(81)	(793)
Due (from) to third party property managers	-	3,585	(4)	3,814	5,171	(2,873)	(1,282)
Increase (decrease) in liabilities
Accrued expenses	5,161	(1,689)	(2,347)	(2,119)	(2,836)	(2,702)	(2,333)
Tenant deposits	-	250	-	46	698	-	-
Due to (from) related parties	297	3,926	(1,554)	344	(10,340)	(3,022)	1,671
Net cash provided by (used in) operating activities	-	19,413	8,167	12,123	(9,247)	248	3,547

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-
Net cash provided by (used in) investing activities	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	5,500	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	-	-	-	-
Redemption of membership units	-	-	(300)	(300)	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-
Distributions	-	(17,127)	(14,429)	(14,852)	(5,962)	(14,912)	(11,401)
Net cash provided by (used in) financing activities	-	(17,127)	(14,729)	(15,152)	(462)	(14,912)	(11,401)

Net change in cash	-	2,286	(6,562)	(3,029)	(9,709)	(14,664)	(7,854)
Cash at beginning of year	-	20,297	13,170	11,462	10,861	20,502	19,632
Cash at end of year	$-	$22,583	$6,608	$8,432	$1,152	$5,838	$11,778

Cash paid for income taxes	$-	$293	$-	$-	$-	$-	$-
Cash paid for interest expenses	$2,695	$-	$-	$-	$15	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$322,505	$-	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$308,000	$-	$-	$-	$-	$-	$-
Deemed contribution from Manager for forgiveness of amounts due to Manager	$-	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Chilhowee	Claremore	Collinison	Cordero	Cristalino	Ellie	Emelina
Cash Flows from Operating Activities:
Net income (loss)	$(2,655)	$(15,198)	$4,868	$4,506	$(5,078)	$(10,870)	$2,837
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	8,941	6,464	8,303	7,720	8,450	7,897	8,243
Increase in assets
Prepaid expenses	(173)	(202)	(414)	(65)	(235)	(482)	(104)
Due (from) to third party property managers	9,607	6,671	(1,148)	3,738	(2,964)	(5,487)	3,649
Increase (decrease) in liabilities
Accrued expenses	(5,983)	(3,733)	2,450	(2,877)	2,113	(821)	(1,834)
Tenant deposits	(100)	(798)	-	-	2,995	2,445	-
Due to (from) related parties	(2,762)	(2,432)	21,604	254	(14,674)	2,756	(3,653)
Net cash provided by (used in) operating activities	6,874	(9,227)	35,664	13,277	(9,393)	(4,563)	9,139

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-
Net cash provided by (used in) investing activities	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	16,800	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	-	-	-	-
Redemption of membership units	-	(300)	-	-	(100)	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-
Distributions	(14,836)	(8,373)	(13,954)	(18,036)	(8,182)	(8,302)	(11,154)
Net cash provided by (used in) financing activities	(14,836)	(8,673)	(13,954)	(18,036)	8,518	(8,302)	(11,154)

Net change in cash	(7,961)	(17,900)	21,709	(4,759)	(875)	(12,865)	(2,015)
Cash at beginning of year	20,622	17,900	2,979	19,302	7,769	17,548	5,191
Cash at end of year	$12,661	$-	$24,688	$14,543	$6,894	$4,683	$3,176

Cash paid for income taxes	$909	$410	$137	$50	$100	$230	$-
Cash paid for interest expenses	$-	$-	$-	$-	$46	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$-	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-
Deemed contribution from Manager for forgiveness of amounts due to Manager	$-	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Ethan	Frances	Glenncrest	Gordon	Haikey	Hamblen	Hancock
Cash Flows from Operating Activities:
Net income (loss)	$(2,160)	$5,445	$(1,716)	$5,643	$2,668	$11,314	$4,529
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7,279	7,035	7,982	7,024	6,735	7,053	8,454
Increase in assets
Prepaid expenses	(79)	(376)	(418)	(101)	(405)	(127)	(189)
Due (from) to third party property managers	2,359	(5,166)	(6,080)	3,414	3,740	3,893	2,004
Increase (decrease) in liabilities
Accrued expenses	(1,364)	3,176	1,359	(2,125)	(3,853)	(2,211)	(1,367)
Tenant deposits	-	2,245	3,990	-	-	-	-
Due to (from) related parties	(2,117)	25,320	299,291	(504)	(2,374)	(2,869)	1,707
Net cash provided by (used in) operating activities	3,917	37,679	304,409	13,352	6,512	17,054	15,139

Cash Flows from Investing Activities
Additions to property and equipment	(8,700)	-	-	-	-	-	-
Net cash provided by (used in) investing activities	(8,700)	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	13,000	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	(275,500)	-	-	-	-
Redemption of membership units	-	-	-	-	-	(300)	(800)
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-
Distributions	(7,310)	(18,377)	(10,856)	(16,165)	(14,591)	(18,136)	(13,859)
Net cash provided by (used in) financing activities	5,690	(18,377)	(286,356)	(16,165)	(14,591)	(18,436)	(14,659)

Net change in cash	906	19,302	18,053	(2,813)	(8,079)	(1,382)	480
Cash at beginning of year	2,375	-	-	17,148	18,832	14,963	7,185
Cash at end of year	$3,281	$19,302	$18,053	$14,335	$10,753	$13,581	$7,665

Cash paid for income taxes	$-	$-	$101	$-	$424	$-	$-
Cash paid for interest expenses	$98	$-	$6,314	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$-	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$-	$-	$275,500	$-	$-	$-	$-
Deemed contribution from Manager for forgiveness of amounts due to Manager	$-	$-	$5,510	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Hardman	Haven	Haverhill	Haybridge	Hedgecrest	Helmerich	Hermanos
Cash Flows from Operating Activities:
Net income (loss)	$6,284	$(749)	$8,080	$685	$(5,500)	$3,895	$(12,586)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	10,652	5,098	6,449	9,862	9,862	6,925	11,828
Increase in assets
Prepaid expenses	(406)	(58)	(130)	(394)	(394)	(161)	(138)
Due (from) to third party property managers	(5,148)	2,602	(249)	(6,128)	(6,165)	5,680	4,672
Increase (decrease) in liabilities
Accrued expenses	4,795	(1,512)	(207)	(1,263)	384	(3,726)	(1,697)
Tenant deposits	-	100	-	-	1,995	300	898
Due to (from) related parties	2,481	(5,976)	(1,740)	3,624	3,404	641	(13,078)
Net cash provided by (used in) operating activities	18,658	(495)	12,204	6,385	3,585	13,554	(10,102)

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-
Net cash provided by (used in) investing activities	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	-	-	-	-
Redemption of membership units	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-
Distributions	(20,252)	(6,156)	(9,784)	(13,771)	(12,673)	(15,632)	(3,847)
Net cash provided by (used in) financing activities	(20,252)	(6,156)	(9,784)	(13,771)	(12,673)	(15,632)	(3,847)

Net change in cash	(1,595)	(6,651)	2,420	(7,386)	(9,087)	(2,078)	(13,949)
Cash at beginning of year	20,323	8,774	4,238	25,648	25,648	18,024	20,497
Cash at end of year	$18,728	$2,123	$6,658	$18,262	$16,561	$15,946	$6,549

Cash paid for income taxes	$172	$167	$-	$599	$374	$416	$50
Cash paid for interest expenses	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$-	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-
Deemed contribution from Manager for forgiveness of amounts due to Manager	$-	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Holmes	Johnson	Keystone	Langley	Laurel	Layla	Liberty
Cash Flows from Operating Activities:
Net income (loss)	$6,928	$(8,050)	$2,950	$(13,448)	$(7,371)	$952	$(5,457)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	4,839	3,759	8,771	-	7,718	8,906	9,716
Increase in assets
Prepaid expenses	(54)	-	(539)	-	(482)	(506)	(308)
Due (from) to third party property managers	2,685	(4,864)	(4,253)	(869)	(4,708)	(7,980)	2,839
Increase (decrease) in liabilities
Accrued expenses	(3,051)	5,609	4,671	5,524	5,854	3,183	(3,373)
Tenant deposits	-	2,645	2,295	2,995	2,295	2,695	500
Due to (from) related parties	(1,745)	338,863	1,670	5,797	294,329	1,947	6,767
Net cash provided by (used in) operating activities	9,601	337,962	15,565	-	297,633	9,196	10,685

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	(13,749)
Net cash provided by (used in) investing activities	-	-	-	-	-	-	(13,749)

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	8,000
Repayments of amounts due to related party	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	(305,663)	-	-	(260,000)	-	-
Redemption of membership units	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-
Distributions	(12,836)	(9,060)	(19,661)	-	(12,796)	(20,022)	(8,885)
Net cash provided by (used in) financing activities	(12,836)	(314,723)	(19,661)	-	(272,796)	(20,022)	(885)

Net change in cash	(3,235)	23,239	(4,095)	-	24,838	(10,826)	(3,950)
Cash at beginning of year	16,072	-	20,391	-	-	25,430	8,847
Cash at end of year	$12,837	$23,239	$16,296	$-	$24,838	$14,604	$4,897

Cash paid for income taxes	$-	$-	$156	$-	$-	$165	$-
Cash paid for interest expenses	$-	$2,993	$-	$3,644	$7,746	$-	$60

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$326,070	$-	$330,000	$335,245	$-	$-
Bridge financing, related party for acquisition of property	$-	$305,663	$-	$318,000	$260,000	$-	$-
Deemed contribution from Manager for forgiveness of amounts due to Manager	$-	$2,165	$-	$3,644	$6,988	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy	Meridian
Cash Flows from Operating Activities:
Net income (loss)	$(18,446)	$7,429	$(594)	$(406)	$2,798	$3,558	$2,454
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	9,389	8,288	8,140	8,571	5,724	4,933	8,697
Increase in assets
Prepaid expenses	(115)	(415)	(382)	(502)	(73)	(277)	(154)
Due (from) to third party property managers	(6,052)	(5,333)	6,706	2,846	1,501	(10,691)	2,684
Increase (decrease) in liabilities
Accrued expenses	(2,663)	2,873	(3,295)	(2,113)	(2,140)	945	(2,069)
Tenant deposits	3,990	250	(2,495)	450	-	2,690	-
Due to (from) related parties	1,146	1,720	8,468	590	(3,301)	2,328	2,109
Net cash provided by (used in) operating activities	(12,751)	14,812	16,548	9,435	4,507	3,486	13,721

Cash Flows from Investing Activities
Additions to property and equipment	(10,745)	-	-	-	-	-	(8,575)
Net cash provided by (used in) investing activities	(10,745)	-	-	-	-	-	(8,575)

Cash flows from financing activities
Proceeds from operational notes, related party	24,300	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	-	-	-	-
Redemption of membership units	(300)	-	-	-	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-
Distributions	(11,667)	(18,054)	(16,041)	(15,114)	(15,492)	(12,048)	(15,239)
Net cash provided by (used in) financing activities	12,333	(18,054)	(16,041)	(15,114)	(15,492)	(12,048)	(15,239)

Net change in cash	(11,162)	(3,242)	507	(5,679)	(10,986)	(8,562)	(10,093)
Cash at beginning of year	18,089	23,293	14,661	16,032	22,147	19,502	14,399
Cash at end of year	$6,926	$20,051	$15,168	$10,353	$11,162	$10,940	$4,306

Cash paid for income taxes	$-	$152	$-	$-	$-	$-	$-
Cash paid for interest expenses	$66	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$-	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-
Deemed contribution from Manager for forgiveness of amounts due to Manager	$3,192	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Metallo	Misty	Montgomery	Northbrook	Northridge	Oakland	Palmore
Cash Flows from Operating Activities:
Net income (loss)	$(7,680)	$(10,164)	$19	$(3,117)	$(10,170)	$(9,496)	$276
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	-	-	7,441	7,744	6,481	8,444	6,911
Increase in assets
Prepaid expenses	-	-	(81)	(376)	(390)	(439)	(59)
Due (from) to third party property managers	-	(5,493)	(7,298)	(5,058)	(2,821)	(5,036)	(9,318)
Increase (decrease) in liabilities
Accrued expenses	7,777	1,884	538	4,876	1,203	2,677	(1,730)
Tenant deposits	-	5,190	2,468	1,895	2,543	2,445	-
Due to (from) related parties	(97)	361,074	844	1,184	35,019	323,015	(2,734)
Net cash provided by (used in) operating activities	-	352,490	3,932	7,147	31,865	321,611	(6,654)

Cash Flows from Investing Activities
Additions to property and equipment	-	-	(13,590)	-	-	-	-
Net cash provided by (used in) investing activities	-	-	(13,590)	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	10,700	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	(327,000)	-	-	-	(291,650)	-
Redemption of membership units	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-
Distributions	-	-	(5,904)	(12,872)	(12,586)	(11,779)	(10,149)
Net cash provided by (used in) financing activities	-	(327,000)	4,796	(12,872)	(12,586)	(303,429)	(10,149)

Net change in cash	-	25,490	(4,863)	(5,725)	19,278	18,181	(16,802)
Cash at beginning of year	-	-	9,225	22,111	-	474	20,957
Cash at end of year	$-	$25,490	$4,362	$16,387	$19,278	$18,656	$4,155

Cash paid for income taxes	$-	$-	$-	$254	$-	$100	$-
Cash paid for interest expenses	$1,657	$3,270	$29	$-	$-	$8,263	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$294,000	$345,000	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$284,000	$327,000	$-	$-	$-	$291,650	$-
Deemed contribution from Manager for forgiveness of amounts due to Manager	$1,657	$1,226	$-	$-	$-	$7,656	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Pebblestone	Perdita	Phoebe	Pongo	Portsmouth	Presidio	Rachel
Cash Flows from Operating Activities:
Net income (loss)	$3,740	$4,211	$(7,869)	$4,448	$5,557	$(16,120)	$(2,211)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	8,510	9,121	7,000	9,121	5,864	-	7,943
Increase in assets
Prepaid expenses	(539)	(65)	(414)	(65)	(82)	-	(414)
Due (from) to third party property managers	(6,366)	3,137	(4,668)	4,574	934	-	(5,624)
Increase (decrease) in liabilities
Accrued expenses	4,699	(1,933)	3,791	(2,206)	(3,481)	6,735	2,726
Tenant deposits	2,795	-	2,145	-	-	-	3,093
Due to (from) related parties	1,603	1,824	290,913	1,524	(987)	9,384	26,398
Net cash provided by (used in) operating activities	14,442	16,296	290,898	17,396	7,805	-	31,912

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-
Net cash provided by (used in) investing activities	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	(262,299)	-	-	-	-
Redemption of membership units	-	-	-	-	(300)	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-
Distributions	(19,593)	(17,178)	(10,690)	(18,418)	(14,436)	-	(14,519)
Net cash provided by (used in) financing activities	(19,593)	(17,178)	(272,989)	(18,418)	(14,736)	-	(14,519)

Net change in cash	(5,151)	(882)	17,909	(1,022)	(6,931)	-	17,393
Cash at beginning of year	19,914	20,883	-	23,895	15,915	-	-
Cash at end of year	$14,763	$20,002	$17,909	$22,874	$8,984	$-	$17,393

Cash paid for income taxes	$151	$324	$100	$330	$-	$-	$100
Cash paid for interest expenses	$-	$-	$6,011	$-	$-	$2,338	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$-	$-	$-	$-	$242,000	$-
Bridge financing, related party for acquisition of property	$-	$-	$262,299	$-	$-	$229,000	$-
Deemed contribution from Manager for forgiveness of amounts due to Manager	$-	$-	$5,246	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Ratliff	Riverwood	Roanoke	Robinson	Ross	Sansa	Sedgefield
Cash Flows from Operating Activities:
Net income (loss)	$(424)	$2,731	$9,592	$(8,226)	$5,241	$6,901	$(14,952)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	8,789	10,040	9,207	735	9,164	4,933	6,020
Increase in assets
Prepaid expenses	(415)	(150)	(179)	-	(527)	(277)	(418)
Due (from) to third party property managers	(4,755)	(49)	4,772	(4,012)	(5,844)	(7,285)	(3,123)
Increase (decrease) in liabilities
Accrued expenses	2,361	(2,349)	(5,292)	4,094	3,704	(1,745)	3,242
Tenant deposits	250	-	-	2,345	2,545	1,395	3,243
Due to (from) related parties	2,055	2,382	3,120	338,431	30,020	2,284	288,566
Net cash provided by (used in) operating activities	7,862	12,605	21,219	333,366	44,304	6,206	282,580

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-
Net cash provided by (used in) investing activities	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	(307,000)	-	-	(250,000)
Redemption of membership units	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-
Distributions	(17,848)	(15,414)	(21,419)	(1,579)	(20,947)	(12,411)	(9,092)
Net cash provided by (used in) financing activities	(17,848)	(15,414)	(21,419)	(308,579)	(20,947)	(12,411)	(259,092)

Net change in cash	(9,986)	(2,810)	(200)	24,787	23,357	(6,205)	23,488
Cash at beginning of year	24,017	10,050	22,821	-	-	19,502	-
Cash at end of year	$14,030	$7,240	$22,621	$24,787	$23,357	$13,296	$23,488

Cash paid for income taxes	$172	$-	$-	$-	$100	$-	$-
Cash paid for interest expenses	$-	$-	$-	$3,134	$-	$-	$9,583

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$-	$-	$321,450	$-	$-	$302,900
Bridge financing, related party for acquisition of property	$-	$-	$-	$307,000	$-	$-	$250,000
Deemed contribution from Manager for forgiveness of amounts due to Manager	$-	$-	$-	$1,471	$-	$-	$7,917

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Seneca	Sheezy	Sherwood	Spangler	Summerglen	Tansel	Thomas
Cash Flows from Operating Activities:
Net income (loss)	$(8,355)	$4,205	$7,277	$(10,312)	$5,699	$5,851	$6,501
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,352	6,430	4,796	-	6,661	8,951	6,030
Increase in assets
Prepaid expenses	-	(97)	(56)	-	(147)	(274)	(43)
Due (from) to third party property managers	(3,692)	3,739	(8,790)	-	4,812	(12,722)	(205)
Increase (decrease) in liabilities
Accrued expenses	3,770	(2,584)	(2,339)	15,631	(4,437)	(3,015)	(2,044)
Tenant deposits	2,695	-	-	-	-	-	-
Due to (from) related parties	310,790	385	2,781	989	(3,031)	7,637	(2,124)
Net cash provided by (used in) operating activities	306,560	12,078	3,670	6,308	9,557	6,429	8,115

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	(6,308)	-	-	-
Net cash provided by (used in) investing activities	-	-	-	(6,308)	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-
Repayments of bridge financing, related party	(280,155)	-	-	-	-	-	-
Redemption of membership units	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-
Distributions	(2,992)	(16,151)	(11,648)	-	(15,228)	(17,966)	(14,918)
Net cash provided by (used in) financing activities	(283,147)	(16,151)	(11,648)	-	(15,228)	(17,966)	(14,918)

Net change in cash	23,414	(4,072)	(7,978)	-	(5,671)	(11,537)	(6,803)
Cash at beginning of year	-	18,930	16,955	-	12,041	18,170	16,283
Cash at end of year	$23,414	$14,858	$8,977	$-	$6,370	$6,633	$9,480

Cash paid for income taxes	$-	$702	$-	$-	$410	$-	$-
Cash paid for interest expenses	$2,743	$-	$-	$3,168	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$294,900	$-	$-	$382,000	$-	$-	$-
Bridge financing, related party for acquisition of property	$280,155	$-	$-	$362,000	$-	$-	$-
Deemed contribution from Manager for forgiveness of amounts due to Manager	$1,576	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Tomlinson	Tytus	Vanzant	Watson	Westhaven	Wheeler	Williamson
Cash Flows from Operating Activities:
Net income (loss)	$(4,828)	$6,912	$(3,234)	$8,505	$(6,927)	$7,480	$9,046
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	-	7,158	8,914	4,839	7,017	5,729	7,880
Increase in assets
Prepaid expenses	-	(69)	(357)	(54)	(70)	(66)	(68)
Due (from) to third party property managers	-	3,312	(9,324)	2,807	6,126	3,186	3,823
Increase (decrease) in liabilities
Accrued expenses	4,523	(2,240)	4,050	(2,653)	(2,450)	(2,010)	(4,791)
Tenant deposits	-	500	2,695	-	(1,098)	-	250
Due to (from) related parties	304	1,785	30,578	(1,417)	(1,853)	(3,094)	123
Net cash provided by (used in) operating activities	-	17,359	33,322	12,027	744	11,225	16,263

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	-	-
Net cash provided by (used in) investing activities	-	-	-	-	-	-	-

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	-	-
Repayments of amounts due to related party	-	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	-	-	-	-
Redemption of membership units	-	-	-	(300)	(300)	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-
Distributions	-	(17,993)	(17,674)	(12,755)	(12,496)	(15,248)	(18,583)
Net cash provided by (used in) financing activities	-	(17,993)	(17,674)	(13,055)	(12,796)	(15,248)	(18,583)

Net change in cash	-	(635)	15,649	(1,028)	(12,053)	(4,023)	(2,320)
Cash at beginning of year	-	19,860	-	15,170	18,441	18,711	22,367
Cash at end of year	$-	$19,226	$15,649	$14,142	$6,388	$14,689	$20,047

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$2,368	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$245,000	$-	$-	$-	$-	$-	$-
Bridge financing, related party for acquisition of property	$232,000	$-	$-	$-	$-	$-	$-
Deemed contribution from Manager for forgiveness of amounts due to Manager	$-	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Woodland	Woodwind	Wynde	Wyndhurst	Zane	Consolidated
Cash Flows from Operating Activities:
Net income (loss)	$3,375	$(267)	$4,055	$(559)	$4,568	$(37,225)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	5,853	7,008	8,048	8,514	4,481	646,366
Increase in assets
Prepaid expenses	(66)	(28)	(159)	(461)	(67)	(19,637)
Due (from) to third party property managers	2,996	104	3,033	(886)	2,545	(80,024)
Increase (decrease) in liabilities
Accrued expenses	(1,808)	(3,508)	(2,086)	(498)	(1,591)	(2,568)
Tenant deposits	-	-	750	-	-	74,537
Due to (from) related parties	2,746	(1,274)	(2,812)	29,177	289	3,054,076
Net cash provided by (used in) operating activities	13,095	2,035	10,828	35,286	10,224	3,635,525

Cash Flows from Investing Activities
Additions to property and equipment	-	-	-	-	-	(61,668)
Net cash provided by (used in) investing activities	-	-	-	-	-	(61,668)

Cash flows from financing activities
Proceeds from operational notes, related party	-	-	-	-	-	78,300
Repayments of amounts due to related party	-	-	-	-	-	-
Repayments of bridge financing, related party	-	-	-	-	-	(2,559,267)
Redemption of membership units	-	-	-	-	-	(3,700)
Net proceeds from the issuance of membership units	-	-	-	-	-	-
Distributions	(11,444)	(12,513)	(11,513)	(12,300)	(12,298)	(1,182,761)
Net cash provided by (used in) financing activities	(11,444)	(12,513)	(11,513)	(12,300)	(12,298)	(3,667,428)

Net change in cash	1,651	(10,477)	(686)	22,986	(2,074)	(93,571)
Cash at beginning of year	3,099	14,885	4,736	-	18,061	1,223,390
Cash at end of year	$4,751	$4,408	$4,051	$22,986	$15,987	$1,129,818

Cash paid for income taxes	$-	$-	$-	$50	$-	$9,042
Cash paid for interest expenses	$-	$-	$-	$-	$-	$72,115

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$-	$-	$-	$-
Acquisition of property purchase price	$-	$-	$-	$-	$-	$4,392,695
Bridge financing, related party for acquisition of property	$-	$-	$-	$-	$-	$4,908,950
Deemed contribution from Manager for forgiveness of amounts due to Manager	$-	$-	$-	$-	$-	$51,247

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Antares	Aramis	Arkoma	Arya	Aspen	Athos	Barclay

Cash Flows from Operating Activities:
Net income (loss)	$(17,703)	$(21,082)	$(2,517)	$(14,175)	$(15,059)	$(12,863)	$258
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	4,257	4,123	3,786	411	4,905	4,188	4,909
Amortization	-	-	-	-	-	-	-
(Increase) Decrease in assets
Prepaid expenses	(426)	(416)	(363)	-	(522)	(1,014)	(420)
Deposits	(1,895)	(3,790)	(1,595)	(1,395)	-	(4,190)	-
Due (from) to third party property managers	(2,389)	8,482	(4,630)	9,011	(39)	4,252	(6,129)
Increase (decrease) in liabilities
Accrued expenses	5,385	1,725	6,647	2,227	1,725	9,149	5,361
Accounts payable	-	-	-	-	-	-	32
Tenant Deposits	1,895	3,790	1,595	1,395	-	4,190	-
Due to (from) related parties	32,031	28,330	24,164	17,251	26,789	24,040	30,986
Net cash provided by (used in) operating activities	21,155	21,164	27,087	14,725	17,799	27,753	34,998

Cash flows from financing activities
Repayments of amounts due to related party	(339,808)	(329,204)	(259,766)	(199,125)	(294,710)	(318,977)	(337,000)
Net proceeds from the issuance of membership units	338,767	325,737	262,196	203,882	290,592	317,232	336,299
Distributions	(3,660)	-	(3,118)	-	(4,094)	(3,779)	(3,636)
Net cash provided by (used in) financing activities	(4,701)	(3,467)	(688)	4,757	(8,212)	(5,524)	(4,337)
Net change in cash	16,454	17,696	26,399	19,482	9,587	22,229	30,661
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$16,454	$17,696	$26,399	$19,482	$9,587	$22,229	$30,661

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$310,000	$300,000	$237,000	$180,000	$267,750	$290,000	$307,000
Deemed contribution from Manager	$2,494	$1,300	$(761)	$-	$-	$3,958	$(3,445)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Bean	Bennett	Benny	Bluebell	Bowling	Bradford	Brookwood

Cash Flows from Operating Activities:
Net income (loss)	$(10,992)	$(6,490)	$(14,985)	$(5,146)	$(4,262)	$(9,124)	$(10,943)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	1,343	3,880	4,671	4,108	4,293	4,877	5,138
Amortization	-	-	-	-	1,456	-	-
(Increase) Decrease in assets
Prepaid expenses	-	(431)	(1,503)	(445)	(1,049)	(418)	(553)
Deposits	(2,145)	(1,695)	(1,795)	(2,095)	(1,869)	(1,895)	(1,795)
Due (from) to third party property managers	3,561	(1,385)	(2,305)	(6,086)	(7,957)	(5,619)	(2,049)
Increase (decrease) in liabilities
Accrued expenses	3,685	4,738	6,395	5,631	4,403	4,977	5,015
Accounts payable	-	-	-	-	-	-	-
Tenant Deposits	2,145	1,695	1,795	2,095	1,869	1,895	1,795
Due to (from) related parties	27,333	25,058	29,584	28,438	31,478	29,295	31,386
Net cash provided by (used in) operating activities	24,930	25,370	21,857	26,499	28,361	23,987	27,993

Cash flows from financing activities
Repayments of amounts due to related party	(322,770)	(233,534)	(282,216)	(328,389)	(229,397)	(334,934)	(308,177)
Net proceeds from the issuance of membership units	315,457	231,957	281,819	328,666	224,923	334,496	303,880
Distributions	-	(8,788)	(9,151)	(3,906)	(8,035)	(3,252)	(10,527)
Net cash provided by (used in) financing activities	(7,313)	(10,365)	(9,548)	(3,629)	(12,509)	(3,690)	(14,823)
Net change in cash	17,617	15,006	12,309	22,871	15,852	20,297	13,170
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$17,617	$15,006	$12,309	$22,871	$15,852	$20,297	$13,170

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$(1,585)	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$292,720	$211,650	$255,000	$300,000	$208,000	$305,000	$280,500
Deemed contribution from Manager	$931	$-	$520	$(1,287)	$(1,495)	$2,665	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Bryant	Caden	Camellia	Caterpillar	Chilhowee	Claremore	Collinison

Cash Flows from Operating Activities:
Net income (loss)	$(8,903)	$(15,866)	$(1,144)	$(19,590)	$(1,015)	$(4,839)	$(7,895)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	5,033	5,156	6,415	4,124	8,196	3,771	-
Amortization	-	1,750	-	-	-	-	-
(Increase) Decrease in assets
Prepaid expenses	(984)	(929)	(586)	(979)	(1,011)	(587)	-
Deposits	(2,049)	(1,695)	(1,795)	(1,795)	(2,495)	(2,543)	(2,095)
Due (from) to third party property managers	(6,065)	(4,846)	410	(546)	(9,467)	(6,225)	2,685
Increase (decrease) in liabilities
Accrued expenses	10,376	4,369	5,422	4,584	9,804	6,513	2,091
Accounts payable	-	-	-	-	-	-	-
Tenant Deposits	2,049	1,695	1,795	1,795	2,495	2,543	2,095
Due to (from) related parties	22,602	33,754	16,058	36,159	37,714	28,364	8,202
Net cash provided by (used in) operating activities	22,059	23,388	26,575	23,751	44,220	26,995	5,084

Cash flows from financing activities
Repayments of amounts due to related party	(307,697)	(274,949)	(280,259)	(332,160)	(357,435)	(260,449)	(331,701)
Net proceeds from the issuance of membership units	304,351	271,534	284,971	330,900	347,392	257,198	329,596
Distributions	(7,251)	(9,112)	(10,785)	(2,859)	(13,555)	(5,844)	-
Net cash provided by (used in) financing activities	(10,597)	(12,527)	(6,073)	(4,119)	(23,599)	(9,095)	(2,105)
Net change in cash	11,462	10,861	20,502	19,632	20,622	17,900	2,979
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$11,462	$10,861	$20,502	$19,632	$20,622	$17,900	$2,979

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$(2,189)	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$279,900	$250,000	$255,000	$300,000	$323,840	$234,500	$301,000
Deemed contribution from Manager	$375	$321	$-	$5,762	$763	$375	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Cordero	Cristalino	Ellie	Emelina	Ethan	Frances	Glenncrest

Cash Flows from Operating Activities:
Net income (loss)	$(12,028)	$(40,993)	$(11,119)	$(10,702)	$(16,544)	$(3,299)	$(2,974)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	4,568	6,338	1,316	6,066	3,617	-	-
Amortization	-	2,135	-	-	-	-	-
(Increase) Decrease in assets
Prepaid expenses	(436)	(709)	-	(583)	(403)	-	-
Deposits	(2,495)	-	-	(2,195)	(1,475)	-	-
Due (from) to third party property managers	(5,634)	(2,589)	3,395	(5,331)	(3,263)	1,012	299
Increase (decrease) in liabilities
Accrued expenses	7,245	2,871	2,821	4,339	3,828	1,725	2,078
Accounts payable	-	-	-	-	-	-	-
Tenant Deposits	2,495	-	-	2,195	1,475	-	-
Due to (from) related parties	7,236	50,222	27,857	25,933	17,134	562	597
Net cash provided by (used in) operating activities	951	17,275	24,271	19,722	4,368	-	-

Cash flows from financing activities
Repayments of amounts due to related party	(280,458)	(339,282)	(316,381)	(273,862)	(213,445)	-	-
Net proceeds from the issuance of membership units	307,098	334,132	309,658	268,340	216,125	-	-
Distributions	(8,289)	(4,355)	-	(9,009)	(4,673)	-	-
Net cash provided by (used in) financing activities	18,351	(9,505)	(6,723)	(14,531)	(1,994)	-	-
Net change in cash	19,302	7,769	17,548	5,191	2,375	-	-
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$19,302	$7,769	$17,548	$5,191	$2,375	$-	$-

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$(3,726)	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$255,000	$310,000	$286,660	$250,000	$193,000	$277,990	$290,000
Deemed contribution from Manager	$375	$4,764	$1,311	$1,730	$375	$289	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Gordon	Haikey	Hamblen	Hancock	Hardman	Haven	Haverhill

Cash Flows from Operating Activities:
Net income (loss)	$(11,923)	$(4,189)	$(10,758)	$(14,616)	$(7,364)	$(14,144)	$(19,557)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	4,098	3,368	4,702	4,845	-	3,824	4,299
Amortization	-	-	-	-	-	1,203	-
(Increase) Decrease in assets
Prepaid expenses	(452)	(333)	(911)	(381)	-	(1,140)	(513)
Deposits	(1,895)	(1,795)	(2,095)	(2,045)	(2,495)	(1,395)	(1,745)
Due (from) to third party property managers	(5,334)	(5,457)	(5,982)	(4,796)	2,634	(4,116)	109
Increase (decrease) in liabilities
Accrued expenses	5,074	6,500	7,549	4,932	1,918	3,900	1,725
Accounts payable	-	-	-	-	-	-	-
Tenant Deposits	1,895	1,795	2,095	2,045	2,495	1,395	1,745
Due to (from) related parties	29,327	28,812	31,521	24,976	35,190	30,412	26,294
Net cash provided by (used in) operating activities	20,789	28,702	26,121	14,959	32,378	19,937	12,358

Cash flows from financing activities
Repayments of amounts due to related party	(281,457)	(271,264)	(283,590)	(297,131)	(425,645)	(204,670)	(258,521)
Net proceeds from the issuance of membership units	281,165	267,474	283,164	296,090	413,590	200,903	255,945
Distributions	(3,349)	(6,080)	(10,731)	(6,734)	-	(7,396)	(5,543)
Net cash provided by (used in) financing activities	(3,641)	(9,870)	(11,158)	(7,775)	(12,055)	(11,163)	(8,119)
Net change in cash	17,148	18,832	14,963	7,185	20,323	8,774	4,238
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$17,148	$18,832	$14,963	$7,185	$20,323	$8,774	$4,238

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$-	$(1,629)	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$255,000	$244,605	$256,285	$270,000	$387,500	$185,000	$234,600
Deemed contribution from Manager	$2,846	$-	$1,102	$375	$-	$206	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Haybridge	Hedgecrest	Helmerich	Hermanos	Holmes	Keystone	Layla

Cash Flows from Operating Activities:
Net income (loss)	$(8,237)	$(8,168)	$(4,076)	$(8,704)	$(4,177)	$(6,169)	$(8,243)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	822	822	4,039	9,122	3,226	-	-
Amortization	-	-	-	-	-	-	-
(Increase) Decrease in assets
Prepaid expenses	-	-	(630)	(1,645)	(330)	-	-
Deposits	-	-	(1,795)	(2,395)	(1,395)	-	-
Due (from) to third party property managers	2,314	2,245	(7,388)	(7,085)	(4,034)	1,340	3,124
Increase (decrease) in liabilities
Accrued expenses	2,543	2,543	6,895	6,281	6,153	1,725	2,100
Accounts payable	-	-	-	-	-	-	-
Tenant Deposits	-	-	1,795	2,395	1,395	-	-
Due to (from) related parties	31,499	31,499	26,891	38,785	21,057	32,407	30,539
Net cash provided by (used in) operating activities	28,941	28,941	25,730	36,752	21,894	29,304	27,519

Cash flows from financing activities
Repayments of amounts due to related party	(394,131)	(394,131)	(278,928)	(339,934)	(194,501)	(381,604)	(356,549)
Net proceeds from the issuance of membership units	390,838	390,838	277,529	334,936	196,322	372,691	354,460
Distributions	-	-	(6,307)	(11,257)	(7,644)	-	-
Net cash provided by (used in) financing activities	(3,293)	(3,293)	(7,706)	(16,255)	(5,822)	(8,912)	(2,089)
Net change in cash	25,648	25,648	18,024	20,497	16,072	20,391	25,430
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$25,648	$25,648	$18,024	$20,497	$16,072	$20,391	$25,430

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$360,000	$360,000	$254,340	$310,000	$176,290	$346,780	$323,670
Deemed contribution from Manager	$25	$25	$375	$1,366	$375	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Liberty	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy

Cash Flows from Operating Activities:
Net income (loss)	$(6,586)	$(18,827)	$(8,124)	$(6,707)	$(11,497)	$(4,151)	$(11,699)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	4,865	5,185	-	4,087	4,201	3,339	411
Amortization	-	-	-	-	-	-	-
(Increase) Decrease in assets
Prepaid expenses	(879)	(559)	-	(997)	(962)	(404)	-
Deposits	(1,895)	-	(2,095)	(2,495)	(1,995)	(2,195)	-
Due (from) to third party property managers	(5,263)	(134)	3,040	(5,873)	(5,357)	(3,226)	6,535
Increase (decrease) in liabilities
Accrued expenses	9,485	5,042	2,072	10,842	10,266	5,240	2,222
Accounts payable	-	-	-	-	-	-	-
Tenant Deposits	1,895	-	2,095	2,495	1,995	2,195	-
Due to (from) related parties	11,182	42,129	28,703	18,726	23,377	22,584	17,256
Net cash provided by (used in) operating activities	12,804	32,836	25,691	20,078	20,028	23,381	14,725

Cash flows from financing activities
Repayments of amounts due to related party	(275,813)	(311,083)	(332,021)	(280,553)	(302,573)	(229,807)	(199,125)
Net proceeds from the issuance of membership units	275,433	306,290	329,623	279,063	302,176	232,088	203,902
Distributions	(3,578)	(9,954)	-	(3,927)	(3,599)	(3,515)	-
Net cash provided by (used in) financing activities	(3,958)	(14,747)	(2,398)	(5,417)	(3,996)	(1,234)	4,777
Net change in cash	8,847	18,089	23,293	14,661	16,032	22,147	19,502
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$8,847	$18,089	$23,293	$14,661	$16,032	$22,147	$19,502

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$250,000	$283,050	$301,135	$255,000	$275,000	$208,000	$180,000
Deemed contribution from Manager	$(397)	$11,172	$-	$7,084	$2,052	$(2,752)	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Meridian	Montgomery	Northbrook	Northridge	Oakland	Palmore	Pebblestone

Cash Flows from Operating Activities:
Net income (loss)	$(13,717)	$(20,319)	$(6,516)	$(2,896)	$(4,381)	$(8,982)	$(6,269)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	4,240	3,752	-	-	704	4,368	-
Amortization	-	-	-	-	-	-	-
(Increase) Decrease in assets
Prepaid expenses	(519)	(408)	-	-	-	(1,461)	-
Deposits	(1,850)	-	-	-	-	(1,645)	-
Due (from) to third party property managers	(4,436)	3,740	1,053	819	763	9,418	1,439
Increase (decrease) in liabilities
Accrued expenses	5,196	1,725	2,068	1,725	2,169	4,384	1,725
Accounts payable	-	-	-	-	-	-	-
Tenant Deposits	1,850	-	-	-	-	1,645	-
Due to (from) related parties	26,339	21,481	26,805	352	1,219	18,454	31,567
Net cash provided by (used in) operating activities	17,101	9,972	23,410	-	474	26,180	28,463

Cash flows from financing activities
Repayments of amounts due to related party	(290,857)	(226,050)	(310,070)	-	-	(221,146)	(370,333)
Net proceeds from the issuance of membership units	291,625	228,273	308,771	-	-	223,658	361,784
Distributions	(3,471)	(2,969)	-	-	-	(7,735)	-
Net cash provided by (used in) financing activities	(2,702)	(747)	(1,299)	-	-	(5,223)	(8,548)
Net change in cash	14,399	9,225	22,111	-	474	20,957	19,914
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$14,399	$9,225	$22,111	$-	$474	$20,957	$19,914

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$265,000	$205,000	$281,990	$269,900	$307,000	$200,000	$336,425
Deemed contribution from Manager	$1,942	$399	$-	$-	$-	$(38)	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Perdita	Phoebe	Pongo	Portsmouth	Rachel	Ratliff	Riverwood

Cash Flows from Operating Activities:
Net income (loss)	$(10,061)	$(3,721)	$(6,246)	$(10,500)	$(4,006)	$(9,031)	$(22,294)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	5,320	-	5,320	3,910	-	732	5,321
Amortization	-	-	-	-	-	-	-
(Increase) Decrease in assets
Prepaid expenses	(451)	-	(451)	(371)	-	-	(402)
Deposits	(1,995)	-	(3,143)	(2,693)	-	(2,095)	(1,995)
Due (from) to third party property managers	(5,062)	660	(6,599)	(2,628)	961	2,521	(2,209)
Increase (decrease) in liabilities
Accrued expenses	5,255	1,725	5,644	7,169	2,051	2,389	5,236
Accounts payable	-	-	-	-	-	-	-
Tenant Deposits	1,995	-	3,143	2,693	-	2,095	1,995
Due to (from) related parties	31,220	1,336	32,251	25,947	994	30,778	19,114
Net cash provided by (used in) operating activities	26,221	-	29,919	23,527	-	27,389	4,765

Cash flows from financing activities
Repayments of amounts due to related party	(364,392)	-	(364,392)	(237,228)	-	(351,861)	(315,797)
Net proceeds from the issuance of membership units	362,584	-	362,287	238,923	-	348,489	324,593
Distributions	(3,530)	-	(3,919)	(9,307)	-	-	(3,511)
Net cash provided by (used in) financing activities	(5,338)	-	(6,024)	(7,612)	-	(3,372)	5,285
Net change in cash	20,883	-	23,895	15,915	-	24,017	10,050
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$20,883	$-	$23,895	$15,915	$-	$24,017	$10,050

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$332,500	$276,105	$332,500	$213,000	$288,620	$319,165	$288,000
Deemed contribution from Manager	$614	$-	$1,327	$375	$536	$784	$2,944

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Roanoke	Ross	Sansa	Sheezy	Sherwood	Summerglen	Tansel

Cash Flows from Operating Activities:
Net income (loss)	$(10,850)	$(4,182)	$(9,743)	$886	$(19,013)	$(9,579)	$(28,481)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	4,604	-	411	5,895	2,798	4,441	5,222
Amortization	-	-	-	-	-	-	-
(Increase) Decrease in assets
Prepaid expenses	(457)	-	-	(434)	(284)	(674)	(806)
Deposits	(2,495)	-	-	(2,045)	(1,395)	(1,795)	(2,395)
Due (from) to third party property managers	(4,065)	1,016	4,521	(5,385)	7,443	(6,228)	10,441
Increase (decrease) in liabilities
Accrued expenses	8,634	1,990	4,646	8,100	5,372	7,274	5,957
Accounts payable	-	-	-	-	-	-	-
Tenant Deposits	2,495	-	-	2,045	1,395	1,795	2,395
Due to (from) related parties	32,997	1,176	17,308	26,891	17,827	30,228	31,165
Net cash provided by (used in) operating activities	30,862	-	17,144	35,952	14,143	25,461	23,497

Cash flows from financing activities
Repayments of amounts due to related party	(369,773)	-	(199,125)	(257,646)	(193,724)	(268,337)	(357,132)
Net proceeds from the issuance of membership units	366,492	-	203,902	251,518	198,895	264,954	356,037
Distributions	(4,760)	-	(2,419)	(10,894)	(2,360)	(10,037)	(4,232)
Net cash provided by (used in) financing activities	(8,041)	-	2,358	(17,022)	2,812	(13,420)	(5,327)
Net change in cash	22,821	-	19,502	18,930	16,955	12,041	18,170
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$22,821	$-	$19,502	$18,930	$16,955	$12,041	$18,170

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$335,000	$333,070	$180,000	$233,000	$175,000	$241,879	$326,500
Deemed contribution from Manager	$694	$536	$-	$2,134	$1,352	$865	$5,279

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Thomas	Tytus	Vanzant	Watson	Westhaven	Wheeler	Williamson

Cash Flows from Operating Activities:
Net income (loss)	$(3,818)	$(8,144)	$(6,552)	$(7,778)	$(7,136)	$(2,644)	$(4,161)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	4,020	4,176	-	3,226	4,678	3,819	3,940
Amortization	-	-	-	-	-	-	-
(Increase) Decrease in assets
Prepaid expenses	(445)	(368)	-	(330)	(432)	(409)	(473)
Deposits	(1,795)	(1,995)	-	(1,395)	(3,243)	(1,649)	(3,293)
Due (from) to third party property managers	(1,789)	(5,598)	4,477	(4,151)	(3,448)	(4,769)	(6,321)
Increase (decrease) in liabilities
Accrued expenses	4,829	9,050	1,725	5,736	7,520	4,980	7,922
Accounts payable	-	-	-	-	-	-	-
Tenant Deposits	1,795	1,995	-	1,395	3,243	1,649	3,293
Due to (from) related parties	25,951	26,622	350	20,728	30,526	25,242	32,080
Net cash provided by (used in) operating activities	28,747	25,737	-	17,429	31,708	26,219	32,987

Cash flows from financing activities
Repayments of amounts due to related party	(241,920)	(286,189)	-	(194,501)	(282,970)	(229,774)	(316,785)
Net proceeds from the issuance of membership units	238,767	284,003	-	196,922	280,637	231,529	310,534
Distributions	(9,311)	(3,691)	-	(4,681)	(10,934)	(9,264)	(4,368)
Net cash provided by (used in) financing activities	(12,464)	(5,876)	-	(2,259)	(13,267)	(7,508)	(10,620)
Net change in cash	16,283	19,860	-	15,170	18,441	18,711	22,367
Cash at beginning of period	-	-	-	-	-	-	-
Cash at end of period	$16,283	$19,860	$-	$15,170	$18,441	$18,711	$22,367

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$219,300	$260,000	$355,000	$176,290	$255,000	$208,000	$285,000
Deemed contribution from Manager	$-	$1,977	$-	$375	$375	$375	$1,664

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023

	Woodland	Woodwind	Wynde	Wyndhurst	Zane	Consolidated

Cash Flows from Operating Activities:
Net income (loss)	$(11,706)	$(8,828)	$(20,768)	$(3,635)	$(4,719)	(799,703)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	3,293	4,672	4,300	-	2,241	270,143
Amortization	-	-	-	-	-	6,544
(Increase) Decrease in assets
Prepaid expenses	(316)	(506)	(411)	-	(295)	(35,608)
Deposits	(1,295)	(1,695)	(1,895)	-	(1,275)	(121,579)
Due (from) to third party property managers	(3,865)	(1,582)	(5,976)	542	(3,732)	(120,179)
Increase (decrease) in liabilities
Accrued expenses	4,459	5,026	4,708	2,248	4,333	393,105
Accounts payable	-	-	-	-	-	32
Tenant Deposits	1,295	1,695	1,895	-	1,275	121,579
Due to (from) related parties	10,555	29,192	28,907	845	17,564	1,955,728
Net cash provided by (used in) operating activities	2,421	27,974	10,760	-	15,392	1,670,061

Cash flows from financing activities
Repayments of amounts due to related party	(177,269)	(280,455)	(275,013)	-	(180,768)	(21,142,616)
Net proceeds from the issuance of membership units	180,681	277,268	275,551	-	186,045	21,056,436
Distributions	(2,734)	(9,902)	(6,562)	-	(2,608)	(360,491)
Net cash provided by (used in) financing activities	678	(13,089)	(6,024)	-	2,669	(446,672)
Net change in cash	3,099	14,885	4,736	-	18,061	1,223,390
Cash at beginning of period	-	-	-	-	-	-
Cash at end of period	$3,099	$14,885	$4,736	$-	$18,061	$1,223,390

Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$-	$(9,128)

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$160,000	$255,000	$250,000	$311,400	$163,000	$21,905,409
Deemed contribution from Manager	$2,966	$-	$375	$522	$199	$73,746

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 3, LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

NOTE 1: NATURE OF OPERATIONS

Arrived Homes 3, LLC (“Arrived Homes 3”) is a Delaware Series limited liability company formed on January 4, 2023 under the laws of Delaware. Arrived Homes 3, LLC was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”, that Arrived Holdings, Inc. (the “Manager”) established. As a Delaware Series limited liability company, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

The following lists represents each Arrived Homes 3, LLC’s Series and each Series’ wholly-owned limited liability company (“LLC”), which was used to acquire the Series’ single family rental property, along with the date the Series was formed and the date the Series’ LLC acquired the single family rental property.

Series Name	Name of the wholly-owned subsidiary of the Series	Date Formed	Acquisition Date
Arrived Series Adams, a series of Arrived Homes 5, LLC (Arrived Series Adams)	Arrived TN Adams, LLC	10/28/2024	11/12/2024
Arrived Series Antares, a series of Arrived Homes 5, LLC (Arrived Series Antares)	Arrived GA Antares, LLC	4/24/2023	5/5/2023
Arrived Series Aramis, a series of Arrived Homes 5, LLC (Arrived Series Aramis)	Arrived GA Aramis, LLC	4/27/2023	5/4/2023
Arrived Series Arkoma, a series of Arrived Homes 5, LLC (Arrived Series Arkoma)	Arrived AR Arkoma, LLC	4/6/2023	4/18/2023
Arrived Series Arya, a series of Arrived Homes 5, LLC (Arrived Series Arya)	Arrived AR Arya, LLC	9/27/2023	10/18/2023
Arrived Series Aspen, a series of Arrived Homes 5, LLC (Arrived Series Aspen)	Arrived GA Aspen, LLC	2/27/2023	3/16/2023
Arrived Series Athos, a series of Arrived Homes 5, LLC (Arrived Series Athos)	Arrived GA Athos, LLC	4/27/2023	5/9/2023
Arrived Series Barclay, a series of Arrived Homes 5, LLC (Arrived Series Barclay)	Arrived NC Barclay, LLC	4/17/2023	4/26/2023
Arrived Series Bayne, a series of Arrived Homes 5, LLC (Arrived Series Bayne)	Arrived TN Bayne, LLC	10/28/2024	11/20/2024
Arrived Series Bean, a series of Arrived Homes 5, LLC (Arrived Series Bean)	Arrived TN Bean, LLC	2/23/2023	9/13/2023
Arrived Series Bennett, a series of Arrived Homes 5, LLC (Arrived Series Bennett)	Arrived GA Bennett, LLC	2/27/2023	3/16/2023
Arrived Series Benny, a series of Arrived Homes 5, LLC (Arrived Series Benny)	Arrived OK Benny, LLC	2/22/2023	3/21/2023
Arrived Series Bluebell, a series of Arrived Homes 5, LLC (Arrived Series Bluebell)	Arrived KY Bluebell, LLC	4/6/2023	5/4/2023
Arrived Series Bowling, a series of Arrived Homes 5, LLC (Arrived Series Bowling)	Arrived Series Bowling, a series of Arrived Homes 3, LLC	12/7/2022	2/14/2023
Arrived Series Boxwood, a series of Arrived Homes 5, LLC (Arrived Series Boxwood)	Arrived MS Boxwood, LLC	10/28/2024	11/20/2024
Arrived Series Bradford, a series of Arrived Homes 5, LLC (Arrived Series Bradford)	Arrived NC Bradford, LLC	4/6/2023	4/25/2023
Arrived Series Brookwood, a series of Arrived Homes 5, LLC (Arrived Series Brookwood)	Arrived GA Brookwood, LLC	2/27/2023	3/9/2023

Arrived Series Bryant, a series of Arrived Homes 5, LLC (Arrived Series Bryant)	Arrived GA Bryant, LLC	3/21/2023	4/20/2023
Arrived Series Caden, a series of Arrived Homes 5, LLC (Arrived Series Caden)	Arrived Series Caden, a series of Arrived Homes 3, LLC	1/23/2023	2/21/2023
Arrived Series Camellia, a series of Arrived Homes 5, LLC (Arrived Series Camellia)	Arrived Series Camellia, a series of Arrived Homes 3, LLC	1/23/2023	2/14/2023
Arrived Series Caterpillar, a series of Arrived Homes 5, LLC (Arrived Series Caterpillar)	Arrived FL Caterpillar, LLC	4/21/2023	5/2/2023
Arrived Series Chilhowee, a series of Arrived Homes 5, LLC (Arrived Series Chilhowee)	Arrived TN Chilhowee, LLC	12/21/2022	1/21/2023
Arrived Series Claremore, a series of Arrived Homes 5, LLC (Arrived Series Claremore)	Arrived OK Claremore, LLC	2/17/2023	4/27/2023
Arrived Series Collinison, a series of Arrived Homes 5, LLC (Arrived Series Collinison)	Arrived TN Collinison, LLC	10/30/2023	11/15/2023
Arrived Series Cordero, a series of Arrived Homes 5, LLC (Arrived Series Cordero)	Arrived NM Cordero, LLC	1/24/2023	4/18/2023
Arrived Series Cristalino, a series of Arrived Homes 5, LLC (Arrived Series Cristalino)	Arrived NM Cristalino, LLC	12/21/2022	2/13/2023
Arrived Series Ellie, a series of Arrived Homes 5, LLC (Arrived Series Ellie)	Arrived TN Ellie, LLC	9/11/2023	9/13/2023
Arrived Series Emelina, a series of Arrived Homes 5, LLC (Arrived Series Emelina)	Arrived Series Emelina, a series of Arrived Homes 3, LLC	1/10/2023	2/8/2023
Arrived Series Ethan, a series of Arrived Homes 5, LLC (Arrived Series Ethan)	Arrived Series Ethan, a series of Arrived Homes 3, LLC	3/16/2023	4/27/2023
Arrived Series Frances, a series of Arrived Homes 5, LLC (Arrived Series Frances)	Arrived MS Frances, LLC	10/18/2023	12/6/2023
Arrived Series Glenncrest, a series of Arrived Homes 5, LLC (Arrived Series Glenncrest)	Arrived Series Glenncrest, a series of Arrived Homes 3, LLC	11/1/2023	11/15/2023
Arrived Series Gordon, a series of Arrived Homes 5, LLC (Arrived Series Gordon)	Arrived GA Gordon, LLC	3/21/2023	4/11/2023
Arrived Series Haikey, a series of Arrived Homes 5, LLC (Arrived Series Haikey)	Arrived OK Haikey, LLC	2/17/2023	5/17/2023
Arrived Series Hamblen, a series of Arrived Homes 5, LLC (Arrived Series Hamblen)	Arrived TN Hamblen, LLC	3/10/2023	3/30/2023
Arrived Series Hancock, a series of Arrived Homes 5, LLC (Arrived Series Hancock)	Arrived GA Hancock, LLC	3/28/2023	4/27/2023
Arrived Series Hardman, a series of Arrived Homes 5, LLC (Arrived Series Hardman)	Arrived TN Hardman, LLC	10/24/2023	11/2/2023
Arrived Series Haven, a series of Arrived Homes 5, LLC (Arrived Series Haven)	Arrived Series Haven, a series of Arrived Homes 3, LLC	11/30/2022	2/21/2023
Arrived Series Haverhill, a series of Arrived Homes 5, LLC (Arrived Series Haverhill)	Arrived GA Haverhill, LLC	2/27/2023	3/16/2023
Arrived Series Haybridge, a series of Arrived Homes 5, LLC (Arrived Series Haybridge)	Arrived NC Haybridge, LLC	9/28/2023	10/18/2023
Arrived Series Hedgecrest, a series of Arrived Homes 5, LLC (Arrived Series Hedgecrest)	Arrived NC Hedgecrest, LLC	9/28/2023	10/18/2023
Arrived Series Helmerich, a series of Arrived Homes 5, LLC (Arrived Series Helmerich)	Arrived OK Helmerich, LLC	2/17/2023	4/19/2023
Arrived Series Hermanos, a series of Arrived Homes 5, LLC (Arrived Series Hermanos)	Arrived NM Hermanos, LLC	12/22/2022	1/31/2023
Arrived Series Holmes, a series of Arrived Homes 5, LLC (Arrived Series Holmes)	Arrived AR Holmes, LLC	3/7/2023	3/29/2023
Arrived Series Johnson, a series of Arrived Homes 5, LLC (Arrived Series Johnson)	Arrived TN Johnson, LLC	6/20/2024	6/26/2024
Arrived Series Keystone, a series of Arrived Homes 5, LLC (Arrived Series Keystone)	Arrived TN Keystone, LLC	10/31/2023	12/6/2023
Arrived Series Langley, a series of Arrived Homes 5, LLC (Arrived Series Langley)	Arrived VA Langley, LLC	10/23/2024	11/6/2024
Arrived Series Laurel, a series of Arrived Homes 5, LLC (Arrived Series Laurel)	Arrived TN Laurel, LLC	1/19/2024	1/24/2024

Arrived Series Layla, a series of Arrived Homes 5, LLC (Arrived Series Layla)	Arrived TN Layla, LLC	10/23/2023	11/15/2023
Arrived Series Liberty, a series of Arrived Homes 5, LLC (Arrived Series Liberty)	Arrived GA Liberty, LLC	3/10/2023	4/25/2023
Arrived Series Lithonia, a series of Arrived Homes 5, LLC (Arrived Series Lithonia)	Arrived GA Lithonia, LLC	2/27/2023	3/16/2023
Arrived Series Lola, a series of Arrived Homes 5, LLC (Arrived Series Lola)	Arrived TN Lola, LLC	10/23/2023	11/15/2023
Arrived Series Lucas, a series of Arrived Homes 5, LLC (Arrived Series Lucas)	Arrived GA Lucas, LLC	3/21/2023	4/20/2023
Arrived Series Macomber, a series of Arrived Homes 5, LLC (Arrived Series Macomber)	Arrived GA Macomber, LLC	3/28/2023	5/2/2023
Arrived Series Mallard, a series of Arrived Homes 5, LLC (Arrived Series Mallard)	Arrived Series Mallard, a series of Arrived Homes 3, LLC	3/16/2023	4/28/2023
Arrived Series Marcy, a series of Arrived Homes 5, LLC (Arrived Series Marcy)	Arrived AR Marcy, LLC	9/27/2023	10/18/2023
Arrived Series Meridian, a series of Arrived Homes 5, LLC (Arrived Series Meridian)	Arrived Series Meridian, a series of Arrived Homes 3, LLC	3/28/2023	4/21/2023
Arrived Series Metallo, a series of Arrived Homes 5, LLC (Arrived Series Metallo)	Arrived AR Metallo, LLC	11/18/2024	12/4/2024
Arrived Series Misty, a series of Arrived Homes 5, LLC (Arrived Series Misty)	Arrived MO Misty, LLC	10/29/2024	11/13/2024
Arrived Series Montgomery, a series of Arrived Homes 5, LLC (Arrived Series Montgomery)	Arrived Series Montgomery, a series of Arrived Homes 3, LLC	2/28/2023	3/22/2023
Arrived Series Northbrook, a series of Arrived Homes 5, LLC (Arrived Series Northbrook)	Arrived MS Northbrook, LLC	10/18/2023	11/20/2023
Arrived Series Northridge, a series of Arrived Homes 5, LLC (Arrived Series Northridge)	Arrived KY Northridge, LLC	11/21/2023	12/13/2023
Arrived Series Oakland, a series of Arrived Homes 5, LLC (Arrived Series Oakland)	Arrived TN Oakland, LLC	10/19/2023	10/25/2023
Arrived Series Palmore, a series of Arrived Homes 5, LLC (Arrived Series Palmore)	Arrived Series Palmore, a series of Arrived Homes 3, LLC	1/26/2023	2/23/2023
Arrived Series Pebblestone, a series of Arrived Homes 5, LLC (Arrived Series Pebblestone)	Arrived TN Pebblestone, LLC	10/31/2023	12/6/2023
Arrived Series Perdita, a series of Arrived Homes 5, LLC (Arrived Series Perdita)	Arrived NC Perdita, LLC	4/17/2023	4/27/2023
Arrived Series Phoebe, a series of Arrived Homes 5, LLC (Arrived Series Phoebe)	Arrived TN Phoebe, LLC	12/13/2023	12/27/2023
Arrived Series Pongo, a series of Arrived Homes 5, LLC (Arrived Series Pongo)	Arrived NC Pongo, LLC	4/17/2023	4/27/2023
Arrived Series Portsmouth, a series of Arrived Homes 5, LLC (Arrived Series Portsmouth)	Arrived VA Portsmouth, LLC	3/2/2023	3/15/2023
Arrived Series Presidio, a series of Arrived Homes 5, LLC (Arrived Series Presidio)	Arrived IN Presidio, LLC	10/28/2024	11/13/2024
Arrived Series Rachel, a series of Arrived Homes 5, LLC (Arrived Series Rachel)	Arrived TN Rachel, LLC	11/1/2023	11/29/2023
Arrived Series Ratliff, a series of Arrived Homes 5, LLC (Arrived Series Ratliff)	Arrived TN Ratliff, LLC	10/19/2023	10/25/2023
Arrived Series Riverwood, a series of Arrived Homes 5, LLC (Arrived Series Riverwood)	Arrived GA Riverwood, LLC	3/21/2023	4/26/2023
Arrived Series Roanoke, a series of Arrived Homes 5, LLC (Arrived Series Roanoke)	Arrived VA Roanoke, LLC	4/28/2023	5/11/2023

Arrived Series Robinson, a series of Arrived Homes 5, LLC (Arrived Series Robinson)	Arrived MS Robinson, LLC	9/5/2024	10/9/2024
Arrived Series Ross, a series of Arrived Homes 5, LLC (Arrived Series Ross)	Arrived TN Ross, LLC	11/1/2023	11/29/2023
Arrived Series Sansa, a series of Arrived Homes 5, LLC (Arrived Series Sansa)	Arrived AR Sansa, LLC	9/27/2023	10/18/2023
Arrived Series Sedgefield, a series of Arrived Homes 5, LLC (Arrived Series Sedgefield)	Arrived NC Sedgefield, LLC	1/22/2024	1/31/2024
Arrived Series Seneca, a series of Arrived Homes 5, LLC (Arrived Series Seneca)	Arrived KY Seneca, LLC	8/23/2024	9/4/2024
Arrived Series Sheezy, a series of Arrived Homes 5, LLC (Arrived Series Sheezy)	Arrived TN Sheezy, LLC	11/30/2022	1/21/2023
Arrived Series Sherwood, a series of Arrived Homes 5, LLC (Arrived Series Sherwood)	Arrived AR Sherwood, LLC	3/28/2023	4/25/2023
Arrived Series Spangler, a series of Arrived Homes 5, LLC (Arrived Series Spangler)	Arrived KY Spangler, LLC	10/30/2024	11/20/2024
Arrived Series Summerglen, a series of Arrived Homes 5, LLC (Arrived Series Summerglen)	Arrived OK Summerglen, LLC	2/17/2023	3/29/2023
Arrived Series Tansel, a series of Arrived Homes 5, LLC (Arrived Series Tansel)	Arrived GA Tansel, LLC	4/18/2023	4/26/2023
Arrived Series Thomas, a series of Arrived Homes 5, LLC (Arrived Series Thomas)	Arrived GA Thomas, LLC	2/27/2023	3/16/2023
Arrived Series Tomlinson, a series of Arrived Homes 5, LLC (Arrived Series Tomlinson)	Arrived KY Tomlinson, LLC	10/30/2024	11/13/2024
Arrived Series Tytus, a series of Arrived Homes 5, LLC (Arrived Series Tytus)	Arrived OH Tytus, LLC	4/13/2023	4/27/2023
Arrived Series Vanzant, a series of Arrived Homes 5, LLC (Arrived Series Vanzant)	Arrived AR Vanzant, LLC	11/29/2023	12/6/2023
Arrived Series Watson, a series of Arrived Homes 5, LLC (Arrived Series Watson)	Arrived AR Watson, LLC	3/7/2023	3/29/2023
Arrived Series Westhaven, a series of Arrived Homes 5, LLC (Arrived Series Westhaven)	Arrived VA Westhaven, LLC	3/2/2023	3/31/2023
Arrived Series Wheeler, a series of Arrived Homes 5, LLC (Arrived Series Wheeler)	Arrived Series Wheeler, a series of Arrived Homes 3, LLC	3/6/2023	3/31/2023
Arrived Series Williamson, a series of Arrived Homes 5, LLC (Arrived Series Williamson)	Arrived VA Williamson, LLC	3/2/2023	5/8/2023
Arrived Series Woodland, a series of Arrived Homes 5, LLC (Arrived Series Woodland)	Arrived Series Woodland, a series of Arrived Homes 3, LLC	3/21/2023	4/19/2023
Arrived Series Woodwind, a series of Arrived Homes 5, LLC (Arrived Series Woodwind)	Arrived GA Woodwind, LLC	2/27/2023	3/9/2023
Arrived Series Wynde, a series of Arrived Homes 5, LLC (Arrived Series Wynde)	Arrived Series Wynde, a series of Arrived Homes 3, LLC	3/28/2023	4/26/2023
Arrived Series Wyndhurst, a series of Arrived Homes 5, LLC (Arrived Series Wyndhurst)	Arrived Series Wyndhurst, a series of Arrived Homes 3, LLC	11/17/2023	11/29/2023
Arrived Series Zane, a series of Arrived Homes 5, LLC (Arrived Series Zane)	Arrived Series Zane, a series of Arrived Homes 3, LLC	4/13/2023	5/5/2023

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company and Series conform to accounting principles generally accepted in the United States of America (GAAP). The Series has adopted a calendar year as its fiscal year.

The Company is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Company may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated and consolidating financial statements include the accounts of Arrived Homes 3, LLC (the “Company”) and each Series listed in Note 1 (collectively the “Series”). All inter-company transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated and consolidating financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated and consolidating financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Company and Series complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be required to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 – Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts of the Company’s and Series’ financial instruments, such as cash, prepaid expenses, and other current liabilities approximate fair values due to the short-term nature of these instruments.

Management Fee

The Manager will receive from a series an annual asset management fee equal to six tenths of a percent (0.6%) of the purchase price of the series property for that series, paid out of the series’ net operating rental income on a quarterly basis. Additionally, pursuant to the operating agreement, the Manager will receive reimbursements for out-of-pocket expenses in connection with the Company’s organization and offerings (up to a maximum of 2% of the gross offering proceeds per series offering) and in connection with the Company’s operations and the acquisition of properties and in connection with third parties providing services to the Company. The Manager may also receive a portion of the property management fee, which will be equal to the difference between eight percent (8%) and the amount actually charged by the property manager when the series property is occupied, and the property disposition fee as described below. With respect to the operating accounts for each series that the manager maintains with a third-party bank, the manager will be entitled to receive any interest earned on the cash balances in such accounts. The Manager reserves the right to waive any fees or reimbursements it is due in its sole discretion.

Property Management Fee

The company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the property of each series pursuant to a property management agreement. The property manager for each Series is specified in the latest Offering Circular under “The Series Properties Being Offered.”

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses include accrued property taxes, dividends, audit and tax fees, and interest payable on the Series’ bridge financing, related party or operational notes, related party.

Due From (To) Third-party Property Managers

Due from (to) third-party property managers are uncollateralized obligations due under normal trade terms generally requiring payment within 30 days from the approved prior month financial statements. Due from (to) property managers are presented net of receipts and expenses for the reported month. The Company uses a loss-rate approach based on historical loss information, adjusted for management’s expectations about current and future economic conditions, as the basis to determine expected cash receipts and distributions. Management exercises significant judgment in determining expected credit losses. Key inputs include macroeconomic factors, industry trends, and the creditworthiness of counterparties. Management believes that the composition of receivables at year-end is consistent with historical conditions as credit terms and practices and the property managers have not changed significantly.

The Company and Series determined it was not necessary to record an allowance for credit losses as of December 31, 2024 and 2023.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Serie’s property and equipment includes the cost of the purchased property, including the building and related land. The Company allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of comprehensive income.

Impairment of Long-Lived Assets

The Company and Series continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Series assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Series recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Series did not record any impairment losses on long-lived assets for the periods ended December 31,2024 and 2023.

Tenant Deposits

Tenant deposit liabilities represent security deposits received by tenant customers.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager and its affiliates may impose a reasonable rate of interest and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Company adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Series operate rental properties and recognizes rental revenue on a monthly basis as it is earned. Revenue from leasing arrangements falls outside the scope of FASB ASC 606 and is accounted for under the provisions of FASB ASC 842.

Comprehensive Income (Loss)

The Company and Series follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income (loss), comprehensive income (loss) is equal to net income (loss).

Organizational Costs

In accordance with FASB ASC 720, Organizational Costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Company and Series follows FASB ASC 740 when accounting for income taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Each Series is organized as an LLC for legal purposes and makes a subsequent election with the IRS to be treated as a C corporation for tax purposes, pursuant to subchapter C or the Internal Revenue Code.

Furthermore, each Series complies with the requirements to be a Real Estate Investment Trust (“REIT”), a special type of C corporation that files tax form 1120-REIT.  A REIT may not be required to pay income tax at the corporate level because this form of corporation is permitted to deduct dividends paid to members’ as an expense.  Therefore, if a REIT paid out all profit and capital gains to its members it could potentially report no taxable income.  Tax losses of REITs are not allocated directly to members but, under current law, losses may be accumulated and carried forward indefinitely and be used to offset up to 80% of taxable income in any future year, thereby reducing the reported taxable income of the REIT.

Most states give REIT’s a deduction for dividends paid.  Since our series generally pay dividends in excess of the taxable income generated, there would be no state tax liability in these states.  In states that do not give a deduction for dividends paid, there may be a state income tax due that is assessed based on the tax table for that particular state.    There is no state tax liability for members based on the locations of properties held in the REIT’s.  The rules for state tax loss carryforwards vary by state as some conform to the Federal rules while others have restrictions on timeframes and/or the percentage of loss that can be carried forward.

Recently Issued and not yet adopted and adopted accounting pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, as modified by FASB ASU No. 2019-10 and other subsequently issued related ASUs. The amendments in this Update affect loans, debt securities, trade receivables, and any other financial assets that have the contractual right to receive cash. The ASU requires an entity to recognize expected credit losses rather than incurred losses for financial assets. The amendments in this Update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted this new guidance upon inception utilizing the modified retrospective transition method. The adoption of this standard did not have a material impact on the Company’s consolidated and consolidating financial statements, but did change how the allowance for credit losses is determined.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated and consolidating financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated and consolidating financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company and Series has a lack of liquidity. This factor, among others, raise substantial doubt about the ability of the Company and Series to continue as a going concern for a reasonable period of time. The Company and Series’ ability to continue as a going concern in the next twelve months from the date of this Annual Report is dependent upon their ability to continue to generate cash flow from their rental properties and/or obtain financing from the Manager. However, there are no assurances that the Company and Series can continue to generate cash flow from their rental properties or that the Manager will always be in the position to provide funding when needed. The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company and Series be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net as of December 31, 2024 and 2023 consists of the following:

December 31, 2024
Series	Building	Land	Property Improvements	Total	Less: Accumulated Depreciation	Property and equipment, net
Adams	$230,829	$76,000	$-	$306,829	$-	$306,829
Antares	234,124	78,041	-	312,165	(12,770)	299,395
Aramis	226,769	75,590	-	302,358	(12,369)	289,989
Arkoma	178,459	59,486	-	237,946	(10,275)	227,671
Arya	135,657	45,219	-	180,876	(5,344)	175,531
Aspen	202,343	67,448	-	269,791	(12,263)	257,527
Athos	219,648	73,216	5,840	298,704	(13,343)	285,361
Barclay	231,439	77,146	-	308,585	(13,325)	295,259
Bayne	264,381	86,906	-	351,287	-	351,287
Bean	221,579	73,860	-	295,438	(9,400)	286,038
Bennett	160,052	53,351	-	213,402	(9,700)	203,702
Benny	192,665	64,222	-	256,887	(11,677)	245,210
Bluebell	225,920	75,307	-	301,226	(12,323)	288,903
Bowling	157,406	52,469	-	209,875	(10,017)	199,858
Boxwood	243,102	81,248	-	324,350	-	324,350
Bradford	229,997	76,666	-	306,663	(13,238)	293,425
Brookwood	211,955	70,652	-	282,607	(12,846)	269,761
Bryant	211,467	70,489	5,470	287,426	(13,816)	273,609
Caden	189,056	63,019	-	252,075	(12,031)	240,044
Camellia	192,475	64,158	13,114	269,747	(16,037)	253,710
Caterpillar	226,811	75,604	-	302,414	(12,371)	290,043
Chilhowee	245,882	80,960	-	326,842	(17,137)	309,705
Claremore	177,773	59,258	-	237,030	(10,235)	226,795
Collinison	228,338	75,250	-	303,588	(8,303)	295,285
Cordero	190,960	63,653	21,346	275,959	(12,288)	263,670
Cristalino	232,382	77,461	-	309,843	(14,788)	295,055
Ellie	217,159	72,386	-	289,546	(9,213)	280,333
Emelina	188,311	62,770	6,975	258,056	(14,308)	243,748
Ethan	146,204	48,735	14,886	209,824	(10,895)	198,929
Frances	211,050	69,498	-	280,547	(7,035)	273,512
Glenncrest	219,509	72,500	-	292,009	(7,982)	284,027
Gordon	193,167	64,389	-	257,556	(11,122)	246,434
Haikey	185,216	61,739	-	246,955	(10,103)	236,852
Hamblen	193,966	64,655	-	258,621	(11,755)	246,865
Hancock	204,015	68,005	5,175	277,195	(13,299)	263,896
Hardman	292,918	97,639	-	390,558	(10,652)	379,906
Haven	140,196	46,732	-	186,928	(8,922)	178,006
Haverhill	177,351	59,117	-	236,468	(10,749)	225,720
Haybridge	271,195	90,398	-	361,593	(10,683)	350,910
Hedgecrest	271,195	90,398	-	361,593	(10,683)	350,910
Helmerich	190,433	63,478	-	253,910	(10,964)	242,946
Hermanos	232,856	77,619	16,803	327,278	(20,950)	306,328
Holmes	133,058	44,353	-	177,411	(8,064)	169,346
Johnson	248,064	81,518	-	329,582	(3,759)	325,823
Keystone	263,140	86,695	-	349,835	(8,771)	341,063
Langley	250,762	83,750	-	334,512	-	334,512
Laurel	254,681	83,811	-	338,492	(7,718)	330,775
Layla	244,911	81,637	-	326,548	(8,906)	317,642
Liberty	189,606	63,202	20,979	273,787	(14,581)	259,206
Lithonia	213,879	71,293	10,745	295,917	(14,574)	281,343
Lola	227,929	75,976	-	303,905	(8,288)	295,617
Lucas	192,650	64,217	5,675	262,542	(12,227)	250,315

Macomber	207,833	69,278	5,068	282,178	(12,772)	269,405
Mallard	157,399	52,466	-	209,866	(9,062)	200,803
Marcy	135,657	45,219	-	180,876	(5,344)	175,531
Meridian	199,873	66,624	8,575	275,072	(12,937)	262,135
Metallo	220,432	74,750	-	295,182	-	295,182
Misty	259,742	86,250	-	345,992	-	345,992
Montgomery	154,790	51,597	13,590	219,977	(11,193)	208,784
Northbrook	212,953	70,984	-	283,937	(7,744)	276,193
Northridge	194,437	67,475	-	261,912	(6,481)	255,431
Oakland	232,207	77,402	-	309,609	(9,148)	300,462
Palmore	151,605	50,535	6,990	209,131	(11,279)	197,852
Pebblestone	255,302	84,106	-	339,409	(8,510)	330,898
Perdita	250,821	83,607	-	334,428	(14,441)	319,987
Phoebe	210,002	69,026	-	279,028	(7,000)	272,028
Pongo	250,821	83,607	-	334,428	(14,441)	319,987
Portsmouth	161,270	53,757	-	215,026	(9,774)	205,252
Presidio	180,825	60,500	-	241,325	-	241,325
Rachel	218,441	72,814	-	291,255	(7,943)	283,311
Ratliff	241,684	80,561	-	322,245	(9,521)	312,724
Riverwood	217,223	72,408	10,721	300,352	(15,361)	284,990
Roanoke	253,193	84,398	-	337,591	(13,811)	323,781
Robinson	242,512	80,998	-	323,510	(735)	322,775
Ross	252,016	84,005	-	336,021	(9,164)	326,857
Sansa	135,657	45,219	-	180,876	(5,344)	175,531
Sedgefield	220,746	75,725	-	296,471	(6,020)	290,451
Seneca	223,146	73,725	-	296,871	(1,352)	295,518
Sheezy	176,837	58,250	-	235,087	(12,325)	222,762
Sherwood	131,898	43,966	-	175,864	(7,594)	168,270
Spangler	288,280	95,500	6,308	390,088	-	390,088
Summerglen	183,172	61,057	-	244,229	(11,101)	233,128
Tansel	246,162	82,054	-	328,216	(14,173)	314,043
Thomas	165,820	55,273	-	221,093	(10,050)	211,043
Tomlinson	183,250	61,250	-	244,500	-	244,500
Tytus	196,851	65,617	-	262,468	(11,334)	251,134
Vanzant	267,416	88,750	-	356,166	(8,914)	347,252
Watson	133,058	44,353	-	177,411	(8,064)	169,346
Westhaven	192,956	64,319	-	257,274	(11,694)	245,580
Wheeler	157,535	52,512	-	210,047	(9,548)	200,499
Williamson	216,704	72,235	-	288,939	(11,820)	277,119
Woodland	121,075	40,358	7,252	168,685	(9,147)	159,538
Woodwind	192,730	64,243	-	256,974	(11,681)	245,293
Wynde	188,783	62,928	5,914	257,624	(12,348)	245,276
Wyndhurst	234,133	78,044	-	312,177	(8,514)	303,663
Zane	123,239	41,080	-	164,319	(6,722)	157,597
	$19,855,368	$6,612,008	$191,426	$26,658,802	$(916,508)	$25,742,294

December 31, 2023
Series	Building	Land	Property Improvements	Total	Less: Accumulated Depreciation	Property and equipment, net
Antares	$234,124	$78,041	$-	$312,165	$(4,257)	$307,908
Aramis	226,769	75,590	-	302,358	(4,123)	298,235
Arkoma	178,459	59,486	-	237,946	(3,786)	234,160
Arya	135,657	45,219	-	180,876	(411)	180,464
Aspen	202,343	67,448	-	269,791	(4,905)	264,885
Athos	219,648	73,216	5,840	298,704	(4,188)	294,516
Barclay	231,439	77,146	-	308,585	(4,909)	303,675
Bean	221,579	73,860	-	295,438	(1,343)	294,095
Bennett	160,052	53,351	-	213,402	(3,880)	209,522
Benny	192,665	64,222	-	256,887	(4,671)	252,216
Bluebell	225,920	75,307	-	301,226	(4,108)	297,119
Bowling	157,406	52,469	-	209,875	(4,293)	205,582
Bradford	229,997	76,666	-	306,663	(4,877)	301,785
Brookwood	211,955	70,652	-	282,607	(5,138)	277,469
Bryant	211,467	70,489	5,470	287,426	(5,033)	282,393
Caden	189,056	63,019	-	252,075	(5,156)	246,919
Camellia	192,475	64,158	13,114	269,747	(6,415)	263,332
Caterpillar	226,811	75,604	-	302,414	(4,124)	298,290
Chilhowee	245,882	80,960	-	326,842	(8,196)	318,646
Claremore	177,773	59,258	-	237,030	(3,771)	233,259
Collinison	228,338	75,250	-	303,588	-	303,588
Cordero	190,960	63,653	21,346	275,959	(4,568)	271,391
Cristalino	232,382	77,461	-	309,843	(6,338)	303,505
Ellie	217,159	72,386	-	289,546	(1,316)	288,230
Emelina	188,311	62,770	6,975	258,056	(6,066)	251,990
Ethan	146,204	48,735	6,186	201,124	(3,617)	197,507
Frances	211,050	69,498	-	280,547	-	280,547
Glenncrest	219,509	72,500	-	292,009	-	292,009
Gordon	193,167	64,389	-	257,556	(4,098)	253,459
Haikey	185,216	61,739	-	246,955	(3,368)	243,587
Hamblen	193,966	64,655	-	258,621	(4,702)	253,919
Hancock	204,015	68,005	5,175	277,195	(4,845)	272,350
Hardman	292,918	97,639	-	390,558	-	390,558
Haven	140,196	46,732	-	186,928	(3,824)	183,104
Haverhill	177,351	59,117	-	236,468	(4,299)	232,169
Haybridge	271,195	90,398	-	361,593	(822)	360,771
Hedgecrest	271,195	90,398	-	361,593	(822)	360,771
Helmerich	190,433	63,478	-	253,910	(4,039)	249,871
Hermanos	232,856	77,619	16,803	327,278	(9,122)	318,156
Holmes	133,058	44,353	-	177,411	(3,226)	174,185
Keystone	263,140	86,695	-	349,835	-	349,835
Layla	244,911	81,637	-	326,548	-	326,548
Liberty	189,606	63,202	7,230	260,038	(4,865)	255,173
Lithonia	213,879	71,293	-	285,172	(5,185)	279,987
Lola	227,929	75,976	-	303,905	-	303,905
Lucas	192,650	64,217	5,675	262,542	(4,087)	258,455

Macomber	207,833	69,278	5,068	282,178	(4,201)	277,976
Mallard	157,399	52,466	-	209,866	(3,339)	206,527
Marcy	135,657	45,219	-	180,876	(411)	180,464
Meridian	199,873	66,624	-	266,497	(4,240)	262,257
Montgomery	154,790	51,597	-	206,387	(3,752)	202,635
Northbrook	212,953	70,984	-	283,937	-	283,937
Northridge	194,437	67,475	-	261,912	-	261,912
Oakland	232,207	77,402	-	309,609	(704)	308,906
Palmore	151,605	50,535	6,990	209,131	(4,368)	204,763
Pebblestone	255,302	84,106	-	339,409	-	339,409
Perdita	250,821	83,607	-	334,428	(5,320)	329,108
Phoebe	210,002	69,026	-	279,028	-	279,028
Pongo	250,821	83,607	-	334,428	(5,320)	329,108
Portsmouth	161,270	53,757	-	215,026	(3,910)	211,116
Rachel	218,441	72,814	-	291,255	-	291,255
Ratliff	241,684	80,561	-	322,245	(732)	321,513
Riverwood	217,223	72,408	10,721	300,352	(5,321)	295,031
Roanoke	253,193	84,398	-	337,591	(4,604)	332,988
Ross	252,016	84,005	-	336,021	-	336,021
Sansa	135,657	45,219	-	180,876	(411)	180,464
Sheezy	176,837	58,250	-	235,087	(5,895)	229,192
Sherwood	131,898	43,966	-	175,864	(2,798)	173,066
Summerglen	183,172	61,057	-	244,229	(4,441)	239,788
Tansel	246,162	82,054	-	328,216	(5,222)	322,994
Thomas	165,820	55,273	-	221,093	(4,020)	217,073
Tytus	196,851	65,617	-	262,468	(4,176)	258,292
Vanzant	267,416	88,750	-	356,166	-	356,166
Watson	133,058	44,353	-	177,411	(3,226)	174,185
Westhaven	192,956	64,319	-	257,274	(4,678)	252,596
Wheeler	157,535	52,512	-	210,047	(3,819)	206,227
Williamson	216,704	72,235	-	288,939	(3,940)	284,999
Woodland	121,075	40,358	7,252	168,685	(3,293)	165,392
Woodwind	192,730	64,243	-	256,974	(4,672)	252,302
Wynde	188,783	62,928	5,914	257,624	(4,300)	253,323
Wyndhurst	234,133	78,044	-	312,177	-	312,177
Zane	123,239	41,080	-	164,319	(2,241)	162,078
	$16,544,616	$5,510,078	$129,758	$22,184,452	$(270,143)	$21,914,309

For the periods ended December 31, 2024 and 2023, depreciation expense was $646,366 and $ 270,143.

NOTE 5: BRIDGE FINANCING, RELATED PARTY

The Series have obtained bridge financing from Arrived Short Term Notes, LLC, an affiliate of our Manager. There were no outstanding bridge financing, related party balances as of December 31, 2023. The following is a summary of the bridge financing by each Series as of December 31, 2024:

Series	Lender	Bridge Financing	Interest Rate	Term
Arrived TN Adams, LLC	Arrived Short Term Notes, LLC	$288,000	7.50%	18 Months
Arrived TN Bayne, LLC	Arrived Short Term Notes, LLC	328,683	7.50%	18 Months
Arrived MS Boxwood, LLC	Arrived Short Term Notes, LLC	308,000	7.50%	18 Months
Arrived VA Langley, LLC	Arrived Short Term Notes, LLC	318,000	7.50%	18 Months
Arrived AR Metallo, LLC	Arrived Short Term Notes, LLC	284,000	7.50%	18 Months
Arrived IN Presidio, LLC	Arrived Short Term Notes, LLC	229,000	7.50%	18 Months
Arrived KY Spangler, LLC	Arrived Short Term Notes, LLC	362,000	7.50%	18 Months
Arrived KY Tomlinson, LLC	Arrived Short Term Notes, LLC	232,000	7.50%	18 Months
		$2,349,683

Bridge financing, related party are secured by each Series’ property and are interest only with all of the accrued interest due on the maturity date or repayment date. As of December 31, 2024, all of the bridge financing mature in more than one year and thus are reflected as non-current liabilities on the consolidated and consolidating balance sheets. Interest expense associated with the bridge financing, related party for the periods ended December 31, 2024 and 2023 was $71,802 and $15,672, respectively.

NOTE 5: OPERATIONAL NOTES, RELATED PARTY

As of December 31, 2024, several Series obtained operational notes from a related party, Arrived Short Term Notes, LLC, in an aggregate amount of $78,300. These notes have a term of 18 months and bear interest at a rate of 7.5% per annum. The operational notes do not have any prepayment penalties. The proceeds were used for property improvements and other operating needs. Interest expense associated with these notes for the periods ended December 31, 2024 and 2023 was $313 and $0, respectively.

NOTE 6: MEMBERS’ EQUITY (DEFICIT)

Each Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Company (the “Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series’ business and affairs, managing the day-to-day affairs, and implementing the Series’ investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

Membership Interests

During the periods ended December 31, 2024 and 2023, the Series closed on its public offerings for the net proceeds of $5,071,976 and $21,056,436, respectively. The following table below outlines details of the offerings by each Series:

December 31, 2024
Series	# of Units Issued	Net proceeds from the issuance of membership units	Offering brokerage fee (1%)	Offering expense (2%)	Shares redeemed	Redemptions
Adams	-	$-	$-	$-	$-	$-
Antares	-	-	-	-	-	-
Aramis	-	650	-	(10)	-	-
Arkoma	-	-	-	-	-	-
Arya	-	-	-	-	-	-
Aspen	-	-	-	-	(10)	(100)
Athos	-	762	-	(12)	-	-
Barclay	-	289	-	11	-	-
Bayne	-	-	-	-	-	-
Bean	-	-	-	-	-	-
Bennett	-	-	-	-	-	-
Benny	-	-	-	-	(30)	(300)
Bluebell	-	-	-	-	-	-
Bowling	-	-	-	-	-	-
Boxwood	-	-	-	-	-	-
Bradford	-	-	-	-	-	-
Brookwood	-	-	-	-	(30)	(300)
Bryant	-	-	-	-	(30)	(300)
Caden	-	-	-	-	-	-
Camellia	-	-	-	-	-	-
Caterpillar	-	-	-	-	-	-
Chilhowee	-	-	-	-	-	-
Claremore	-	-	-	-	(30)	(300)
Collinison	-	-	-	-	-	-
Cordero	-	-	-	-	-	-
Cristalino	-	-	-	-	(10)	(100)
Ellie	-	-	-	-	-	-
Emelina	-	-	-	-	-	-
Ethan	-	-	-	-	-	-
Frances	32,873	304,290	3,277	6,583	-	-
Glenncrest	33,609	310,787	3,361	6,722	-	-
Gordon	-	-	-	-	-	-
Haikey	-	-	-	-	-	-
Hamblen	-	-	-	-	(30)	(300)
Hancock	-	-	-	-	(80)	(800)
Hardman	-	-	-	-	-	-

Haven	-	-	-	-	-	-
Haverhill	-	-	-	-	-	-
Haybridge	-	-	-	-	-	-
Hedgecrest	-	-	-	-	-	-
Helmerich	-	-	-	-	-	-
Hermanos	-	-	-	-	-	-
Holmes	-	-	-	-	-	-
Johnson	38,841	359,646	3,884	7,770	-	-
Keystone	-	-	-	-	-	-
Langley	-	-	-	-	-	-
Laurel	39,382	364,407	3,941	7,882	-	-
Layla	-	-	-	-	-	-
Liberty	-	658	-	(8)	-	-
Lithonia	-	-	-	-	(30)	(300)
Lola	-	-	-	-	-	-
Lucas	-	-	-	-	-	-
Macomber	-	-	-	-	-	-
Mallard	-	549	-	1	-	-
Marcy	-	-	-	-	-	-
Meridian	-	-	-	-	-	-
Metallo	-	-	-	-	-	-
Misty	40,764	377,301	4,076	8,163	-	-
Montgomery	-	-	-	-	-	-
Northbrook	-	-	-	-	-	-
Northridge	31,955	295,804	3,196	6,391	-	-
Oakland	36,033	333,402	3,603	7,215	-	-
Palmore	-	-	-	-	-	-
Pebblestone	-	-	-	-	-	-
Perdita	-	-	-	-	-	-
Phoebe	32,691	302,613	3,269	6,538	-	-
Pongo	-	-	-	-	-	-
Portsmouth	-	-	-	-	(30)	(300)
Presidio	-	-	-	-	-	-
Rachel	34,162	316,212	3,416	6,842	-	-
Ratliff	-	-	-	-	-	-
Riverwood	-	864	-	(14)	-	-
Roanoke	-	671	-	(11)	-	-
Robinson	38,515	356,598	3,852	7,711	-	-
Ross	39,374	364,451	3,937	7,882	-	-
Sansa	-	-	-	-	-	-
Sedgefield	36,080	334,076	3,608	7,216	-	-
Seneca	35,197	325,931	3,520	7,039	-	-
Sheezy	-	-	-	-	-	-
Sherwood	-	-	-	-	-	-
Spangler	-	-	-	-	-	-
Summerglen	-	-	-	-	-	-
Tansel	-	-	-	-	-	-
Thomas	-	-	-	-	-	-
Tomlinson	-	-	-	-	-	-
Tytus	-	699	-	(9)	-	-
Vanzant	41,585	384,745	4,159	8,317	-	-
Watson	-	-	-	-	(30)	(300)
Westhaven	-	-	-	-	(30)	(300)
Wheeler	-	-	-	-	-	-
Williamson	-	465	-	(5)	-	-
Woodland	-	-	-	-	-	-
Woodwind	-	-	-	-	-	-
Wynde	-	-	-	-	-	-
Wyndhurst	36,716	339,809	3,672	7,349	-	-
Zane	-	-	-	-	-	-
	547,777	$5,075,676	$54,770	$109,563	(370)	$(3,700)

December 31, 2023
Series	# of Units Issued	Net proceeds from the issuance of membership units	Offering brokerage fee (1%)	Offering expense (2%)
Antares	36,602	$338,767	$3,660	$7,323
Aramis	35,272	325,737	3,527	7,066
Arkoma	28,344	262,196	2,834	5,670
Arya	21,993	203,882	2,199	4,399
Aspen	31,483	290,592	3,149	6,299
Athos	34,352	317,232	3,435	6,883
Barclay	36,361	336,299	3,636	7,265
Bean	34,106	315,457	3,411	6,832
Bennett	25,108	231,957	2,511	5,022
Benny	30,467	281,819	3,052	6,119
Bluebell	35,507	328,666	3,551	7,103
Bowling	24,349	224,923	2,435	4,872
Bradford	36,134	334,496	3,613	7,231
Brookwood	32,866	303,880	3,290	6,580
Bryant	32,931	304,351	3,298	6,611
Caden	29,379	271,534	2,942	5,884
Camellia	30,809	284,971	3,083	6,166
Caterpillar	35,738	330,900	3,574	7,156
Chilhowee	37,653	347,392	3,765	7,533
Claremore	27,799	257,198	2,783	5,569
Collinison	35,607	329,596	3,561	7,123
Cordero	33,155	307,098	3,318	6,635
Cristalino	36,203	334,132	3,629	7,259
Ellie	33,474	309,658	3,347	6,695
Emelina	29,047	268,340	2,909	5,821
Ethan	23,365	216,125	2,339	4,677
Frances	-	-	-	-
Glenncrest	-	-	-	-
Gordon	30,443	281,165	3,044	6,091
Haikey	28,951	267,474	2,897	5,799
Hamblen	30,625	283,164	3,068	6,139
Hancock	31,987	296,090	3,209	6,431
Hardman	44,735	413,590	4,474	8,947

Haven	21,753	200,903	2,175	4,352
Haverhill	27,716	255,945	2,772	5,543
Haybridge	42,241	390,838	4,224	8,448
Hedgecrest	42,241	390,838	4,224	8,448
Helmerich	30,032	277,529	3,003	6,018
Hermanos	36,296	334,936	3,635	7,279
Holmes	21,217	196,322	2,128	4,260
Keystone	40,297	372,691	4,030	8,059
Layla	38,293	354,460	3,829	7,661
Liberty	29,816	275,433	2,982	5,975
Lithonia	33,143	306,290	3,319	6,641
Lola	35,610	329,623	3,561	7,126
Lucas	30,209	279,063	3,021	6,046
Macomber	32,715	302,176	3,272	6,543
Mallard	25,109	232,088	2,511	5,021
Marcy	21,995	203,902	2,200	4,399
Meridian	31,551	291,625	3,155	6,310
Montgomery	24,704	228,273	2,474	4,953
Northbrook	33,357	308,771	3,336	6,673
Northridge	-	-	-	-
Oakland	-	-	-	-
Palmore	24,173	223,658	2,417	4,835
Pebblestone	39,117	361,784	3,912	7,824
Perdita	39,218	362,584	3,922	7,844
Phoebe	-	-	-	-
Pongo	39,188	362,287	3,919	7,844
Portsmouth	25,822	238,923	2,585	5,172
Rachel	-	-	-	-
Ratliff	37,654	348,489	3,765	7,536
Riverwood	35,112	324,593	3,511	7,046
Roanoke	39,665	366,492	3,967	7,952
Ross	-	-	-	-
Sansa	21,995	203,902	2,200	4,399
Sheezy	27,235	251,518	2,724	5,459
Sherwood	21,451	198,895	2,145	4,290
Summerglen	28,678	264,954	2,868	5,738
Tansel	38,471	356,037	3,847	7,696
Thomas	25,863	238,767	2,586	5,197
Tytus	30,758	284,003	3,076	6,161
Vanzant	-	-	-	-
Watson	21,247	196,922	2,128	4,260
Westhaven	30,342	280,637	3,037	6,086
Wheeler	25,037	231,529	2,504	5,017
Williamson	33,603	310,534	3,360	6,726
Woodland	19,529	180,681	1,953	3,906
Woodwind	30,007	277,268	3,001	6,001
Wynde	29,828	275,551	2,986	5,973
Wyndhurst	-	-	-	-
Zane	20,062	186,045	2,006	4,019
	2,277,195	$21,056,436	$227,809	$455,936

In connection with the public offering, each Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. In accordance with the operating agreement, the Manager received the following reimbursements, deducted from the gross proceeds of the offering. During the periods ended December 31, 2024 and 2023, the following reimbursements and fees to Manager:

●	Out-of-pocket expenses: up to 2% of gross proceeds ($194,989) and ($455,936), respectively.

●	Sourcing fees: up to 3.5% of gross proceeds ($287,530) and ($671,620), respectively.

●	Financing and holding expenses: up to 2.5% of gross proceeds ($143,700) and ($363,850), respectively.

Distributions

During the periods ended December 31, 2024 and 2023, distributions to investors were made by 87 and 58 Series, respectively, totaling $1,182,761 and $360,941, which were recognized as a reduction of members’ capital.

The following table reflects the total 2024 and 2023 dividend distributions by Series:

Series	2024 Distributions	2023 Distributions
Adams	$-	$-
Antares	15,739	3,660
Aramis	15,551	-
Arkoma	14,682	3,118
Arya	8,841	-
Aspen	10,135	4,094
Athos	13,706	3,779
Barclay	18,107	3,636
Bayne	-	-
Bean	17,871	-
Bennett	14,261	8,788
Benny	13,472	9,151
Bluebell	17,824	3,906
Bowling	12,174	8,035
Boxwood	-	-
Bradford	17,127	3,252
Brookwood	14,429	10,527
Bryant	14,852	7,251
Caden	5,962	9,112
Camellia	14,912	10,785
Caterpillar	11,401	2,859
Chilhowee	14,836	13,555
Claremore	8,373	5,844
Collinison	13,954	-
Cordero	18,036	8,289
Cristalino	8,182	4,355
Ellie	8,302	-
Emelina	11,154	9,009
Ethan	7,310	4,673
Frances	18,377	-
Glenncrest	10,856	-
Gordon	16,165	3,349
Haikey	14,591	6,080
Hamblen	18,136	10,731
Hancock	13,859	6,734
Hardman	20,252	-
Haven	6,156	7,396
Haverhill	9,784	5,543
Haybridge	13,771	-
Hedgecrest	12,673	-
Helmerich	15,632	6,307
Hermanos	3,847	11,257
Holmes	12,836	7,644
Johnson	9,060	-
Keystone	19,661	-
Langley	-	-

Laurel	12,796	-
Layla	20,022	-
Liberty	8,885	3,578
Lithonia	11,667	9,954
Lola	18,054	-
Lucas	16,041	3,927
Macomber	15,114	3,599
Mallard	15,492	3,515
Marcy	12,048	-
Meridian	15,239	3,471
Metallo	-	-
Misty	-	-
Montgomery	5,904	2,969
Northbrook	12,872	-
Northridge	12,586	-
Oakland	11,779	-
Palmore	10,149	7,735
Pebblestone	19,593	-
Perdita	17,178	3,530
Phoebe	10,690	-
Pongo	18,418	3,919
Portsmouth	14,436	9,307
Presidio	-	-
Rachel	14,519	-
Ratliff	17,848	-
Riverwood	15,414	3,511
Roanoke	21,419	4,760
Robinson	1,579	-
Ross	20,947	-
Sansa	12,411	2,419
Sedgefield	9,092	-
Seneca	2,992	-
Sheezy	16,151	10,894
Sherwood	11,648	2,360
Spangler	-	-
Summerglen	15,228	10,037
Tansel	17,966	4,232
Thomas	14,918	9,311
Tomlinson	-	-
Tytus	17,993	3,691
Vanzant	17,674	-
Watson	12,755	4,681
Westhaven	12,496	10,934
Wheeler	15,248	9,264
Williamson	18,583	4,368
Woodland	11,444	2,734
Woodwind	12,513	9,902
Wynde	11,513	6,562
Wyndhurst	12,300	-
Zane	12,298	2,608
	$1,182,761	$360,491

NOTE 8: RELATED PARTY TRANSACTIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common control of the Series.

Due from (to) Related Party

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2024 and 2023, certain Series owed an aggregate of $361,246 and $2,974,360, respectively, to the Manager, including amounts related to the initial funding for certain Series’ property acquisitions. During the periods ended December 31, 2024 and 2023, certain Series repaid the Manager an aggregate of $313,073 and $21,142,616 from the Series’ respective offerings. As of December 31, 2024 and 2023, certain Series were owed an aggregate of $10,085 and $43,999 from the Manager. These advances are interest-free for short term due to (from) related party and do not have defined repayment terms.

Deemed Contributions

During the periods ended December 31, 2024 and 2023, certain Series received deemed contributions from the Manager, amounting to $51,247 and $73,746 respectively, in exchange for forgiveness of amounts previously due to Manager.

Management Compensation

The following table reflects details of the total fees paid by Series to the Manager for the periods ended December 31, 2024 and 2023.

Series	Sourcing fees	Financing and holding expenses	Offering expense	Asset management fee	Reimbursement of acquisition expenses	Property management fee, related party
Antares	$-	$-	$-	$-	$-	$(115)
Aramis	-	-	-	2,015	-	1,027
Arkoma	-	(640)	(10)	1,950	180	1,123
Arya	-	-	-	1,541	-	691
Aspen	-	-	-	1,170	-	499
Athos	-	-	-	1,607	-	356
Barclay	-	(750)	(12)	1,885	190	1,171
Bean	-	(300)	11	1,996	820	1,047
Bennett	-	-	-	-	-	6
Benny	-	-	-	1,903	-	1,219
Bluebell	-	-	-	1,270	-	305
Bowling	-	-	-	1,530	-	855
Bradford	-	-	-	1,950	-	1,195
Brookwood	-	-	-	1,248	-	237
Bryant	-	-	-	-	-	-
Caden	-	-	-	1,983	-	975
Camellia	-	-	-	1,683	-	337
Caterpillar	-	-	-	1,679	-	1,171
Chilhowee	-	-	-	1,500	-	(95)
Claremore	-	-	-	1,530	-	144
Collinison	-	-	-	1,950	-	263
Cordero	-	-	-	1,943	-	960
Cristalino	-	-	-	1,407	-	207
Ellie	-	-	-	1,806	-	1,219
Emelina	-	-	-	1,530	-	1,123
Ethan	-	-	-	1,860	-	1,327
Frances	-	-	-	1,863	-	(101)
Glenncrest	-	-	-	1,500	-	835
Gordon	-	-	-	1,158	-	576
Haikey	9,720	4,860	6,583	1,251	2,500	1,013
Hamblen	10,150	5,070	6,722	580	2,500	1,059
Hancock	-	-	-	1,658	-	979
Hardman	-	-	-	1,468	-	806
Haven	-	-	-	1,538	-	1,171

Haverhill	-	-	-	1,620	-	1,070
Haybridge	-	-	-	2,325	-	1,555
Hedgecrest	-	-	-	1,110	-	406
Helmerich	-	-	-	1,408	-	398
Hermanos	-	-	-	2,160	-	1,110
Holmes	-	-	-	2,160	-	784
Keystone	-	-	-	1,526	-	705
Layla	-	-	-	1,860	-	742
Liberty	-	-	-	1,058	-	499
Lithonia	11,410	5,700	7,770	815	2,500	635
Lola	-	-	-	2,081	-	1,186
Lucas	-	-	-	-	-	(61)
Bryant	11,730	5,860	7,882	1,173	2,500	1,207
Caden	-	-	-	2,104	-	1,148
Camellia	-	(650)	(8)	1,625	250	903
Caterpillar	-	-	-	1,698	-	(31)
Chilhowee	-	-	-	1,957	-	1,195
Claremore	-	-	-	1,658	-	1,123
Collinison	-	-	-	1,788	-	1,240
Cordero	-	(550)	1	1,352	610	835
Cristalino	-	-	-	1,170	-	415
Ellie	-	-	-	1,723	-	940
Emelina	-	-	-	-	-	-
Ethan	12,070	6,030	8,163	173	2,500	42
Frances	-	-	-	890	-	560
Glenncrest	-	-	-	1,692	-	734
Gordon	9,440	4,720	6,391	1,619	2,500	224
Haikey	10,740	5,370	7,215	461	2,500	980
Hamblen	-	-	-	1,200	-	523
Hancock	-	-	-	2,019	-	1,182
Hardman	-	-	-	2,161	-	1,036
Haven	9,660	4,830	6,538	552	2,500	759
Haverhill	-	-	-	2,161	-	1,126
Haybridge	-	-	-	1,278	-	883
Hedgecrest	-	-	-	-	-	-
Helmerich	10,100	5,050	6,842	1,299	2,500	765
Hermanos	-	-	-	2,075	-	926
Holmes	-	(850)	(14)	1,872	(294)	243
Keystone	-	(660)	(11)	2,178	130	1,739
Layla	11,330	5,660	7,711	324	2,500	164
Liberty	11,650	5,820	7,882	1,499	2,500	1,362
Lithonia	-	-	-	1,170	-	499
Lola	10,600	5,300	7,216	757	2,500	641
Lucas	10,320	5,160	7,039	442	2,500	185
Macomber	-	-	-	1,398	-	907
Mallard	-	-	-	1,138	-	499
Marcy	-	-	-	-	-	-
Meridian	-	-	-	1,412	-	770
Montgomery	-	-	-	2,122	-	1,459
Northbrook	-	-	-	1,316	-	290
Northridge	-	-	-	-	-	-
Oakland	-	(690)	(9)	1,690	240	1,123
Palmore	12,420	6,210	8,317	1,598	2,500	1,152
Pebblestone	-	-	-	1,058	-	499
Perdita	-	-	-	1,530	-	748
Phoebe	-	-	-	1,248	-	743
Pongo	-	(460)	(5)	1,853	190	1,291
Portsmouth	-	-	-	1,040	-	403
Rachel	-	-	-	1,530	-	305
Ratliff	-	-	-	1,500	-	1,051
Riverwood	10,890	5,440	7,349	1,401	2,500	1,151
Roanoke	-	-	-	1,060	-	384
	$162,230	$75,530	$109,563	$133,032	$39,816	$68,942

Series	Sourcing fees	Financing and holding expenses	Offering expense	Asset management fee	Reimbursement of acquisition expenses	Property management fee, related party
Antares	$10,850	$5,420	$7,323	$155	$2,500	$158
Aramis	10,500	5,890	7,066	300	2,500	17
Arkoma	8,290	4,450	5,670	237	2,500	358
Arya	6,300	3,150	4,399	90	2,500	-
Aspen	9,370	5,520	6,299	1,205	2,500	25
Athos	10,150	5,820	6,883	290	2,500	390
Barclay	10,740	5,670	7,265	307	2,500	610
Bean	10,240	5,120	6,832	293	2,500	22
Bennett	7,400	4,190	5,022	952	2,500	301
Benny	8,920	5,060	6,119	1,148	2,500	163
Bluebell	10,500	5,250	7,103	300	2,500	490
Bowling	7,280	3,980	4,872	1,040	2,500	370
Bradford	10,670	5,330	7,231	305	2,500	278
Brookwood	9,810	5,400	6,580	1,262	2,500	263
Bryant	9,790	5,560	6,611	1,120	2,500	577
Caden	8,750	4,680	5,884	1,250	2,500	570
Camellia	8,920	4,950	6,166	1,148	2,500	249
Caterpillar	10,500	5,250	7,156	300	2,500	137
Chilhowee	11,330	6,510	7,533	1,619	-	1,169
Claremore	8,200	4,540	5,569	938	2,500	328
Collinison	10,530	5,260	7,123	-	2,500	60
Cordero	8,920	5,580	6,635	1,020	2,500	628
Cristalino	10,850	6,260	7,259	1,395	2,500	-
Ellie	10,030	5,010	6,695	287	2,500	-
Emelina	8,750	4,650	5,821	1,250	2,500	574
Ethan	6,750	3,760	4,677	772	2,500	216
Frances	-	-	-	417	-	-
Glenncrest	-	-	-	435	-	-
Gordon	8,920	5,210	6,091	255	2,500	306
Haikey	8,560	4,780	5,799	978	2,500	368
Hamblen	8,960	5,220	6,139	1,025	2,500	775
Hancock	9,450	5,490	6,431	1,215	2,500	276
Hardman	13,560	6,780	8,947	-	2,500	66
Haven	6,470	3,630	4,352	925	2,500	281

Haverhill	8,210	4,690	5,543	1,056	2,500	-
Haybridge	12,600	6,300	8,448	-	2,500	-
Hedgecrest	12,600	6,300	8,448	-	2,500	-
Helmerich	8,900	4,870	6,018	1,017	2,500	428
Hermanos	10,850	6,260	7,279	1,550	2,500	963
Holmes	6,170	3,290	4,260	705	2,500	333
Keystone	12,130	6,060	8,059	-	2,500	-
Layla	11,320	5,660	7,661	162	2,500	-
Liberty	8,750	5,020	5,975	250	2,500	471
Lithonia	9,900	5,580	6,641	1,274	2,500	-
Lola	10,530	5,260	7,126	151	2,500	3
Lucas	8,920	5,040	6,046	255	2,500	590
Macomber	9,620	5,540	6,543	275	2,500	398
Mallard	7,280	4,190	5,021	208	2,500	426
Marcy	6,300	3,150	4,399	90	2,500	-
Meridian	9,270	5,150	6,310	265	2,500	462
Montgomery	7,170	4,170	4,953	1,263	2,500	-
Northbrook	9,860	4,930	6,673	-	2,500	-
Northridge	-	-	-	-	-	-
Oakland	-	-	-	461	-	-
Palmore	7,000	3,820	4,835	900	2,500	305
Pebblestone	11,770	5,880	7,824	-	2,500	-
Perdita	11,630	6,200	7,844	333	2,500	263
Phoebe	-	-	-	414	-	-
Pongo	11,630	6,200	7,844	333	2,500	354
Portsmouth	7,450	4,390	5,172	959	2,500	515
Rachel	-	-	-	433	-	-
Ratliff	11,170	5,580	7,536	160	2,500	60
Riverwood	10,080	5,890	7,046	288	2,500	253
Roanoke	11,720	6,520	7,952	335	2,500	441
Ross	-	-	-	500	-	-
Sansa	6,300	3,150	4,399	90	2,500	57
Sheezy	8,150	4,500	5,459	1,165	-	832
Sherwood	6,120	3,060	4,290	175	2,500	74
Summerglen	8,460	4,760	5,738	1,127	2,500	490
Tansel	11,420	5,710	7,696	327	2,500	216
Thomas	7,670	4,410	5,197	987	2,500	387
Tytus	9,100	5,240	6,161	260	2,500	392
Vanzant	-	-	-	533	-	-
Watson	6,170	3,290	4,260	705	2,500	227
Westhaven	8,920	5,040	6,086	1,148	2,500	474
Wheeler	7,280	4,040	5,017	832	2,500	423
Williamson	9,970	5,440	6,726	285	2,500	541
Woodland	5,600	3,150	3,906	160	2,500	135
Woodwind	8,920	4,880	6,001	1,148	2,500	339
Wynde	8,750	5,020	5,973	1,000	2,500	457
Wyndhurst	-	-	-	467	-	-
Zane	5,700	2,850	4,019	82	2,500	252
	$671,620	$363,850	$455,936	$48,355	$177,500	$21,588

NOTE 9: INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to federal and state net operating loss carryforwards. As of December 31, 2024 and 2023, the Company and Series had net deferred tax assets, before valuation allowance, of $9,751 and $207,983, solely attributable to net operating loss carryforwards.

The Company and Series recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company and Series considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company and Series assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to the current uncertainty of the future realization of the deferred tax assets.

Deferred tax assets were calculated using the Company’s and Series’ combined effective tax rates, which it estimated to be ranging from 21.0% to 28% based on the federal income tax rate of 21% and the state income tax rates of the respective Series. The effective rate is reduced to 0% for 2024 and 2023 due to the full valuation allowance on its net deferred tax assets.

The Company’s and Series’ ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. As of December 31, 2024 and 2023, the Company and Series had net operating loss carryforwards available to offset future taxable income in the amount of $37,225 and $799,703, respectively.

The Company’s and Series’ policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. As of January 1, 2024, the Company and Series had no unrecognized tax benefits and no charge during 2024, and accordingly, the Company and Series did not recognize any interest or penalties during 2024 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2024.

The Company and Series file U.S. and state income tax returns. With few exceptions, the income tax returns filed for the periods ending December 31, 2024 and 2023 and thereafter are subject to examination by the relevant taxing authorities. The Company and Series are not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 10: SUBSEQUENT EVENTS

On January 30, 2025, Arrived Fund Manager, LLC, a Delaware limited liability company, became the Manager of each Series. Arrived Holdings Inc., a Delaware corporation, is the sole member of Arrived Fund Manager, LLC.

Subsequent Offerings

The table below shows all Offerings, which have closed after the date of the financial statements through the date of this filing:

Series Member Name	Full Name	Address	Offering Closed Date	Offering Raised
Spangler	Arrived KY Spangler, LLC	2807 Bentwood Drive, Independence, KY 41051	2/3/2025	$454,310
Presidio	Arrived IN Presidio, LLC	4047 Little Bighorn Drive, Indianapolis, IN 46235	2/24/2025	286,710
Tomlinson	Arrived KY Tomlinson, LLC	955 Mossy Stone Court, Bowling Green, KY 42101	3/31/2025	292,890
				$1,033,910

ITEM 8. EXHIBITS

Exhibit No.	Description
2.1*	Certificate of Formation of Arrived Homes 3, LLC
2.2*	Amended and Restated Limited Liability Company Agreement of Arrived Homes 3, LLC
3.1*	Form of Series Designation of Arrived Series [*], a series of Arrived Homes 3, LLC
4.1*	Form of Subscription Agreement of Arrived Series [*], a Series of Arrived Homes 3, LLC
6.1*	Broker Dealer Agreement, dated January 4, 2023 between Arrived Homes 3, LLC and Dalmore Group, LLC
6.2*	Transfer Registrar Services Agreement, dated January 13, 2023, between Arrived Homes 3, LLC and Colonial Stock Transfer Company
6.3*	Form of Promissory Note
6.4*	Software and Services License Agreement, dated [*], 202[*], by and between North Capital Investment Technology, Inc. and Arrived Holdings, Inc.
6.5*	Form of Property Management Agreement dated [*], 202[*], between Marketplace Homes and Arrived Series [*], a series of Arrived Homes 3, LLC
6.6*	Purchase and Sale Agreement dated December 20, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Chilhowee property
6.6.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Chilhowee dated December 21, 2022 for Arrived Series Chilhowee property
6.7*	Purchase and Sale Agreement dated November 29, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Sheezy property
6.7.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sheezy dated November 30, 2022 for Arrived Series Sheezy property
6.8*	Purchase and Sale Agreement dated December 12, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Bowling Property
6.8.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bowling dated December 16,2022 for Arrived Series Bowling Property
6.9*	Purchase and Sale Agreement dated January 23, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Caden Property
6.9.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Caden dated January 22,2023 for Arrived Series Caden Property
6.10*	Purchase and Sale Agreement dated January 23, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Cristalino Property
6.10.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Cristalino dated December 21,2022 for Arrived Series Cristalino Property
6.10.2*	Counteroffer to Offer dated December 19, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Cristalino Property
6.10.3*	Addendum to Purchase and Sale Agreement dated December 16, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Cristalino Property

6.11*	Purchase and Sale Agreement dated January 5, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Emelina Property
6.11.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Emelina dated January 10, 2023 for Arrived Series Emelina Property
6.12*	Purchase and Sale Agreement dated December 20, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Haven Property
6.12.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Haven dated December 21,2022 for Arrived Series Haven Property
6.12.2*	Addendum to Purchase and Sale Agreement dated January 3, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Haven Property
6.13*	Purchase and Sale Agreement dated December 19, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Hermanos Property
6.13.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hermanos dated January 10, 2023 for Arrived Series Hermanos Property
6.13.2*	Counteroffer to Offer dated January 5, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Hermanos Property
6.14*	Form of Property Management Agreement dated [*], 202[*], between Great Jones and Arrived Series [*], a series of Arrived Homes 3, LLC
6.15*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Aspen Property
6.15.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Aspen dated February 28, 2023 for Arrived Series Aspen Property
6.16*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Bennett Property
6.16.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bennett dated February 28, 2023 for Arrived Series Bennett Property
6.17*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Brookwood Property
6.17.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Brookwood dated February 28, 2023 for Arrived Series Brookwood Property
6.18*	Purchase and Sale Agreement dated January 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Camellia Property
6.18.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Camellia dated January 23,2023 for Arrived Series Camellia Property.
6.19*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Haverhill Property
6.19.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Haverhill dated February 28, 2023 for Arrived Series Haverhill Property
6.20*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Lithonia Property
6.20.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lithonia dated February 28, 2023 for Arrived Series Lithonia Property
6.21*	Purchase and Sale Agreement dated January 24, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Palmore Property
6.21.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Palmore dated January 28, 2023 for Arrived Series Palmore Property

6.22*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Thomas Property
6.22.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Thomas dated January 28, 2023 for Arrived Series Thomas Property
6.23*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Woodwind Property
6.23.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Woodwind dated February 28, 2023 for Arrived Series Woodwind Property
6.24*	Form of Property Management Agreement dated [*], 202[*], between Mynd and Arrived Series [*], a series of Arrived Homes 3, LLC
6.25*	Purchase and Sale Agreement dated February 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Benny Property
6.25.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Benny dated February 22, 2023 for Arrived Series Benny Property
6.26*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Montgomery Property
6.26.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Montgomery dated February 24, 2023 for Arrived Series Montgomery Property
6.26.2*	Addendum to Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Montgomery Property
6.27*	Purchase and Sale Agreement dated February 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Portsmouth Property
6.27.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Portsmouth dated March 6, 2023 for Arrived Series Portsmouth Property
6.28*	Purchase and Sale Agreement dated March 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Summerglen Property
6.28.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Summerglen dated March 8, 2023 for Arrived Series Summerglen Property
6.28.2*	Addendum to Purchase and Sale Agreement dated February 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Summerglen Property
6.29*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Westhaven Property
6.29.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Westhaven dated February 24, 2023 for Arrived Series Westhaven Property
6.30*	Form of Property Management Agreement dated [*], 202[*], between Darwin Homes and Arrived Series [*], a series of Arrived Homes 3, LLC
6.31*	Purchase and Sale Agreement dated March 6, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Cordero Property
6.31.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Cordero dated March 7, 2023 for Arrived Series Cordero Property
6.32*	Purchase and Sale Agreement dated March 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Ethan Property
6.32.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ethan dated March 16, 2023 for Arrived Series Ethan Property

6.33*	Purchase and Sale Agreement dated March 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Hamblen Property
6.33.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hamblen dated March 10, 2023 for Arrived Series Hamblen Property
6.34*	Purchase and Sale Agreement dated February 25, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Holmes Property
6.34.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Holmes dated March 7, 2023 for Arrived Series Holmes Property
6.35*	Purchase and Sale Agreement dated February 25, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Watson Property
6.35.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Watson dated March 7, 2023 for Arrived Series Watson Property
6.36*	Purchase and Sale Agreement dated March 3, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Wheeler Property
6.36.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wheeler dated March 6, 2023 for Arrived Series Wheeler Property
6.37*	Purchase and Sale Agreement dated March 16, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Bryant Property
6.37.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bryant dated March 22, 2023 for Arrived Series Bryant Property
6.37.2*	Addendum to Purchase and Sale Agreement dated March 24, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Bryant Property
6.38*	Purchase and Sale Agreement dated March 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Claremore Property
6.38.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Claremore dated March 1, 2023 for Arrived Series Claremore Property
6.38.2*	Addendum to Purchase and Sale Agreement dated March 14, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Claremore Property
6.39*	Purchase and Sale Agreement dated February 6, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Haikey Property
6.39.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Haikey dated March 1, 2023 for Arrived Series Haikey Property
6.40*	Purchase and Sale Agreement dated March 24, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Hancock Property
6.40.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hancock dated March 28, 2023 for Arrived Series Hancock Property
6.41*	Purchase and Sale Agreement dated February 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Helmerich Property
6.41.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Helmerich dated March 1, 2023 for Arrived Series Helmerich Property
6.41.2*	Addendum to Purchase and Sale Agreement dated March 15, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Helmerich Property
6.42*	Purchase and Sale Agreement dated March 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Wynde Property

6.42.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wynde dated April 5, 2023 for Arrived Series Wynde Property
6.43*	Purchase and Sale Agreement dated April 18, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Arkoma Property
6.43.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Arkoma dated March 1, 2023 for Arrived Series Arkoma Property
6.43.2*	Addendum to Purchase and Sale Agreement dated March 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Arkoma Property
6.44*	Purchase and Sale Agreement dated March 17, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Gordon Property
6.44.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Gordon dated March 30, 2023 for Arrived Series Gordon Property
6.45*	Purchase and Sale Agreement dated March 30, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Lucas Property
6.45*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lucas dated April 4, 2023 for Arrived Series Lucas Property
6.46*	Purchase and Sale Agreement dated April 18, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Macomber Property
6.46.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Macomber dated March 1, 2023 for Arrived Series Macomber Property
6.47*	Purchase and Sale Agreement dated March 22, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Meridian Property
6.47.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Meridian dated March 28, 2023 for Arrived Series Meridian Property
6.47.2*	Counteroffer to Offer dated March 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Meridian Property
6.48*	Purchase and Sale Agreement dated March 27, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Perdita Property
6.48.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Perdita dated April 18, 2023 for Arrived Series Perdita Property
6.49*	Purchase and Sale Agreement dated March 27, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Pongo Property
6.49.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Pongo dated April 19, 2023 for Arrived Series Pongo Property
6.50*	Purchase and Sale Agreement dated March 22, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Woodland Property
6.50.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Woodland dated March 17, 2023 for Arrived Series Woodland Property
6.51*	Purchase and Sale Agreement dated April 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Antares Property
6.51.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Antares dated April 24, 2023 for Arrived Series Antares Property
6.51.2*	Counteroffer to Offer dated April 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Antares Property

6.52*	Purchase and Sale Agreement dated April 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Aramis Property
6.52.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Aramis dated April 14, 2023 for Arrived Series Aramis Property
6.53*	Purchase and Sale Agreement dated April 11, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Athos Property
6.53.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Athos dated April 13, 2023 for Arrived Series Athos Property
6.53.2*	Counteroffer to Offer dated April 11, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Athos Property
6.54*	Purchase and Sale Agreement dated April 11, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Barclay Property
6.54.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Barclay dated April 17, 2023 for Arrived Series Barclay Property
6.55*	Purchase and Sale Agreement dated September 29, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Bean Property
6.55.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bean dated September 2, 2023 for Arrived Series Bean Property
6.56*	Purchase and Sale Agreement dated April 6, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Bluebell Property
6.56.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bluebell dated April 17, 2023 for Arrived Series Bluebell Property
6.57*	Purchase and Sale Agreement dated April 6, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Bradford Property
6.57.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bradford dated April 6, 2023 for Arrived Series Bradford Property
6.58*	Purchase and Sale Agreement dated April 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Caterpillar Property
6.58.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Caterpillar dated April 21, 2023 for Arrived Series Caterpillar Property
6.58.2*	Addendum to Purchase and Sale Agreement dated April 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Caterpillar Property
6.59*	Purchase and Sale Agreement dated August 2, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Ellie Property
6.59.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ellie dated September 11, 2023 for Arrived Series Ellie Property
6.60*	Purchase and Sale Agreement dated March 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Liberty Property
6.60.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Liberty dated March 10, 2023 for Arrived Series Liberty Property
6.61*	Purchase and Sale Agreement dated March 9, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Mallard Property

6.61.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Mallard dated March 16, 2023 for Arrived Series Mallard Property
6.61.2*	Addendum to Purchase and Sale Agreement dated March 9, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Mallard Property
6.62*	Purchase and Sale Agreement dated March 17, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Riverwood Property
6.62.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Riverwood dated April 21, 2023 for Arrived Series Riverwood Property
6.63*	Purchase and Sale Agreement dated April 12, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Roanoke Property
6.63.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Roanoke dated April 13, 2023 for Arrived Series Roanoke Property
6.63.2*	Addendum to Purchase and Sale Agreement dated April 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Roanoke Property
6.64*	Purchase and Sale Agreement dated March 24, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Sherwood Property
6.64.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sherwood dated March 28, 2023 for Arrived Series Sherwood Property
6.65*	Purchase and Sale Agreement dated April 5, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Tansel Property
6.65.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Tansel dated April 18, 2023 for Arrived Series Tansel Property
6.66*	Purchase and Sale Agreement dated March 30, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Tytus Property
6.66.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Tansel dated April 5, 2023 for Arrived Series Tytus Property
6.67*	Purchase and Sale Agreement dated February 17, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Williamson Property
6.67.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Williamson dated March 6, 2023 for Arrived Series Williamson Property
6.68*	Purchase and Sale Agreement dated April 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Zane Property
6.68.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Zane dated April 13, 2023 for Arrived Series Zane Property
6.69*	Purchase and Sale Agreement dated September 1, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Arya Property
6.69.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Arya dated October 4, 2023 for Arrived Series Arya Property
6.70*	Purchase and Sale Agreement dated July 28, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Marcy Property
6.70.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Marcy dated October 4, 2023 for Arrived Series Marcy Property
6.71*	Purchase and Sale Agreement dated September 1, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Sansa Property
6.71.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sansa dated October 4, 2023 for Arrived Series Sansa Property

6.72*	Purchase and Sale Agreement dated September 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Haybridge Property
6.72.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Haybridge dated September 28, 2023 for Arrived Series Haybridge Property
6.72.2*	Addendum to Purchase and Sale Agreement dated September 9, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Haybridge Property
6.73*	Purchase and Sale Agreement dated September 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Hedgecrest Property
6.73.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hedgecrest dated September 28, 2023 for Arrived Series Hedgecrest Property
6.74*	Purchase and Sale Agreement dated September 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Layla Property
6.74.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Layla dated October 23, 2023 for Arrived Series Layla Property
6.75*	Purchase and Sale Agreement dated September 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Lola Property
6.75.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lola dated October 23, 2023 for Arrived Series Lola Property
6.76*	Purchase and Sale Agreement dated October 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Ratliff Property
6.76.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ratliff dated October 19, 2023 for Arrived Series Ratliff Property
6.77*	Purchase and Sale Agreement dated October 12, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Collinison Property
6.77.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Collinison dated October 30, 2023 for Arrived Series Collinison Property
6.78*	Purchase and Sale Agreement dated October 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Hardman Property
6.78.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hardman dated October 24, 2023 for Arrived Series Hardman Property
6.79*	Purchase and Sale Agreement dated September 28, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Keystone Property
6.79.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Keystone dated October 31, 2023 for Arrived Series Keystone Property
6.80*	Purchase and Sale Agreement dated October 9, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Northbrook Property
6.80.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Northbrook dated October 19, 2023 for Arrived Series Northbrook Property
6.81*	Purchase and Sale Agreement dated September 28, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Pebblestone Property
6.81.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Pebblestone dated October 31, 2023 for Arrived Series Pebblestone Property

6.82*	Purchase and Sale Agreement dated October 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Frances Property
6.82.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Frances dated October 19, 2023 for Arrived Series Frances Property
6.83*	Purchase and Sale Agreement dated November 7, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Northridge Property
6.83.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Northridge dated November 21, 2023 for Arrived Series Northridge Property
6.84*	Purchase and Sale Agreement dated October 31, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Rachel Property
6.84.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Rachel dated November 1, 2023 for Arrived Series Rachel Property
6.85*	Purchase and Sale Agreement dated October 31, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Ross Property
6.85.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ross dated November 1, 2023 for Arrived Series Ross Property
6.86*	Purchase and Sale Agreement dated November 3, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Vanzant Property
6.86.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Vanzant dated November 21, 2023 for Arrived Series Vanzant Property
6.87*	Purchase and Sale Agreement dated November 1, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Wyndhurst Property
6.87.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wyndhurst dated November 17, 2023 for Arrived Series Wyndhurst Property
6.88*	Purchase and Sale Agreement dated October 25, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Glenncrest Property
6.88.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Glenncrest dated November 1, 2023 for Arrived Series Glenncrest Property
6.89*	Purchase and Sale Agreement dated December 20, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Laurel Property
6.89.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Laurel dated January 19, 2024 for Arrived Series Laurel Property
6.90*	Purchase and Sale Agreement dated October 3, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Oakland Property
6.90.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Oakland dated October 19, 2023 for Arrived Series Oakland Property
6.91*	Purchase and Sale Agreement dated December 11, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Phoebe Property
6.91.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Phoebe dated December 13, 2023 for Arrived Series Phoebe Property

6.92*	Purchase and Sale Agreement dated June 14, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Johnson Property
6.92.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Johnson dated June 20, 2024 for Arrived Series Johnson Property
6.93*	Purchase and Sale Agreement dated January 8, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Sedgefield Property
6.93.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sedgefield dated January 22, 2024 for Arrived Series Sedgefield Property
6.94*	Purchase and Sale Agreement dated August 28, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Robinson Property
6.94.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Robinson dated September 5, 2024 for Arrived Series Robinson Property
6.95*	Purchase and Sale Agreement dated August 13, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Seneca Property
6.95.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Seneca dated August 23, 2024 for Arrived Series Seneca Property
6.96	Purchase and Sale Agreement dated October 10, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Adams Property
6.96.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Adams dated October 28, 2024 for Arrived Series Adams Property
6.97	Purchase and Sale Agreement dated October 18, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Bayne Property
6.97.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bayne dated October 28, 2024 for Arrived Series Bayne Property
6.98	Purchase and Sale Agreement dated October 8, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Boxwood Property
6.98.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Boxwood dated October 28, 2024 for Arrived Series Boxwood Property
6.99	Purchase and Sale Agreement dated October 4, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Langley Property
6.99.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Langley dated October 23, 2024 for Arrived Series Langley Property
6.100	Purchase and Sale Agreement dated October 30, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Metallo Property
6.100.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Metallo dated November 18, 2024 for Arrived Series Metallo Property
6.101	Purchase and Sale Agreement dated October 15, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Misty Property
6.101.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Misty dated October 29, 2024 for Arrived Series Misty Property
6.101.2	Counteroffer to Offer dated October 16, 2024 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Misty Property
6.102	Purchase and Sale Agreement dated October 14, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Presidio Property
6.102.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Presidio dated October 28, 2024 for Arrived Series Presidio Property
6.103	Purchase and Sale Agreement dated October 10, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Spangler Property
6.103.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Spangler dated October 30, 2024 for Arrived Series Spangler Property
6.104	Purchase and Sale Agreement dated October 11, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Tomlinson Property

*	Previously Filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARRIVED HOMES 3, LLC

By:	Arrived Fund Manager, LLC, its managing member

By:	/s/ Ryan Frazier
	Name:	Ryan Frazier
	Title:	Chief Executive Officer
	Date:	April 30, 2025

Pursuant to the requirements of Regulation A, this report has been signed by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Ryan Frazier		Chief Executive Officer of Arrived Holdings, Inc.	April 30, 2025
Ryan Frazier		(principal executive officer)
Chief Executive Officer and Director of Arrived Homes 3, LLC

/s/ Sue Korn		Principal Financial and	April 30, 2025
Sue Korn		Accounting Officer of Arrived Holdings, Inc.
Principal Financial and Accounting Officer of Arrived Homes 3, LLC

Arrived Fund Manager, LLC		Managing Member	April 30, 2025

By:	/s/ Ryan Frazier
Name:	Ryan Frazier
Title:	Chief Executive Officer